FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-19

MSBAM 2015-C26

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,048,168,904

(Approximate Total Mortgage Pool Balance)

$904,045,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

CIBC Inc.
Starwood Mortgage Funding III LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2015-C26

October 22, 2015

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

MSBAM 2015-C26	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$36,700,000	30.000%	(4)	2.94	1-58	14.6%	42.1%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$14,800,000	30.000%	(4)	4.88	58-59	14.6%	42.1%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$59,800,000	30.000%	(4)	7.25	59-112	14.6%	42.1%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$100,000,000	30.000%	(4)	8.17	98-98	14.6%	42.1%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$215,000,000	30.000%	(4)	9.51	112-117	14.6%	42.1%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$307,418,000	30.000%	(4)	9.81	117-118	14.6%	42.1%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$733,718,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa1(sf)/AAAsf/AAA(sf)	$77,302,000	22.625%	(4)	9.84	118-118	13.2%	46.6%
Class B	Aa3(sf)/AA-sf/AA-(sf)	$48,478,000	18.000%	(4)	9.91	118-119	12.4%	49.4%
Class C	A3(sf)/A-sf/A-(sf)	$44,547,000	13.750%	(4)	9.93	119-119	11.8%	51.9%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	Aa3(sf)/AA-sf/AAA(sf)	$125,780,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-D	NR/BBB-sf/BBB-(sf)	$60,270,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$60,270,000	8.000%	(4)	9.93	119-119	11.1%	55.4%
Class E	NR/BB-sf/BB(sf)	$26,204,000	5.500%	(4)	9.93	119-119	10.8%	56.9%
Class F	NR/B-sf/BB-(sf)	$10,482,000	4.500%	(4)	10.00	119-120	10.7%	57.5%
Class G	NR/NR/B-(sf)	$15,722,000	3.000%	(4)	10.01	120-120	10.5%	58.4%
Class H	NR/NR/NR	$31,445,903	0.000%	(4)	10.01	120-120	10.2%	60.2%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated the date hereof (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.
(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.
(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate.
(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero.
(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, if any. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-2

MSBAM 2015-C26	Structural Overview

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, if any, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The Class X-A, Class X-B and Class X-D Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class A-S and Class B Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will equal the certificate principal balance of the Class D Certificates outstanding from time to time.
(9)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-S and Class B Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class D Certificates as described in the Free Writing Prospectus.
(10)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the table. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-3

MSBAM 2015-C26	Structural Overview

Issue Characteristics

Offered Certificates:	$904,045,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C) and one interest-only class (Class X-A)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC (or, with respect to Excluded Special Servicer Mortgage Loans, Wells Fargo Bank, National Association or such other entity appointed under the pooling and servicing agreement)
Trustee:	Wilmington Trust, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trust Advisor:	Park Bridge Lender Services LLC
Initial Controlling Class Representative:	LNR Securities Holdings, LLC or an affiliate thereof
Cut-off Date:	November 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in November 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2015, not the actual day on which such scheduled payments were due
Expected Pricing Date:	Week of October 26, 2015
Expected Closing Date:	Week of November 9, 2015
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in December 2015
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in December 2015
Rated Final Distribution Date:	The Distribution Date in October 2048
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.
Bloomberg Ticker:	MSBAM 2015-C26 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-4

MSBAM 2015-C26	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates), until the principal balance of each such class has been reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D, Class C and Class B Certificates, in that order, (b) second, to reduce payments of principal on the Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal Entitlements:

Interest distributable on any class of certificates (other than the Class V and Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-5

MSBAM 2015-C26	Structural Overview

The Class V, Class R, Class X-A, Class X-B and Class X-D Certificates will not be entitled to principal distributions.
Special Servicer Compensation:

The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans and collections on any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan (other than any non-serviced mortgage loan), loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator to the holders of each class of principal balance certificates (other than the Class E, Class F, Class G and Class H Certificates) then entitled to distributions of principal on such distribution date, in an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all such classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to the holders of each class of the Class X-A and Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of the applicable class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date, and then, to the holders of the Class X-D Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of each class of Class X Certificates (other than the Class X-D Certificates). No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class V or Class R Certificates; however, if at any time the certificate principal balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, any prepayment premiums or yield maintenance charges collected during the related collection period in respect of each mortgage loan included in the issuing entity will be distributed by the certificate administrator on each class of principal balance certificates then entitled to distributions of principal on such distribution date, in an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all such classes of principal balance certificates on that distribution date and (b) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the related collection period.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E, Class F, Class G and Class H Certificates), is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates, then the Base Interest Fraction shall be equal to 1.0.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Structural Overview

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:

On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order: to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

A/B Whole Loans and Loan Pairs:	There are no “loan pairs” or “A/B whole loans” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.
Non-Serviced Loan Combinations:

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 535-545 Fifth Avenue secures on a pari passu basis (1) a mortgage loan (the “535-545 Fifth Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $110,000,000, representing approximately 10.5% of the initial pool balance, and (2) four pari passu promissory notes (one of which is currently held by the MSBAM 2015-C24 securitization trust, and the other three of which are currently held by Morgan Stanley Bank, N.A.) (collectively, the “535-545 Fifth Avenue non-serviced companion loan” and a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $200,000,000. The 535-545 Fifth Avenue mortgage loan and the 535-545 Fifth Avenue non-serviced companion loan are collectively referred to herein as the “535-545 Fifth Avenue non-serviced loan combination” and a “non-serviced loan combination.” The 535-545 Fifth Avenue non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C24 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Herald Center secures on a pari passu basis (1) a mortgage loan (together with the corresponding REMIC regular interest, the “Herald Center mortgage loan”) with an outstanding principal balance as of the cut-off date of $100,000,000, representing approximately 9.5% of the initial pool balance, and (2) three pari passu promissory notes (two of which, together with the corresponding REMIC regular interests, are currently held by the MSBAM 2015-C25 securitization trust, and one of which, together with the corresponding REMIC regular interest, is currently held by Morgan Stanley Mortgage Capital Holdings LLC) (collectively, the “Herald Center non-serviced companion loan” and a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $155,000,000. The Herald Center mortgage loan and the Herald Center non-serviced companion loan are collectively referred to herein as the “Herald Center non-serviced loan combination” and a “non-serviced loan combination.” The Herald Center non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C25 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 11 Madison Avenue secures (1) on a generally senior pari passu basis (a) a mortgage loan (the “11 Madison Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $91,700,000, representing approximately 8.7% of the initial pool balance, and (b) fourteen pari passu promissory notes (nine of which are currently held by the MAD 2015-11MD securitization trust, one of which is currently held by the COMM 2015-CCRE26 securitization trust, one of which is currently held by the WFCM 2015-NXS3 securitization trust, two of which are currently held by German American Capital Corporation and one of which are currently held by Wells Fargo Bank, National Association) (collectively, the “11 Madison Avenue non-serviced companion loan” and a “non-serviced companion loan”) with an aggregate outstanding principal balance as of the cut-off date of $642,130,000, and (2) on a generally subordinate basis relative to the 11 Madison Avenue mortgage loan and the 11 Madison Avenue non-serviced companion loan, three subordinate promissory notes (which are currently held by the MAD 2015-11MD securitization trust) (collectively, the “11 Madison Avenue B note” and each, a “B note”) with an aggregate outstanding principal balance as of the cut-off date of $310,670,000. The 11 Madison Avenue mortgage loan, the 11 Madison Avenue non-serviced companion loan and the 11 Madison Avenue B note are collectively referred to herein as the “11 Madison Avenue non-serviced loan combination” and a “non-serviced loan combination.” The 11 Madison Avenue non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MAD 2015-11MD trust and servicing agreement.

The portfolio of mortgaged properties identified on Appendix I to the Free Writing Prospectus as Coastal Equities Retail Portfolio secures on a pari passu basis (1) a mortgage loan (the “Coastal Equities Retail Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $24,000,000, representing approximately 2.3% of the initial pool balance, and (2) eight pari passu promissory notes (four of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Structural Overview

which are currently held by the MSBAM 2015-C24 securitization trust, and the other four of which are currently held by the MSBAM 2015-C25 securitization trust) (collectively, the “Coastal Equities Retail Portfolio non-serviced companion loan” and a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $145,000,000. The Coastal Equities Retail Portfolio mortgage loan and the Coastal Equities Retail Portfolio non-serviced companion loan are collectively referred to herein as the “Coastal Equities Retail Portfolio non-serviced loan combination” and a “non-serviced loan combination.” The Coastal Equities Retail Portfolio non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C24 pooling and servicing agreement.

As of the closing date for this securitization, no mortgage loans, other than the 535-545 Fifth Avenue mortgage loan, the Herald Center mortgage loan, the 11 Madison Avenue mortgage loan and the Coastal Equities Retail Portfolio mortgage loan, will have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the 535-545 Fifth Avenue mortgage loan, the Herald Center mortgage loan, the 11 Madison Avenue mortgage loan and the Coastal Equities Retail Portfolio mortgage loan, will be serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the 535-545 Fifth Avenue non-serviced loan combination, the Herald Center non-serviced loan combination, the 11 Madison Avenue non-serviced loan combination and the Coastal Equities Retail Portfolio non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

The other pooling and servicing agreement or trust and servicing agreement pursuant to which any non-serviced loan combination is serviced is referred to herein as the related “other servicing agreement.” With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and exclude any related B note).
Appraisal Reductions:

The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement (or the applicable other servicing agreement with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event (or, with respect to a non-serviced mortgage loan, 120 days following notice of the applicable appraisal event under the related other servicing agreement), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related serviced B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (provided that in the case of the 11 Madison Avenue non-serviced loan combination, such allocation will occur after the allocation of appraisal reductions first, to the 11 Madison Avenue B note).

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class; provided, that if at any time the certificate principal balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, a Subordinate Control Period will be deemed to be in effect; provided that with respect to any excluded mortgage loan, any controlling class certificates owned by a related borrower party will be deemed not to be outstanding with respect to such excluded mortgage loan (including for purposes of appointing the special servicer for such excluded mortgage loan) and the consent of any related borrower party with respect to such excluded mortgage loan will not be required with respect to any actions that would otherwise require the consent of the controlling class representative.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Structural Overview

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. Subject to the proviso in the definition of “Subordinate Control Period,” with respect to any Excluded Mortgage Loan, a Senior Consultation Period will be deemed to exist.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.

In particular, with respect to each non-serviced loan combination (other than the 535-545 Fifth Avenue non-serviced loan combination), the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced loan combination, in each case only during a Subordinate Control Period and a Collective Consultation Period; provided, that with respect to the 11 Madison Avenue non-serviced loan combination, the controlling class representative will not have any such consultation rights. With respect to the 535-545 Fifth Avenue non-serviced loan combination, the related control note will be included in the issuing entity, and the rights thereof will be exercisable by (i) during a Subordinate Control Period, the controlling class representative, (ii) during a Collective Consultation Period, the special servicer (in consultation with the controlling class representative) and (iii) during a Senior Consultation Period, the special servicer. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control and Consultation Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan.

In addition, with respect to each non-serviced loan combination (other than the 535-545 Fifth Avenue non-serviced loan combination and the 11 Madison Avenue non-serviced loan combination), the related controlling holder will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement and will have the right to replace the special servicer under such other servicing agreement with respect to such non-serviced loan combination. Notwithstanding any of the foregoing to the contrary, (i) with respect to the 535-545 Fifth Avenue non-serviced loan combination, the related control note will be included in the issuing entity (see “—Control Rights” above), and consequently, the 535-545 Fifth Avenue companion loan holder will not have the rights described in the preceding sentence (other than certain limited consultation rights), and (ii) with respect to the 11 Madison Avenue non-serviced loan combination, there is a control note, which is currently held by the MAD 2015-11MD securitization trust, but such securitization trust does not have a controlling class representative entitled to exercise the rights of the controlling note holder.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.
Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance); provided, that there will be deemed to be no controlling class representative with respect to any mortgage loan, A/B whole loan or loan pair with respect to which the controlling class representative, or any holder of more than 50% of the controlling class, is a Borrower Party (each, an “Excluded Mortgage Loan”). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates; provided, further, that if at any time the certificate principal balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Control Eligible Certificates that has an aggregate certificate principal balance greater than zero without regard to appraisal reductions. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Structural Overview

The initial controlling class representative is expected to be LNR Securities Holdings, LLC or an affiliate thereof.
Appraised-Out Class:	Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”
Appraisal Remedy:

The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies under the pooling and servicing agreement for this transaction in respect of a non-serviced mortgage loan.

Each servicing agreement related to a non-serviced loan combination (other than the 11 Madison Avenue non-serviced loan combination) has provisions similar to those in the prior paragraph as they relate to the applicable controlling class of certificates under the related securitization and appraisal remedies.

Sale of Defaulted Loans:

Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

With respect to each non-serviced mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the related other servicing agreement determines to sell the related non-serviced companion loan (or applicable portion thereof), such special servicer will be required to sell such non-serviced companion loan together and the related mortgage loan and any related B note together as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and such other servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan or Excluded Mortgage Loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan or Excluded Mortgage Loan) may be replaced by the controlling class representative, if any (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is not the special servicer that will be replaced or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

If any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder, if any, may have the right to replace the special servicer, with respect to such A/B whole loan or loan pair to the extent set forth in the related intercreditor agreement.

In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other servicing agreement that are substantially similar to

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Structural Overview

those described above for the special servicer under the pooling and servicing agreement for this transaction; provided, that with respect to the 535-545 Fifth Avenue non-serviced loan combination, the related control note will be included in the issuing entity, and the rights thereof (including the right to replace the applicable special servicer) will be exercisable by (i) during a Subordinate Control Period, the controlling class representative, (ii) during a Collective Consultation Period, the special servicer (in consultation with the controlling class representative) and (iii) during a Senior Consultation Period, the special servicer; provided, further, that with respect to the 11 Madison Avenue mortgage loan, there will be no controlling class representative related to the securitization of the related pari passu companion loan, and the related special servicer may only be removed by a vote of certificateholders under such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.
Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan will be serviced by another master servicer or special servicer under the other servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.
Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.
Excluded Special Servicer:

If the special servicer obtains knowledge that it has become a Borrower Party (as defined below) with respect to any mortgage loan (referred to herein as an “Excluded Special Servicer Mortgage Loan”), then the special servicer will be required to resign at its own cost with respect to such mortgage loan. The controlling class representative (during any Subordinate Control Period) will be entitled to appoint a separate special servicer that is not a Borrower Party (referred to as an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Mortgage Loan unless such Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, in which case the largest controlling class certificateholder (by certificate principal balance) that is not a Borrower Party will be entitled to appoint the Excluded Special Servicer. During any Collective Consultation Period the largest controlling class certificateholder (by certificate principal balance) that is not a Borrower Party will be entitled to appoint the Excluded Special Servicer. During any Senior Consultation Period, or if each controlling class certificateholder is a Borrower Party, certificateholders holding more than 50% of the exercised voting rights (provided certificateholders holding more than 20% or more of the total voting rights exercise their right to vote) will be entitled to appoint the Excluded Special Servicer; provided, that if such certificateholders do not appoint the Excluded Special Servicer within thirty (30) days of the special servicer’s notice of resignation, such resigning special servicer will be required to appoint the Excluded Special Servicer. If any such party referred to above is entitled (but not required) to appoint the excluded special servicer but does not so appoint within thirty (30) days, the resigning special servicer will be required to appoint the Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related mortgage loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all loans which are not Excluded Special Servicer Mortgage Loans).

As of the closing date, the mortgage loan secured by the mortgaged property identified on Appendix I to the Free Writing Prospectus as Plaza Vista, representing approximately 1.0% of the initial pool balance, is expected to be the only Excluded Special Servicer Mortgage Loan and Excluded Mortgage Loan related to the issuing entity. Wells Fargo Bank, National Association will act as Excluded Special Servicer with respect to such mortgage loan.

As used herein, “Borrower Party” means (a) a borrower, a mortgagor, a manager of a mortgaged property or any affiliate thereof, (b) solely with respect to the ten largest mortgage loans (based on cut-off date principal balance), any person that owns, directly or indirectly, 25% or more of the beneficial interests in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan as set forth in clause (c), or (c) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan (unless (1) acceleration was automatic under such mezzanine loan, (2) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (3) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan. For purposes of the foregoing definition, “affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person.

References herein to the “special servicer” mean individually or collectively, as the context may require, LNR Partners, LLC as special servicer with respect to all mortgage loans other than the Excluded Special Servicer

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-11

MSBAM 2015-C26	Structural Overview

Mortgage Loans and any non-serviced mortgage loans, and any Excluded Special Servicer as special servicer with respect to Excluded Special Servicer Mortgage Loans.
Trust Advisor:

The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such meeting to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related serviced B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult or consent with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:	The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.
Termination and Replacement of Trust Advisor:

The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-12

MSBAM 2015-C26	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	22	46	$605,449,740	57.8%
Bank of America, National Association	28	29	$204,769,800	19.5%
CIBC Inc.	9	11	$128,053,185	12.2%
Starwood Mortgage Funding III LLC	10	16	$109,896,178	10.5%
Total:	69	102	$1,048,168,904	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,048,168,904
Number of Mortgage Loans:	69
Average Cut-off Date Balance per Mortgage Loan:	$15,190,854
Number of Mortgaged Properties:	102
Average Cut-off Date Balance per Mortgaged Property:	$10,276,166
Weighted Average Mortgage Rate:	4.433%
% of Pool Secured by 5 Largest Mortgage Loans:	39.6%
% of Pool Secured by 10 Largest Mortgage Loans:	51.5%
% of Pool Secured by ARD Loans(2):	0.4%
Weighted Average Original Term to Maturity (months)(2):	119
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	5
% of Pool Secured by Single Tenant Mortgaged Properties:	3.0%
% of Pool Secured by Refinance Loans:	74.8%
% of Pool Secured by Acquisition Loans:	25.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	31.1%
% of Pool with Mezzanine Debt:	20.9%
% of Pool with Subordinate Mortgage Debt:	8.7%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.92x
Weighted Average UW NOI Debt Yield:	10.2%
Weighted Average UW NCF DSCR:	1.79x
Weighted Average UW NCF Debt Yield:	9.5%
Weighted Average Cut-off Date LTV Ratio(4):	60.2%
Weighted Average Maturity Date LTV Ratio(2)(4):	53.6%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSBAM 2015-C26	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	357
Weighted Average Remaining Amortization Term (months):	356
% of Pool Amortizing Balloon:	28.5%
% of Pool Interest Only followed by Amortizing Balloon:	39.4%
% of Pool Interest Only through Maturity(2):	32.1%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	34.5%
% of Pool with Soft Lockboxes:	4.0%
% of Pool with Springing Lockboxes:	56.8%
% of Pool with No Lockboxes:	4.8%

Reserves

% of Pool Requiring Tax Reserves:	80.5%
% of Pool Requiring Insurance Reserves:	41.2%
% of Pool Requiring Replacement Reserves:	75.8%
% of Pool Requiring TI/LC Reserves(5):	66.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	83.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	11.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.1%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2015.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loan and exclude any subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	535-545 Fifth Avenue(1)	New York	NY	Mixed Use	$110,000,000	10.5%	512,171	$605.27	1.37x	6.2%	49.2%	49.2%
2	MSMCH	Herald Center(2)	New York	NY	Mixed Use	$100,000,000	9.5%	249,063	$1,023.84	1.94x	9.1%	44.6%	44.6%
3	MSMCH	11 Madison Avenue(3)	New York	NY	Office	$91,700,000	8.7%	2,285,043	$334.49	3.89x	14.3%	32.5%	32.5%
4	MSMCH	Palmer Center	Colorado Springs	CO	Office	$73,717,026	7.0%	459,500	$160.43	1.34x	9.7%	70.9%	57.5%
5	CIBC	Wallace Student Housing Portfolio	Various	GA	Multifamily	$40,000,000	3.8%	943	$42,417.82	1.35x	8.7%	67.3%	59.5%
6	MSMCH	Skylight Office Tower	Cleveland	OH	Office	$27,350,000	2.6%	320,793	$85.26	1.84x	13.5%	64.1%	56.7%
7	SMF III	Market Square Plaza	Harrisburg	PA	Office	$26,350,000	2.5%	172,629	$152.64	1.30x	8.6%	70.7%	60.9%
8	MSMCH	Coastal Equities Retail Portfolio(4)	Various	Various	Retail	$24,000,000	2.3%	3,458,225	$48.87	1.48x	10.1%	72.5%	65.2%
9	MSMCH	Green Valley Corporate Center	Henderson	NV	Office	$23,662,049	2.3%	198,939	$118.94	1.46x	9.9%	68.2%	55.5%
10	BANA	Sunset Cove Apartments	Las Vegas	NV	Multifamily	$22,800,000	2.2%	392	$58,163.27	1.36x	8.5%	72.2%	65.9%
		Total/Wtd. Avg.				$539,579,075	51.5%			1.93x	9.7%	54.5%	50.0%

(1)	The 535-545 Fifth Avenue mortgage loan is part of a non-serviced loan combination that is evidenced by five pari passu promissory notes with an aggregate Cut-off Date principal balance of $310,000,000. The 535-545 Fifth Avenue mortgage loan is evidenced by one such promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-1, A-3, A-4 and A-5) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. Promissory Note A-1, which had an outstanding principal balance as of the Cut-off Date of $110,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and Promissory Notes A-3, A-4 and A-5, which had an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000, are expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” in the Free Writing Prospectus.

(2)	The Herald Center mortgage loan is part of a non-serviced loan combination evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000. Prior to the date hereof, such promissory notes (or interests therein) were contributed to one or more REMICs, and references herein to the Herald Center mortgage loan, non-serviced companion loan or non-serviced loan combination will be deemed to include the REMIC regular interests that correspond to the underlying promissory notes. The “Herald Center mortgage loan” is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $100,000,000. The “Herald Center non-serviced companion loan” is evidenced by the remaining pari passu promissory notes (Notes A-2, A-3 and A-4), which had an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000, and which are not included in the Issuing Entity. Promissory Notes A-2 and A-4, which had an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000, together with the corresponding REMIC regular interests, are expected to be held by the MSBAM 2015-C25 securitization trust on the closing date of this transaction. Promissory Note A-3, which had an outstanding principal balance as of the Cut-off Date of $40,000,000, together with the corresponding REMIC regular interest, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

(3)	The 11 Madison Avenue mortgage loan is part of a non-serviced loan combination evidenced by 16 pari passu senior promissory notes with an aggregate Cut-off Date principal balance of $764,330,000 and three junior notes with an aggregate Cut-off Date principal balance of $310,670,000, as follows: (i) the 11 Madison Avenue mortgage loan is evidenced by Promissory Notes A-2-C1 and A-2-C2 (two of the senior notes), with an aggregate principal balance as of the Cut-off Date of $91,700,000, (ii) the 11 Madison Avenue non-serviced companion loan is evidenced by Promissory Notes A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2 and A-3-S3 (nine of the senior notes), with an aggregate principal balance as of the Cut-off Date of $397,530,000 (which were included in the MAD 2015-11MD securitization trust), and Promissory Notes A-1-C1, A-1-C2, A-1-C3, A-3-C1 and A-3-C2 (five of the senior notes), with an aggregate principal balance as of the Cut-off Date of $275,100,000 (which are expected to be held by German American Capital Corporation and Wells Fargo Bank, National Association, or affiliates thereof or securitization transactions of which they are sponsors, on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time), and (iii) the 11 Madison Avenue B notes are evidenced by Promissory Notes B-1-S, B-2-S and B-3-S (the three junior notes), with an aggregate outstanding principal balance as of the Cut-off Date of $310,670,000 (which were included in the MAD 2015-11MD securitization trust). Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan but exclude the 11 Madison Avenue B notes. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the 11 Madison Avenue non-serviced loan combination, taking into account the 11 Madison Avenue B notes, are equal to 2.77x, 10.2% and 45.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 11 Madison Avenue Non-Serviced Loan Combination” in the Free Writing Prospectus.

(4)	The Coastal Equities Retail Portfolio mortgage loan is part of a non-serviced loan combination evidenced by 10 pari passu promissory notes with an aggregate Cut-off Date principal balance of $169,000,000. The Coastal Equities Retail Portfolio mortgage loan is evidenced by two such pari passu promissory notes (Notes A-6 and A-10) with an aggregate outstanding principal balance as of the Cut-off Date of $24,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-1, A-2, A-3, A-4, A-5, A-7, A-8 and A-9) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Promissory Notes A-1, A-2, A-3 and A-7, which had an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000, were contributed to the MSBAM 2015-C24 securitization trust. Promissory Notes A-4, A-5, A-8 and A-9, which had an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000, were contributed to the MSBAM 2015-C25 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	535-545 Fifth Avenue(1)	$110,000,000	$200,000,000	$310,000,000	MSBAM 2015-C24	Wells Fargo	Midland	MSBAM 2015-C26(2)	1.37x	6.2%	49.2%
2	MSMCH	Herald Center(3)	$100,000,000	$155,000,000	$255,000,000	MSBAM 2015-C25	Wells Fargo	Midland	MSBAM 2015-C25	1.94x	9.1%	44.6%
3	MSMCH	11 Madison Avenue(4)	$91,700,000	$672,630,000	$764,330,000	MAD 2015-11MD	Key Bank	Key Bank	MAD 2015-11MD(5)	3.89x	14.3%	32.5%
8	MSMCH	Coastal Equities Retail Portfolio(6)	$24,000,000	$145,000,000	$169,000,000	MSBAM 2015-C24	Wells Fargo	Midland	MSBAM 2015-C24	1.48x	10.1%	72.5%

(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the 535-545 Fifth Avenue non-serviced loan combination.

(2)	Servicing of the 535-545 Fifth Avenue non-serviced loan combination will be governed by the MSBAM 2015-C24 pooling and servicing agreement; however, the holder of the 535-545 Fifth Avenue mortgage loan (and, correspondingly, the parties designated to exercise the rights of such holder under the pooling and servicing agreement for this transaction) will be entitled to certain rights with respect to the servicing of the 535-545 Fifth Avenue non-serviced loan combination and replacement of the special servicer with respect to the 535-545 Fifth Avenue non-serviced loan combination, as described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

(3)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the Herald Center non-serviced loan combination.

(4)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the 11 Madison Avenue non-serviced loan combination.

(5)	With respect to the 11 Madison Avenue mortgage loan, there will be no controlling class representative related to the securitization of the related pari passu companion loan and B notes, and consequently, the related special servicer may only be removed by a vote of certificateholders under such securitization, and such special servicer will not be required to seek the consent of a controlling party with respect to major decisions in respect of the 11 Madison Avenue non-serviced loan combination.

(6)	See Footnote (4) to the table entitled “Top 10 Mortgage Loans” above for a description of the Coastal Equities Retail Portfolio non-serviced loan combination.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
3	MSMCH	11 Madison Avenue(1)	$91,700,000	$334.49	$310,670,000	3.89x	14.3%	32.5%	2.77x	10.2%	45.7%

(1)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the 11 Madison Avenue non-serviced loan combination.

Mortgage Loans with Mezzanine Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
2	MSMCH	Herald Center	$100,000,000	$1,023.84	$40,000,000(2)	1.94x	9.1%	44.6%	1.66x	7.9%	51.6%
3	MSMCH	11 Madison Avenue	$91,700,000	$334.49	$325,000,000	3.89x	14.3%	32.5%	1.97x	7.8%	59.6%
6	MSMCH	Skylight Office Tower	$27,350,000	$85.26	$5,500,000	1.84x	13.5%	64.1%	1.33x	11.2%	77.0%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, subordinate note(s) and the mezzanine debt, including, with respect to the Herald Center mortgage loan, the full principal amount of the $40,000,000 mezzanine facility.

(2)	The Herald Center borrower may permit its equity owners to pledge up to a 49% indirect interest in the Herald Center borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center mortgage loan documents and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or a debt yield of less than 8.5%. On August 24, 2015, the Herald Center borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two-year term credit facility to certain equity owners of the Herald Center borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center mortgage loan document conditions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	535-545 Fifth Avenue	New York	NY	Mixed Use	$110,000,000	10.5%	512,171	$605.27	1.37x	6.2%	49.2%	49.2%	CMSC 2006-C3
4	MSMCH	Palmer Center	Colorado Springs	CO	Office	$73,717,026	7.0%	459,500	$160.43	1.34x	9.7%	70.9%	57.5%	CSFB 2005-C5
5	CIBC	Wallace Student Housing Portfolio	Various	GA	Multifamily	$40,000,000	3.8%	943	$42,417.82	1.35x	8.7%	67.3%	59.5%	WBCMT 2006-C24
7	SMF III	Market Square Plaza	Harrisburg	PA	Office	$26,350,000	2.5%	172,629	$152.64	1.30x	8.6%	70.7%	60.9%	BACM 2005-6
11	MSMCH	Landmark at City Park	Houston	TX	Multifamily	$21,150,000	2.0%	288	$73,437.50	1.33x	8.3%	73.6%	65.9%	FREMF 2011-K702
13	SMF III	Columbus Self Storage Portfolio	Various	OH	Self Storage	$19,250,000	1.8%	302,390	$63.66	1.40x	8.8%	71.0%	65.2%	COMM 2013-CR7
15	BANA	Stoney Park Place Apartments	Shelby Township	MI	Multifamily	$17,550,000	1.7%	150	$117,000.00	1.39x	8.9%	75.0%	66.2%	MLCFC 2007-5
18	CIBC	Wynthrope Forest Apartments	Riverdale	GA	Multifamily	$16,200,000	1.5%	270	$60,000.00	1.36x	9.0%	73.0%	64.5%	MSBAM 2012-C6
22	MSMCH	Crossroads Center I & II	Springfield	OR	Retail	$14,643,440	1.4%	98,342	$148.90	1.81x	11.0%	60.1%	48.6%	MSC 2005 - HQ7
30	SMF III	Plaza Vista	Sierra Vista	AZ	Retail	$10,400,000	1.0%	227,110	$45.79	1.68x	11.6%	74.3%	65.2%	LBUBS 2004-C2
31	CIBC	Meadows Mobile Home Park	Fredericksburg	VA	Manuf. Housing	$9,500,000	0.9%	208	$45,673.08	1.32x	8.3%	70.7%	60.7%	BACM 2006-1
35	BANA	Sierra Apartments	Harlingen	TX	Multifamily	$7,360,000	0.7%	208	$35,384.62	1.72x	11.7%	74.9%	69.1%	MSC 2005-IQ10
40	SMF III	Thorn Run Crossing	Coraopolis	PA	Retail	$6,750,000	0.6%	49,067	$137.57	1.53x	10.3%	73.4%	63.2%	CD 2006-CD2
41	BANA	Devon Self Storage - Baltimore, MD	Baltimore	MD	Self Storage	$6,500,000	0.6%	64,084	$101.43	1.42x	9.1%	65.0%	57.4%	GECMC 2006-C1
43	CIBC	Fairmount Seattle	Seattle	WA	Mixed Use	$6,484,721	0.6%	32,957	$196.76	1.41x	9.2%	47.0%	38.6%	CD 2005-CD1
45	MSMCH	Best Western Plus International Speedway	Daytona Beach	FL	Hospitality	$6,286,718	0.6%	151	$41,633.90	1.60x	12.3%	67.6%	56.4%	BSCMS 2006-PW13
47	BANA	Hannaford Supermarket	Gardner	MA	Retail	$6,000,000	0.6%	42,382	$141.57	1.78x	11.2%	51.7%	44.4%	BSCMS 2006-PW12
49	MSMCH	The Ski.com Building	Aspen	CO	Office	$5,300,000	0.5%	22,860	$231.85	1.52x	10.2%	58.9%	54.3%	MSC 2006-HQ8
55	BANA	StorageOne - Henderson, NV	Henderson	NV	Self Storage	$4,450,000	0.4%	86,620	$51.37	3.29x	15.8%	38.0%	38.0%	GECMC 2005-C3
58	BANA	Shopko Nampa	Nampa	ID	Retail	$4,100,000	0.4%	90,446	$45.33	1.45x	10.2%	65.1%	56.3%	CGCMT 2006-C4
59	BANA	StorageOne - Las Vegas, NV	Las Vegas	NV	Self Storage	$4,000,000	0.4%	80,725	$49.55	2.67x	13.0%	49.8%	49.8%	GECMC 2005-C3
63	BANA	Olive Tree Plaza	Murrieta	CA	Retail	$3,352,004	0.3%	16,362	$204.87	1.48x	9.9%	66.0%	54.1%	MSC 2006-HQ8
65	BANA	Streetside at Vinings	Atlanta	GA	Retail	$3,281,250	0.3%	15,461	$212.23	1.44x	9.7%	75.0%	64.9%	MSC 2006-HQ8
67	CIBC	Palmer Plaza	Fort Collins	CO	Retail	$2,946,850	0.3%	24,256	$121.49	1.48x	10.1%	70.2%	57.9%	WBCMT 2006-C26
		Total				$425,572,009	40.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($14,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
32	MSMCH	El Paso Medical Office	TX	Office	$9,378,356	0.9%	$8,674,263	58.6%	53,051	$176.78	1.37x	9.7%	74.4%	68.8%	0	58
44	SMF III	Hollywood Medical Office	FL	Office	$6,400,000	0.6%	$6,101,468	41.2%	57,815	$110.70	1.64x	11.2%	58.2%	55.5%	23	59
		Total/Wtd. Avg.			$15,778,356	1.5%	$14,775,732	99.8%			1.48x	10.3%	67.8%	63.4%	9	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	13	$318,218,502	30.4%	4.284%	2.22x	11.8%	57.9%	50.2%
CBD	6	$237,117,026	22.6%	4.181%	2.47x	12.4%	54.8%	47.8%
Suburban	4	$54,376,108	5.2%	4.526%	1.50x	10.0%	66.7%	55.8%
Medical	3	$26,725,368	2.5%	4.704%	1.44x	10.0%	67.4%	59.8%
Mixed Use	7	$243,590,971	23.2%	4.239%	1.62x	7.9%	49.1%	48.1%
Office/Retail	4	$129,856,250	12.4%	3.987%	1.39x	6.9%	52.0%	50.9%
Retail/Office	2	$107,250,000	10.2%	4.508%	1.90x	9.0%	45.6%	45.3%
Multifamily/Retail	1	$6,484,721	0.6%	4.830%	1.41x	9.2%	47.0%	38.6%
Multifamily	18	$215,718,731	20.6%	4.542%	1.52x	9.4%	69.0%	61.6%
Garden	15	$175,718,731	16.8%	4.478%	1.56x	9.6%	69.4%	62.0%
Student Housing	3	$40,000,000	3.8%	4.820%	1.35x	8.7%	67.3%	59.5%
Retail	38	$107,176,965	10.2%	4.608%	1.57x	10.3%	68.8%	60.0%
Anchored	26	$64,853,576	6.2%	4.483%	1.61x	10.7%	70.1%	60.8%
Free Standing	5	$20,415,178	1.9%	4.763%	1.55x	9.6%	61.3%	55.7%
Unanchored	5	$14,256,207	1.4%	4.815%	1.49x	10.1%	73.0%	62.7%
Shadow Anchored	2	$7,652,004	0.7%	4.868%	1.40x	9.5%	69.9%	59.6%
Hospitality	6	$73,723,343	7.0%	4.842%	1.79x	13.0%	62.5%	49.4%
Limited Service	3	$37,786,718	3.6%	4.777%	1.76x	13.2%	62.6%	47.5%
Full Service	2	$25,462,023	2.4%	5.000%	1.90x	13.6%	61.0%	50.3%
Extended Stay	1	$10,474,601	1.0%	4.690%	1.65x	11.3%	65.9%	53.9%
Self Storage	14	$61,320,464	5.9%	4.681%	1.71x	10.2%	62.4%	56.3%
Self Storage	14	$61,320,464	5.9%	4.681%	1.71x	10.2%	62.4%	56.3%
Industrial	4	$14,619,928	1.4%	4.599%	1.52x	10.7%	73.8%	60.8%
Flex	4	$14,619,928	1.4%	4.599%	1.52x	10.7%	73.8%	60.8%
Manufactured Housing	2	$13,800,000	1.3%	4.772%	1.41x	9.0%	69.0%	59.8%
Manufactured Housing	2	$13,800,000	1.3%	4.772%	1.41x	9.0%	69.0%	59.8%
Total/Wtd. Avg.	102	$1,048,168,904	100.0%	4.433%	1.79x	10.2%	60.2%	53.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSBAM 2015-C26	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	4	$303,503,550	29.0%	3.988%	2.32x	9.6%	42.8%	42.7%
Texas	13	$101,750,744	9.7%	4.474%	1.54x	10.1%	70.0%	61.0%
Colorado	3	$81,963,876	7.8%	4.414%	1.36x	9.7%	70.1%	57.3%
Georgia	8	$77,884,504	7.4%	4.737%	1.52x	9.5%	68.4%	60.9%
California	7	$65,440,752	6.2%	4.739%	1.74x	11.0%	59.1%	52.3%
California – Northern(2)	3	$42,997,012	4.1%	4.800%	1.82x	11.4%	61.6%	54.8%
California – Southern(2)	4	$22,443,740	2.1%	4.621%	1.58x	10.3%	54.3%	47.5%
Nevada	4	$54,912,049	5.2%	4.448%	1.65x	10.0%	66.1%	58.0%
Ohio	7	$49,014,201	4.7%	4.797%	1.65x	11.5%	67.2%	60.5%
Pennsylvania	5	$43,945,000	4.2%	4.761%	1.36x	8.8%	70.2%	61.6%
Virginia	4	$32,320,491	3.1%	4.551%	1.74x	12.3%	63.8%	49.9%
Michigan	6	$31,115,178	3.0%	4.808%	1.42x	9.4%	71.5%	62.4%
North Carolina	7	$30,916,613	2.9%	4.722%	1.58x	11.4%	67.6%	53.7%
Washington	3	$24,948,780	2.4%	4.667%	1.39x	9.2%	58.6%	48.5%
Utah	2	$24,856,250	2.4%	4.614%	1.45x	9.7%	73.6%	66.2%
Florida	5	$21,929,807	2.1%	4.839%	1.65x	11.6%	66.8%	57.5%
New Mexico	2	$18,000,000	1.7%	4.685%	2.51x	17.3%	65.5%	53.4%
Mississippi	1	$16,250,000	1.6%	4.320%	1.40x	8.8%	69.1%	61.8%
Arizona	2	$15,500,000	1.5%	4.573%	1.69x	11.4%	70.7%	62.9%
Oregon	1	$14,643,440	1.4%	4.330%	1.81x	11.0%	60.1%	48.6%
Kentucky	2	$8,750,000	0.8%	4.648%	1.46x	9.4%	74.8%	64.6%
Maryland	1	$6,500,000	0.6%	4.810%	1.42x	9.1%	65.0%	57.4%
Massachusetts	1	$6,000,000	0.6%	4.620%	1.78x	11.2%	51.7%	44.4%
Idaho	1	$4,100,000	0.4%	4.904%	1.45x	10.2%	65.1%	56.3%
Illinois	1	$3,500,000	0.3%	4.299%	1.80x	12.5%	68.6%	59.9%
Tennessee	4	$2,641,420	0.3%	4.605%	1.48x	10.1%	72.5%	65.2%
Alabama	3	$2,016,568	0.2%	4.605%	1.48x	10.1%	72.5%	65.2%
Delaware	1	$1,789,349	0.2%	4.605%	1.48x	10.1%	72.5%	65.2%
Indiana	1	$1,675,740	0.2%	4.605%	1.48x	10.1%	72.5%	65.2%
Connecticut	1	$1,562,130	0.1%	4.605%	1.48x	10.1%	72.5%	65.2%
Louisiana	1	$383,432	0.0%	4.605%	1.48x	10.1%	72.5%	65.2%
South Carolina	1	$355,030	0.0%	4.605%	1.48x	10.1%	72.5%	65.2%
Total/Wtd. Avg.	102	$1,048,168,904	100.0%	4.433%	1.79x	10.2%	60.2%	53.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSBAM 2015-C26	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	18	65,343,833	6.2
5,000,001 - 10,000,000	21	144,136,903	13.8
10,000,001 - 15,000,000	9	107,735,362	10.3
15,000,001 - 25,000,000	14	261,835,781	25.0
25,000,001 - 50,000,000	3	93,700,000	8.9
50,000,001 - 75,000,000	1	73,717,026	7.0
75,000,001 - 100,000,000	2	191,700,000	18.3
100,000,001 - 110,000,000	1	110,000,000	10.5
Total:	69	$1,048,168,904	100.0%
Min: $1,298,728	Max: $110,000,000	Avg: $15,190,854

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	4	303,503,550	29.0
Texas	13	101,750,744	9.7
Colorado	3	81,963,876	7.8
Georgia	8	77,884,504	7.4
California	7	65,440,752	6.2
California – Northern(2)	3	42,997,012	4.1
California – Southern(2)	4	22,443,740	2.1
Nevada	4	54,912,049	5.2
Ohio	7	49,014,201	4.7
Pennsylvania	5	43,945,000	4.2
Virginia	4	32,320,491	3.1
Michigan	6	31,115,178	3.0
North Carolina	7	30,916,613	2.9
Washington	3	24,948,780	2.4
Utah	2	24,856,250	2.4
Florida	5	21,929,807	2.1
New Mexico	2	18,000,000	1.7
Mississippi	1	16,250,000	1.6
Arizona	2	15,500,000	1.5
Oregon	1	14,643,440	1.4
Kentucky	2	8,750,000	0.8
Maryland	1	6,500,000	0.6
Massachusetts	1	6,000,000	0.6
Idaho	1	4,100,000	0.4
Illinois	1	3,500,000	0.3
Tennessee	4	2,641,420	0.3
Alabama	3	2,016,568	0.2
Delaware	1	1,789,349	0.2
Indiana	1	1,675,740	0.2
Connecticut	1	1,562,130	0.1
Louisiana	1	383,432	0.0
South Carolina	1	355,030	0.0
Total:	102	$1,048,168,904	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	13	318,218,502	30.4
CBD	6	237,117,026	22.6
Suburban	4	54,376,108	5.2
Medical	3	26,725,368	2.5
Mixed Use	7	243,590,971	23.2
Office/Retail	4	129,856,250	12.4
Retail/Office	2	107,250,000	10.2
Multifamily/Retail	1	6,484,721	0.6
Multifamily	18	215,718,731	20.6
Garden	15	175,718,731	16.8
Student Housing	3	40,000,000	3.8
Retail	38	107,176,965	10.2
Anchored	26	64,853,576	6.2
Free Standing	5	20,415,178	1.9
Unanchored	5	14,256,207	1.4
Shadow Anchored	2	7,652,004	0.7
Hospitality	6	73,723,343	7.0
Limited Service	3	37,786,718	3.6
Full Service	2	25,462,023	2.4
Extended Stay	1	10,474,601	1.0
Self Storage	14	61,320,464	5.9
Self Storage	14	61,320,464	5.9
Industrial	4	14,619,928	1.4
Flex	4	14,619,928	1.4
Manufactured Housing	2	13,800,000	1.3
Manufactured Housing	2	13,800,000	1.3
Total/Wtd. Avg.	102	$1,048,168,904	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.501 - 4.000	2	201,700,000	19.2
4.001 - 4.500	17	260,051,676	24.8
4.501 - 5.000	46	557,531,781	53.2
5.001 - 5.500	4	28,885,447	2.8
Total:	69	$1,048,168,904	100.0%
Min: 3.560%	Max: 5.350%	Wtd Avg: 4.433%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	15,778,356	1.5
120	67	1,032,390,548	98.5
Total:	69	$1,048,168,904	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 - 60	2	15,778,356	1.5
98 - 120	67	1,032,390,548	98.5
Total:	69	$1,048,168,904	100.0%
Min: 58 mos.	Max: 120 mos.	Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	336,300,000	32.1
300	3	37,468,420	3.6
360	58	674,400,483	64.3
Total:	69	$1,048,168,904	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 357 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	336,300,000	32.1
297 - 300	3	37,468,420	3.6
351 - 360	58	674,400,483	64.3
Total:	69	$1,048,168,904	100.0%
Min: 297 mos.	Max: 360 mos.	Wtd Avg: 356 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	22	605,449,740	57.8
Bank of America, National Association	28	204,769,800	19.5
CIBC Inc.	9	128,053,185	12.2
Starwood Mortgage Funding III LLC	10	109,896,178	10.5
Total:	69	$1,048,168,904	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	39	413,477,500	39.4
Interest Only	8	336,300,000	32.1
Amortizing Balloon	22	298,391,404	28.5
Total:	69	$1,048,168,904	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	2	96,150,000	9.2
40.1 - 50.0	5	227,576,457	21.7
50.1 - 60.0	11	81,575,000	7.8
60.1 - 70.0	24	271,303,612	25.9
70.1 - 80.0	27	371,563,835	35.4
Total:	69	$1,048,168,904	100.0%
Min: 32.5%	Max: 75.0%	Wtd Avg: 60.2%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	4	109,726,457	10.5
40.1 - 50.0	12	301,683,440	28.8
50.1 - 60.0	29	348,403,152	33.2
60.1 - 70.0	24	288,355,856	27.5
Total:	69	$1,048,168,904	100.0%
Min: 32.5%	Max: 69.1%	Wtd Avg: 53.6%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.30 - 1.40	22	445,877,703	42.5
1.41 - 1.50	12	118,280,606	11.3
1.51 - 1.60	6	47,026,647	4.5
1.61 - 1.70	9	63,721,624	6.1
1.71 - 1.80	7	40,477,149	3.9
1.81 - 1.90	3	49,085,175	4.7
1.91 - 2.00	3	132,050,000	12.6
2.01 - 2.50	2	27,000,000	2.6
2.51 - 3.00	3	28,500,000	2.7
3.01 - 3.90	2	96,150,000	9.2
Total:	69	$1,048,168,904	100.0%
Min: 1.30x	Max: 3.89x	Wtd Avg: 1.79x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.2 - 8.0	2	114,600,000	10.9
8.0 - 8.5	5	64,285,000	6.1
8.5 - 9.0	10	158,144,059	15.1
9.0 - 9.5	9	179,561,715	17.1
9.5 - 10.0	7	130,140,685	12.4
10.0 - 10.5	6	49,126,850	4.7
10.5 - 11.0	6	46,568,368	4.4
11.0 - 11.5	4	27,624,601	2.6
11.5 - 12.0	9	72,862,487	7.0
12.0 - 13.0	4	19,755,139	1.9
13.0 - 14.0	2	38,350,000	3.7
14.0 - 15.0	3	124,700,000	11.9
15.0 - 16.0	1	4,450,000	0.4
16.0 - 17.3	1	18,000,000	1.7
Total:	69	$1,048,168,904	100.0%
Min: 6.2%	Max: 17.3%	Wtd Avg: 10.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSBAM 2015-C26	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	November 2015	November 2016	November 2017	November 2018	November 2019
Locked Out	100.0%	98.9%	83.3%	83.3%	83.3%
Yield Maintenance Total	0.0%	1.1%	16.7%	16.7%	16.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,048,168,904	$1,043,362,914	$1,038,054,573	$1,030,916,486	$1,021,309,125
% Initial Pool Balance	100.0%	99.5%	99.0%	98.4%	97.4%

Prepayment Restrictions	November 2020	November 2021	November 2022	November 2023	November 2024
Locked Out	83.8%	83.8%	83.9%	73.5%	69.1%
Yield Maintenance Total	16.2%	16.2%	16.1%	16.0%	17.8%
Open	0.0%	0.0%	0.0%	10.5%	13.1%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$995,670,852	$983,136,116	$970,000,355	$956,234,613	$841,890,690
% Initial Pool Balance	95.0%	93.8%	92.5%	91.2%	80.3%

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSBAM 2015-C26	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

MSBAM 2015-C26	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSBAM 2015-C26	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

545 Fifth Avenue

Floor
Encompass Digital Media Inc.
150 SF 10/2017
14
Vacant
11,345 SF
12
Encompass Digital Media Inc.
8,582 SF 10/2017
Vacant
2,921 SF
Capstone Equities, LLC
1,746 SF 6/2015
11
Source Financial Advisors, LLC
7,069 SF 11/2024
Orbitz, LLC
1,189 SF 11/2019
Telemetry Investments, LLC
2,517 SF 10/2017
The Vietnam Trade Promotion Center
1,648 SF 4/2019
10
Vacant
4,005 SF
Affrintata, Inc.
3,530 SF 11/2020
Learning Ally, Inc.
3,177 SF 1/2020
MDR Diagnostics, LLC
1,708 SF 2/2022
9
The Fragrance Foundation
3,643 SF 6/2018
Rand Thompson Consultants, LLC
2,376 SF 12/2020
Vacant
2,963 SF
Trans World Corporation
1,918 SF 3/2015
Onstream Media Corporation
1,736 SF 1/2018
8
545 5th Ave. Offices LLC
13,157 SF 5/2025
7
Laboratory Institute Of Merchandising
13,157 SF 5/2021
6
Manhattan Parking Systems Garage Corp.
3,425 SF 12/2017
Campus Travel, Inc.
1,752 SF 8/2016
Trachenberg Rodes & Friedberg
7,609 SF 4/2020
5
Vacant
9,228 SF
Forsyth of Canada
2,179 SF 10/2020
Maximira, Inc.
1,752 SF 1/2019
4
Prajapati Associates LLP
3,722 SF 12/2017
Hudson Management Associates LLC
3,474 SF 9/2016
Fundex Asset Management Corp.
2,437 SF 4/2018
Trident Corp. Services
1,545 SF 2/2020
Cushman & Wakefield Management Office
1,697 SF MTM
3
Gardiner & Theobold Inc.
3,495 SF 8/2025
Discovery Document Solutions Inc
2,958 SF 9/2019
Canadian Media Sales Inc.
1,921 SF 11/2019
Vacant
2,631 SF
Niletti Creations LTD
1,752 SF 10/2028
2
NBA Media Ventures, LLC (occupancy pending)
8,744 SF 12/2035
Ground
545 Fifth Avenue Bake LLC
4,300 SF 1/2017
NBA Media Ventures, LLC (occupancy pending)
4,010 SF 12/2035
Lobby
Vacant
6,114 SF
Basement
NBA Media Ventures, LLC (occupancy pending)
12,808 SF 12/2035
The Fragrance Foundation
125 SF 6/2018
Sub-Basement
Vacant
297 SF
RCN Business Solutions
MTM
Cablevision
8/2015
Vacant
177 SF
Cogent
146 SF MTM
Fragrance Foundation
401 SF MTM
Vacant
Building
MTM
2015 – 2016
2017 – 2018
2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSBAM 2015-C26	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

535-545 Fifth Avenue
535-545 Fifth Avenue
New York, NY 10017
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
Midtown Tunnel
Queens
495
FDR Drive
York Ave.
1st Ave.
2nd Ave.
3rd Ave.
Lexington Ave.
Park Ave.
Park Ave. South
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
Broadway
METRO NORTH
LONG ISLAND RAILROAD
W. 57th St.
E. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
Carnegie Hall
9 West 57th
Grand Army Plaza
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
909 Third
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
345 Park
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Tower 49
JPMorgan Chase Tower
Japan Society
News Corp. Building
Gershwin Theatre
Paramount Plaza
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
245 Park Avenue
485 Lexington
747 Third Avenue
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal (Metro North)
Chrysler Building
United Nations Headquarters
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Penn Station
Manhattan Mall
Madison Square Garden
NYU Medical Center
FERRY TO LONG ISLAND CITY
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
Metropolitan Life Building
Baruch College
Flatiron Building
Gramercy Park
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
HERALD SQUARE
34TH ST/ PENN STA.
33RD ST/ LEXINGTON
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
Upper West Side
Central Park
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Lincoln Tunnel
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSBAM 2015-C26	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$110,000,000			Location:	New York, NY 10017
Cut-off Date Balance(1):	$110,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	10.5%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Moinian			Year Built/Renovated(3):	1898; 1927/2009
Mortgage Rate:	3.860%			Size:	512,171 SF
Note Date:	2/11/2015			Cut-off Date Balance per Unit(1):	$605
First Payment Date:	4/6/2015			Maturity Date Balance per Unit(1):	$605
Maturity Date:	3/6/2025			Property Manager:	Cushman & Wakefield, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,251,651
Seasoning:	8 months			UW NOI Debt Yield(1):	6.2%
Prepayment Provisions:	LO (32); DEF (84); O (4)			UW NOI Debt Yield at Maturity(1):	6.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.37x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$12,386,282 (12/31/2014)
Additional Debt Balance:	$200,000,000			2nd Most Recent NOI:	$12,171,371 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine/Subordinate)			3rd Most Recent NOI:	$11,694,063 (12/31/2012)
Reserves(2)				Most Recent Occupancy(3):	82.2% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	72.7% (2014)
RE Tax:	$1,888,673	$629,558	N/A	3rd Most Recent Occupancy:	76.7% (2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$630,000,000 (1/1/2015)
Deferred Maintenance:	$126,764	$0	N/A	Cut-off Date LTV Ratio(1):	49.2%
Recurring Replacements:	$0	$8,509	N/A	Maturity Date LTV Ratio(1):	49.2%
TI/LC:	$8,094,462	$21,273	N/A
Other:	$6,909,955	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$310,000,000	100.0%	Loan Payoff(4):	$220,106,993	71.0%
			Reserves:	$17,019,854	5.5%
			Closing Costs(5):	$13,251,662	4.3%
			Return of Equity:	$59,621,491	19.2%
Total Sources:	$310,000,000	100.0%	Total Uses:	$310,000,000	100.0%

(1)	The 535-545 Fifth Avenue Mortgage Loan is part of the 535-545 Fifth Avenue Non-Serviced Loan Combination, which is comprised of five pari passu notes with an aggregate Cut-off Date principal balance of $310,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 535-545 Fifth Avenue Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserve includes $6,775,799 for free rent and $134,156 for outstanding litigation claims.

(3)	The 535-545 Fifth Avenue Property retail space is currently under renovation, and a new lease with NBA Media Ventures, LLC commenced on December 19, 2014. The NBA tenant is in possession of its space, and the store is currently estimated to open on or about December 1, 2015.

(4)	Loan payoff includes defeasance costs associated with a previous mortgage loan and the repayment of two mezzanine loans.

(5)	Closing costs include approximately $7,497,538 of tenant leasing commissions paid at loan closing.

The Mortgage Loan. The largest mortgage loan (the “535-545 Fifth Avenue Mortgage Loan”) is part of a non-serviced loan combination (the “535-545 Fifth Avenue Non-Serviced Loan Combination”) evidenced by five pari passu promissory notes with an aggregate Cut-off Date principal balance of $310,000,000, all of which are secured by a first priority fee mortgage encumbering two adjacent office and retail buildings located in New York City (collectively, the “535-545 Fifth Avenue Property”). Promissory Note A-2, in the original principal amount of $110,000,000, represents the 535-545 Fifth Avenue Mortgage Loan, and Promissory Notes A-1, A-3, A-4 and A-5, in the aggregate original principal amount of $200,000,000, collectively represent the “535-545 Fifth Avenue Non-Serviced Companion Loan.” A portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $110,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan, represented by Promissory Notes A-3, A-4 and A-5, in the aggregate original principal amount of $90,000,000, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 535-545 Fifth Avenue Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C24 pooling and servicing agreement. The holder of the 535-545 Fifth Avenue Mortgage Loan will be entitled to certain rights with respect to the servicing of the 535-545 Fifth Avenue Non-Serviced Loan Combination and replacement of the special servicer with respect to the 535-545 Fifth Avenue Non-Serviced Loan Combination, as described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSBAM 2015-C26	535-545 Fifth Avenue

The proceeds of the 535-545 Fifth Avenue Mortgage Loan were primarily used to defease a previous mortgage loan secured by the 535-545 Fifth Avenue Property and to pay related expenses, totaling approximately $189,447,918, to repay two related mezzanine loans and pay expenses, totaling approximately $30,659,075, to fund reserves, to pay closing costs and to return equity to the 535-545 Fifth Avenue Borrower. The previous mortgage loan secured by the 535-545 Fifth Avenue Property was included in the CSMC 2006-C3 securitization trust.

The Borrower and the Sponsor. The borrower is 535-545 Fee LLC (the “535-545 Fifth Avenue Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The 535-545 Fifth Avenue Borrower is majority indirectly owned and controlled by Joseph Moinian (54.5%), the nonrecourse carve-out guarantor, and Morad Ghadamian (28.3%).

Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles. Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings.

The Property. The 535-545 Fifth Avenue Property consists of two adjacent office and retail buildings located on Fifth Avenue, together spanning the entire block from East 44th Street to East 45th Street in New York, New York and totaling approximately 512,171 SF. Office space totals approximately 415,440 SF, retail space totals approximately 91,247 SF of street-level, lower-level and second-floor space, storage space totals approximately 3,781 SF, and miscellaneous space, including the management office, totals approximately 1,703 SF. 535 Fifth Avenue is a 36-story building constructed in 1927, and 545 Fifth Avenue is a 14-story building constructed in 1898. The two buildings are operated as a single property. The 535-545 Fifth Avenue Property is currently undergoing a retail redevelopment with an $11.0 million total budget. The redevelopment consists of reconfiguring the 535-545 Fifth Avenue Property retail space into four multi-level retail spaces with the inclusion of below-grade and second-floor space, and the installation of a new glass front façade.

A portion of the 535-545 Fifth Avenue Property retail space is currently undergoing a renovation to accommodate the 25,562 SF lease (5.0% of the net square footage) with NBA Media Ventures, LLC (the “NBA Lease”). The NBA Lease commenced on December 19, 2014, and the store is currently expected to open on or about December 1, 2015. Additionally, there are four retail tenants, representing approximately 7.9% of the net square footage, that occupy the 535-545 Fifth Avenue Property retail spaces on a short-term basis. Duane Reade, 5th Avenue Art & Antiques and Barami International Fashion each leases retail space at the 535-545 Fifth Avenue Property on a short-term basis or gives the 535-545 Fifth Avenue Borrower the option to terminate with a limited notice period. The lease to 545 Fifth Avenue Bake LLC can be terminated by the 535-545 Fifth Avenue Borrower for a cost of $1,700,000 with 60 days’ notice. The 535-545 Fifth Avenue Borrower is actively marketing these retail spaces to tenants at current market rental rates. The loan is structured with an upfront leasing reserve of $8,094,462 to pay the estimated costs associated with leasing these four retail spaces. See “—Escrows and Reserves” below for further discussion of reserves.

Major Tenants (by underwritten base rents).

NBA (25,562 SF, 5% of NRA, 26% of underwritten rent). NBA Media Ventures, LLC (“NBA”) leases 25,562 SF of retail space at the 535-545 Fifth Avenue Property. The space is on street level (4,010 SF), on the second floor (8,744 SF) and below grade (12,808 SF). The lease began on December 19, 2014, and has a current expiration date of December 31, 2035, with one five-year lease renewal option. There is a tenant termination option effective December 18, 2030, with 12 months of prior notice and payment of a termination fee equal to $1,142,945. The NBA will utilize the space as a NBA-related merchandise store. The store is currently scheduled to open on or about December 1, 2015. The information regarding the NBA Lease contained herein is subject to confidentiality provisions that require the related borrower and such tenant to keep the terms of the lease confidential (subject to certain exceptions, including an exception that permits the transaction parties to make disclosure of the terms of such lease in connection with this securitization).

Duane Reade (13,905 SF, 3% of NRA, 5% of underwritten rent). Duane Reade, Inc. (“Duane Reade”) currently leases 5,142 SF of ground-floor retail space and 8,763 SF of mezzanine retail space at the 535-545 Fifth Avenue Property. The lease began on August 1, 1999, expired on May 31, 2015, and was then extended for two years to May 31, 2017, with the right of either party to terminate the lease at any time with 90 days’ prior notice and without a termination fee. Duane Reade currently pays a base rental rate of $129.45 PSF. Underwriting is based on the prior rent of $103.55 PSF. The appraiser’s estimate of the market rent for the ground-floor space is currently $850 PSF, and the appraiser’s estimate of second-floor retail space is $200 PSF. The 535-545 Fifth Avenue Borrower is marketing the Duane Reade space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant. Duane Reade currently operates over 250 stores in New York. Duane Reade is a subsidiary of Walgreens Boots Alliance (NASDAQ: WBA).

Laboratory Institute of Merchandising (30,160 SF, 6% of NRA, 4% of underwritten rent). Laboratory Institute of Merchandising (“LIM”) College leases 30,160 SF of office space, pursuant to two separate leases, at the 535-545 Fifth Avenue Property. The leases began on May 1, 2006 and May 10, 2006, and both have a current expiration date of May 31, 2021. LIM is a private college that was founded in 1939 and which offers degrees in various aspects of the fashion industry. For the Fall 2014 term, the college enrolled approximately 1,552 undergraduate students and 185 graduate students.

Penton Learning Systems (27,153 SF, 5% of NRA, 4% of underwritten rent). Penton Learning Systems (“Penton”) leases 27,153 SF of office space at the 535-545 Fifth Avenue Property. The lease began on January 20, 2005, was expanded on May 9, 2005 and on April 26, 2007, and has a current expiration date of May 31, 2025. Penton, which does business as the International Quality and Productivity Center, designs and develops short courses/seminars in the fields of quality management, project management, and strategic planning and implementation.

5th Avenue Art & Antiques (16,631 SF, 3% of NRA, 4% of underwritten rent). 5th Avenue Art & Antiques leases 4,321 SF of ground-floor retail space and 12,310 SF of subgrade retail space at the 535-545 Fifth Avenue Property. The current lease began on January 1, 2014 on a month to month basis. 5th Avenue Art & Antiques currently pays a base rental rate of $72.15 PSF, the appraiser’s estimate of market rent for the ground-floor space is currently $850 PSF and the appraiser’s estimate of market rent for the subgrade retail space is $150 PSF. The 535-545 Fifth Avenue Borrower is marketing the 5th Avenue Art & Antiques space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSBAM 2015-C26	535-545 Fifth Avenue

The following table presents a summary regarding the largest tenants at the 535-545 Fifth Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Anchor/Major Tenants
Laboratory Institute of Merchandising	NR/NR/NR	30,160	6%	$1,296,880	4%	$43.00	5/31/2021
Penton Learning Systems	NR/NR/NR	27,153	5%	$1,221,885	4%	$45.00	5/31/2025
NBA(2)	NR/NR/NR	25,562(3)	5%	$7,500,000	26%	$293.40	12/31/2035(4)
Gardiner & Theobald Inc.	NR/NR/NR	22,737	4%	$1,037,850	4%	$45.65	8/7/2025(5)
Empire Offices 535 Holdings	NR/NR/NR	19,096	4%	$853,400	3%	$44.69	8/31/2021
Subtotal/Wtd. Avg.		124,708	24%	$11,910,016	41%	$95.50

Other Tenants		296,143	58%	$17,262,684	59%	$58.29
Vacant Space		91,320	18%	$0	0%	$0.00
Total/Wtd. Avg.		512,171	100%	$29,172,699	100%	$69.32

(1)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(2)	The NBA tenant is not yet in occupancy. The tenant has possession of its space and is expected to open on or about December 1, 2015.

(3)	The NBA space is comprised of approximately 4,010 SF of ground-floor retail space, 8,744 SF of second-floor retail space and 12,808 SF of below-grade retail space.

(4)	The NBA tenant has a lease termination option effective December 18, 2030 with 12 months’ notice and payment of a termination fee.

(5)	Gardiner & Theobald Inc. Tenant SF includes 3,785 SF of space that expires on August 23, 2025.

The following table presents certain information relating to the lease rollover at the 535-545 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	36,961	$77.26	7%	7%	$2,855,469	10%	10%
2015	6	10,265	$78.70	2%	9%	$807,855	3%	13%
2016	5	14,850	$58.40	3%	12%	$867,189	3%	16%
2017	13	56,254	$65.87	11%	23%	$3,705,697	13%	28%
2018	6	18,652	$55.46	4%	27%	$1,034,347	4%	32%
2019	10	30,762	$50.77	6%	33%	$1,561,741	5%	37%
2020	13	41,031	$48.71	8%	41%	$1,998,753	7%	44%
2021	4	54,089	$44.15	11%	51%	$2,388,016	8%	52%
2022	3	25,219	$50.66	5%	56%	$1,277,701	4%	57%
2023	5	19,896	$51.43	4%	60%	$1,023,298	4%	60%
2024	4	17,773	$50.91	3%	64%	$904,856	3%	63%
2025	10	67,785	$46.76	13%	77%	$3,169,552	11%	74%
2026	0	0	$0.00	0%	77%	$0	0%	74%
2027	0	0	$0.00	0%	77%	$0	0%	74%
2028 & Beyond	4	27,314	$277.45	5%	82%	$7,578,227	26%	100%
Vacant	0	91,320	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	98	512,171	$69.32	100.0%		$29,172,699	100.0%

(1)	Information is based on the underwritten rent roll as of the August 1, 2015 Cut-off Date for the MSBAM 2015-C24 securitization trust.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 535-545 Fifth Avenue Property is located in New York, New York, within the Grand Central office submarket of Midtown, Manhattan, on Fifth Avenue between East 44th and East 45th Streets, and within the Lower Fifth Avenue retail submarket. As of September 30, 2014, the overall midtown office vacancy rate was 11.0%, and the weighted-average asking rent was $73.72 PSF. As of September 30, 2014, the Grand Central submarket overall vacancy rate was 12.0%, and the weighted-average asking rent was $62.98 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSBAM 2015-C26	535-545 Fifth Avenue

The following table presents leasing data at seven directly competitive office properties with respect to the 535-545 Fifth Avenue Property:

Directly Competitive Property Summary
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent Low to High
500 Fifth Avenue	600,813	25,399	0	95.77%	95.77%	N/A	N/A
521 Fifth Avenue	339,901	14,377	0	95.77%	95.77%	$68.00	$75.00
529 Fifth Avenue	237,408	15,548	0	93.45%	93.45%	$55.00	$55.00
551 Fifth Avenue	305,000	32,987	6,909	89.18%	86.92%	$60.00	$68.00
485 Madison Avenue	264,000	73,775	0	72.05%	72.05%	$54.00	$54.00
501 Madison Avenue	169,000	17,148	0	89.85%	89.85%	$57.00	$68.00
11 West 42nd Street	744,770	0	0	100.0%	100.0%	N/A	N/A
Total	2,660,892	179,234	6,909
Average	380,127	25,605	987	93.26%	93.0%	$54.00	$75.00

Source: Appraisal

In addition to the above comparable office properties, the appraisal provides seven comparable retail leases on Fifth Avenue between 45th and 49th Streets. The comparable retail lease rates range from $738 PSF to $1,200 PSF for ground-floor space. The comparable subgrade retail rents range from $25 PSF to $100 PSF, excluding one basement space that was included at no additional cost. Second-floor comparable retail rents range from $60 PSF to $200 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 535-545 Fifth Avenue Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	Assumed with Retail Space “Marked to Market”(1)	UW	UW PSF
Base Rent	$23,641,463	$17,675,029	$19,443,274	$20,259,243	$26,939,680	$49,526,495	$29,718,569	$58.02
Total Recoveries	$4,938,359	$3,804,669	$3,824,979	$3,761,644	$3,200,556	$3,689,298	$3,689,298	$7.20
Other Income	$0	$0	$0	$0	$437,913	$338,889	$338,889	$0.66
Discounts Concessions	$0	$0	$0	$0	($983,217)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,917,127)	($2,056,039)	$0	$0.00
Effective Gross Income	$28,579,822	$21,479,698	$23,268,253	$24,020,887	$24,677,806	$51,498,643	$33,746,755	$65.89
Total Expenses	$12,118,406	$11,977,467	$11,574,190	$11,849,516	$12,291,524	$14,495,105	$14,495,104	$28.30
Net Operating Income	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$37,003,538	$19,251,651	$37.59
Capital Expenditures	$0	$0	$0	$0	$0	$174,138	$174,138	$0.34
TI/LC	$0	$0	$0	$0	$0	$2,485,201	$2,485,201	$4.85
Net Cash Flow	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$34,344,199	$16,592,312	$32.40

Occupancy %	85.0%	76.2%	76.2%	76.7%	72.7%	87.0%	82.2%
NOI DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	3.05x	1.59x
NCF DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	2.83x	1.37x
NOI Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.9%	6.2%
NCF Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.1%	5.4%
Average Annual Rent PSF(2)	$54.65	$45.21	$48.93	$50.58	$58.02	$106.48	$70.62

(1)	The 535-545 Fifth Avenue Property retail space is currently undergoing a redevelopment. Four in-place retail tenants (Duane Reade, 5th Avenue Art & Antiques, 545 Fifth Avenue Bakery (“Europa Café”) and Barami International Fashion) currently pay rents that are substantially below the appraiser’s estimate of current market rents. The spaces associated with these four tenants are “Marked to Market” for informational purposes only. The appraiser’s estimate of market rent may or may not be achieved. A comparison of the current annual contractual rent for each of these tenants and the currently vacant retail space to the appraiser’s estimate of current market annual base rent is provided immediately below:

	Current Total Annual Base Rent	Appraiser’s Estimate of Total Annual Market Base Rent
Duane Reade	$1,800,000	$6,123,300
5th Avenue Art & Antiques	$1,200,000	$5,519,350
545 Fifth Avenue Bakery (“Europa Café”)	$500,004	$5,107,200
Barami International Fashion	$660,000	$2,553,800
Vacant Second Floor and Mezzanine Retail (24,985 SF)	$0	$4,772,550

Total:	$4,160,004	$24,076,200

(2)	Average Annual Rent PSF is based on the historical financials and the occupied SF according to 535-545 Fifth Avenue Borrower provided occupancy reports. Vacant space is excluded from the calculation. The “Marked to Market” column Average Annual Rent PSF assumes the current occupancy plus approximately 24,985 SF of currently vacant retail space marked as occupied for a total assumed occupancy of 87.0% divided into the “Marked to Market” base rent net of vacancy.

Escrows and Reserves. The 535-545 Fifth Avenue Borrower deposited $1,888,673 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 535-545 Fifth Avenue Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the 535-545 Fifth Avenue Borrower maintains insurance under an acceptable blanket insurance policy). The 535-545 Fifth Avenue Borrower is required to make monthly deposits of $8,509 for replacement reserves. The 535-545 Fifth Avenue Borrower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSBAM 2015-C26	535-545 Fifth Avenue

deposited in escrow at loan origination $8,094,462 (of which approximately $4,403,966 remains in such reserve) and is required to make monthly deposits of $21,273 for TI/LC reserves. The 535-545 Fifth Avenue Borrower deposited in escrow at loan origination $126,764 for certain immediate repairs. The 535-545 Fifth Avenue Borrower also (x) deposited in escrow $6,775,799 at loan origination for future rent credits or abatements under existing leases listed on a schedule attached to the 535-545 Fifth Avenue Mortgage Loan agreement, including $5,000,000 of remaining (as of loan closing) free rent associated with the NBA Lease (of which approximately $1,424,219 remains in such reserve), which amount is required to be disbursed into the lockbox account as such rent credits and abatements under existing leases are utilized and (y) deposited in escrow $134,156 at loan origination (of which approximately $87,620 remains) for outstanding litigation claims against the 535-545 Fifth Avenue Borrower and/or Mr. Joseph Moinian (“535-545 Fifth Avenue Guarantor”) set forth on a schedule attached to the 535-545 Fifth Avenue Mortgage Loan agreement, which amount is required to be disbursed to either (a) the 535-545 Fifth Avenue Borrower upon the applicable claim being satisfied or resolved in favor of the 535-545 Fifth Avenue Borrower and/or 535-545 Fifth Avenue Guarantor or (b) the applicable claimant.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan has in-place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the 535-545 Fifth Avenue Non-Serviced Loan Combination, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” to disburse, during a Cash Sweep Event Period to the 535-545 Fifth Avenue Borrower, (a) the operating expenses for the operation and maintenance of the 535-545 Fifth Avenue Property as set forth in the annual budget approved by the lender to the extent that such expenses are actually incurred by the 535-545 Fifth Avenue Borrower (excluding payments into the reserves as described above under “—Escrows and Reserves” or any other expenses for which the 535-545 Fifth Avenue Borrower is required to be reimbursed from or which are required to be paid out of such reserves) and (b) any extraordinary operating or capital expenses not set forth in such annual budget or allotted for in such reserves and reasonably approved by the lender, and to disburse any excess to the 535-545 Fifth Avenue Borrower; provided, that if a Cash Sweep Event Period has occurred and is continuing, then any excess will be remitted to an account to be held by the lender as additional security for the 535-545 Fifth Avenue Non-Serviced Loan Combination.

A “Cash Sweep Event Period” will

(i)	commence upon the occurrence of an event of default under the 535-545 Fifth Avenue Mortgage Loan and continue until the acceptance by the lender under the 535-545 Fifth Avenue Mortgage Loan of a cure of such event of default, or

(ii)	commence upon the debt yield (based solely on the 535-545 Fifth Avenue Non-Serviced Loan Combination) being less than 5% for two consecutive calendar quarters and continue until such debt yield equals or exceeds 5% for two consecutive calendar quarters.

Property Management. The 535-545 Fifth Avenue Property is managed by Cushman & Wakefield, Inc. on a month-to-month basis until terminated by either party upon 60 days’ prior notice. The 535-545 Fifth Avenue Borrower may change management companies at any time and may engage a 535-545 Fifth Avenue Borrower-related management company.

Additional Secured Indebtedness (not including trade debts). The 535-545 Fifth Avenue Property also secures the 535-545 Fifth Avenue Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $200,000,000. A portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 535-545 Fifth Avenue Non-Serviced Companion Loan accrue interest at the same rate as the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 535-545 Fifth Avenue Non-Serviced Companion Loan. The holders of the 535-545 Fifth Avenue Mortgage Loan and the 535-545 Fifth Avenue Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 535-545 Fifth Avenue Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination,” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

A single subordinate mortgage loan secured by the 535-545 Fifth Avenue Property (such loan, the “Permitted Subordinate Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Subordinate Debt does not exceed $100,000,000, (iii) no Permitted Mezzanine Debt (as defined below) exists, (iv) the principal amount of the Permitted Subordinate Debt will not result in an aggregate LTV ratio greater than the lesser of (x) 49% and (y) the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Subordinate Debt and the then outstanding debt, an aggregate DSCR less than 1.56x or an aggregate debt yield less than 5.04%, (v) the subordinate mortgage lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor and standstill agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan and acceptable to the rating agencies, (vi) the term of the Permitted Subordinate Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Subordinate Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Subordinate Debt is a floating-rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Subordinate Debt and a strike price such that the aggregate DSCR is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver a rating agency confirmation as to the Permitted Subordinate Debt and, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Mezzanine Loan and Preferred Equity. A single mezzanine loan secured by a pledge of 100% of the ownership interests in the 535-545 Fifth Avenue Borrower (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Mezzanine Debt does not exceed $100,000,000, (iii) no Permitted Subordinate Debt exists, (iv) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate LTV ratio greater than the lesser of 49% and the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Debt and the then outstanding debt, an aggregate DSCR less than 1.56x or an aggregate debt yield less than 5.04%, (v) the mezzanine lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vi) the term of the Permitted Mezzanine Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Mezzanine Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Mezzanine Debt is a floating-rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Mezzanine Debt and a strike price such that the aggregate DSCR is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

MSBAM 2015-C26	535-545 Fifth Avenue

Terrorism Insurance. The 535-545 Fifth Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 535-545 Fifth Avenue Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

MSBAM 2015-C26	Herald Center

Mortgage Loan No. 2 – Herald Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

MSBAM 2015-C26	Herald Center

Mortgage Loan No. 2 – Herald Center

Herald Center
1293-1311 Broadway
New York, NY 10001
MANHATTAN
West Side
Midtown
Garment District
HERALD SQUARE
Chelsea
Flatiron District
HUDSON YARDS
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Hudson River
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
Bryant Park
New York Public Library
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Bank of America Tower
Viacom Intl.
Imperial Theatre
TIMES SQUARE
Morgan Stanley Building
News Corp. Building
One Worldwide Plaza
Gershwin Theatre
Life Building
Time-Life Building
Exxon Building
Radio City Music Hall
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
AXA Center
666 Fifth Avenue
75 Rockefeller Plaza
45 Rockefeller Plaza
St. Patrick's Cathedral
Saks Fifth Ave.
Tower 49
Park Avenue Plaza
Mutual of Omaha Building
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
MetLife Building
Grand Central Terminal (Metro North)
METRO NORTH
GRAND CENTRAL
The Morgan Library & Museum
Manhattan Center
Macy's
One Penn Plaza
Empire State Building
LONG ISLAND RAILROAD
Manhattan Mall
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
General Post Office
Fashion Institute of Technology
Chelsea Park
Starrett-Lehigh Building
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
Metropolitan Life Building
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Chelsea Waterside Park
Pier 62 Skatepark
Clement Clarke Moore Park
Chelsea Piers Sports & Entertainment Complex
IAC Building
Rubin Museum of Art
Chelsea Market
Google
Union Square
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Broadway
9A
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
50TH ST
50TH ST/ BROADWAY
49TH ST
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
11TH AVE/ 34TH ST
34TH ST/ PENN STA.
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
23RD ST/ 8TH AVE
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST/ 8TH AVE
14TH ST
UNION SQUARE
ROCKEFELLER CTR.
NQR
ACE
123
BDFM
456
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

MSBAM 2015-C26	Herald Center

Mortgage Loan No. 2 – Herald Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	New York, NY 10001
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	9.5%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	J.E.M.B. Realty Corp.			Year Built/Renovated:	1902/2015
Mortgage Rate:	4.510%			Size:	249,063 SF
Note Date:	12/20/2013			Cut-off Date Balance per Unit(1):	$1,024
First Payment Date:	2/7/2014			Maturity Date Balance per Unit(1):	$1,024
Maturity Date:	1/7/2024			Property Manager:	J.E.M.B. Realty Corp. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$23,204,073
Seasoning(2):	22 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(3):	LO (41); DEF (72); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.94x
Additional Debt Type:	Pari Passu/Mezzanine			Most Recent NOI:	$410,823 (4/30/2015 TTM)
Additional Debt Balance:	$155,000,000/$40,000,000 (up to)			2nd Most Recent NOI:	$850,169 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$5,054,373 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	96.6% (6/12/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	67.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$572,000,000 (6/29/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	44.6%
Other:	$48,000,000	$0	N/A	Maturity Date LTV Ratio(1):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$255,000,000	100.0%	Loan Payoff:	$120,960,667	47.4%
			Preferred Equity Redemption:	$51,585,830	20.2%
			Reserves(4):	$48,000,000	18.8%
			Closing Costs:	$9,662,644	3.8%
			Return of Equity:	$24,790,859	9.7%
Total Sources:	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%

(1)	The Herald Center Mortgage Loan is part of the Herald Center Non-Serviced Loan Combination, which is comprised of four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Herald Center Non-Serviced Loan Combination.
(2)	The Herald Center Mortgage Loan was originated in December 2013, prior to occupancy by the H & M tenant. The mortgage loan has been held by the related mortgage loan seller or an affiliate thereof pending the H & M tenant taking occupancy at the Herald Center Property and commencing to pay rent. H & M rent payments commenced in August 2015.
(3)	Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Herald Center promissory note to be securitized and (b) 42 months after the origination date.
(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Substantially all of the reserves held at loan closing have been released to the Herald Center Borrower.

The Mortgage Loan. The second largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a non-serviced loan combination (the “Herald Center Non-Serviced Loan Combination”) evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000, all of which are secured by a first priority fee mortgage encumbering a retail and office building located in New York City (the “Herald Center Property”). Promissory Note A-1, in the original principal amount of $100,000,000, represents the Herald Center Mortgage Loan, and Promissory Notes A-2, A-3 and A-4, in the aggregate original principal amount of $155,000,000, collectively represent the “Herald Center Non-Serviced Companion Loan.” A portion of the Herald Center Non-Serviced Companion Loan, represented by Promissory Notes A-2 and A-4 in the aggregate original principal amount of $115,000,000, was contributed to the MSBAM 2015-C25 securitization trust on the closing date of this transaction, and the remaining portion of the Herald Center Non-Serviced Companion Loan, represented by Promissory Note A-3 in the original principal amount of $40,000,000, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Herald Center Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C25 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Herald Center Mortgage Loan were used to defease a previous mortgage loan secured by the Herald Center Property and pay related expenses, to fund reserves, to pay closing costs and to return equity to the Herald Center Borrower. The previous mortgage loan secured by the Herald Center Property was included in the BACM 2006-3 securitization trust.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSBAM 2015-C26	Herald Center

The Borrower and the Sponsor. The borrower is Herald Center Department Store of New York LLC (the “Herald Center Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The Herald Center Borrower is partially indirectly owned and controlled by Morris Bailey and Joseph L. Jerome. Joseph L. Jerome serves as the nonrecourse carve-out guarantor. Morris Bailey is the founder and Chairman of J.E.M.B. Realty Corp. (“JEMB”) and Joseph L. Jerome is its President. JEMB is a New York City based real estate development company that, along with affiliates, owns and operates approximately 6.5 million SF of commercial real estate in the United States and Canada.

Tenant/Borrower Litigation. On May 7, 2015, the Herald Center Borrower and H & M Hennes & Mauritz L.P. (“H & M”) (the second largest tenant at the Herald Center Property) filed lawsuits against each other in the Supreme Court of New York, New York County (Index Nos. 651558/2015 and 65166/2015, respectively).

The Herald Center Borrower’s suit seeks reimbursement from H & M for the cost of certain façade and vertical transportation work in excess of the amount that the Herald Center Borrower claims it was required to expend for such work under the terms of the H & M lease. The suit seeks damages of not less than $25,000,000.

H & M’s suit includes claims for potential defective landlord work and other storefront work lease compliance issues. Total damages claimed by H & M with respect to such claims are in excess of $13 million. H & M’s suit also claims that, as a result of certain delays in the performance of the Herald Center Borrower’s work obligations, H & M is entitled to an extension of the rent commencement date by 112 days, for a total abatement at the time of the suit filing of approximately $4,602,740, and continuing at a rate of approximately $41,096 per day.

On August 4, 2015, H & M and the Herald Center Borrower reached an agreement to pay and accept base rent payments pending litigation results or an alternative settlement (the “Alternative Settlement Agreement”). The Alternative Settlement Agreement calls for H & M to pay contractual base rent beginning on August 14, 2015, under protest, and acknowledges that H & M’s payment of rent and the Herald Center Borrower’s acceptance of such rent payments must not be construed as an admission regarding any disputed issue or be admissible in evidence at trial or as part of a dispositive motion. In accordance with the Alternative Settlement Agreement, a rent payment was made on August 14, 2015, a second rent payment was made (in respect of September 2015 rent) on August 25, 2015, and a third rent payment was made (in respect of October 2015 rent) on October 5, 2015.

The H & M store opened for business on May 20, 2015.

The Property. The Herald Center Property is a nine-story retail and office building located directly across West 34th Street from the 2 million SF Macy’s Herald Square department store. The Herald Center Property totals 249,063 SF and was originally constructed in 1902. Retail space accounts for approximately 82,593 SF, including a multilevel (subgrade, ground, second and third floors) H & M flagship store (62,800 SF), ground-level and mezzanine space leased to Verizon and Bank of America (11,793 SF) and currently vacant subgrade retail space (8,000 SF). The 165,494 SF of upper-floor office space is 100% leased to ASA College. The Herald Center Property recently underwent an approximately $36.2 million renovation to create the multilevel H & M space, including new vertical transportation features, and to construct a new façade. Prior to the renovation for the H & M tenant, the Herald Center Borrower purchased the leasehold interests of a former tenant, Daffy’s, Inc., for approximately $34.5 million, including approximately $4.5 million of Daffy’s rent reimbursements, commissions, Daffy’s incentive and option payments and legal fees, during such former tenant’s bankruptcy proceedings.

Major Tenants (by underwritten base rents).

H & M (62,800 SF, 25% of NRA, 49% of underwritten rent). H & M Hennes & Mauritz L.P., a subsidiary of H & M Hennes & Mauritz AB (“H & M”) leases 62,800 SF of retail space on four levels at the Herald Center Property. The lease began on April 1, 2014 and has a current expiration date of January 31, 2041, with one five-year lease extension option. H & M has a lease termination right at any time after January 1, 2036 (expiration of the 20th lease year as defined by the lease) with two years of notice and payment of a termination fee equal to six months of the then current minimum rent. The H & M space includes 8,000 SF of ground-floor space, 42,784 SF of second- and third-floor space and 12,016 SF of basement space. See “—Tenant/Borrower Litigation” above for information regarding current litigation between H & M and the Herald Center Borrower. No assurances can be given regarding the outcome of this litigation or any alternative settlement or its impact on the terms of the H & M lease at the Herald Center Property. H & M (NASDAQ: H&M B OMX Stockholm) comprises six different apparel brands operating approximately 3,600 stores around the world.

ASA College (165,494 SF, 66% of NRA, 26% of underwritten rent). ASA Institute of Business and Computer Technology, Inc. (“ASA College”) leases a total of 165,494 SF of office space at the Herald Center Property. The current lease began on May 1, 2004, was expanded and renewed on May 1, 2014, and has a current expiration date of June 15, 2028. The lease replaced a previous lease for space at the Herald Center Property dated in 2004. In conjunction with the recent renovation of the Herald Center Property primarily to accommodate the H & M tenant, the ASA College tenant was moved from its original space within the Herald Center Property and the current lease was executed. ASA College, a private, for profit, career-college, was founded in 1985 as Advanced Software Analysis focused on computer programming. The school currently operates three campuses in New York City and Miami, including the Herald Center Property location. ASA College utilizes its Herald Center Property space as administrative office and classroom space.

Verizon (6,500 SF, 3% of NRA, 19% of underwritten rent). New York SMSA Limited Partnership (“Verizon”) leases 6,500 SF of ground-floor and mezzanine retail space at the Herald Center Property. The lease began on April 15, 2015 and has a current expiration date of October 31, 2025, with one five-year lease extension option. Verizon is a subsidiary of Verizon Communications Inc. (NYSE, NASDAQ: VZ).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSBAM 2015-C26	Herald Center

The following table presents a summary regarding the largest tenants at the Herald Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
ASA College	NR/NR/NR	165,494	66%	$7,774,883	26%	$46.98	6/15/2028	N/A
H & M	NR/NR/NR	62,800	25%	$15,000,000	49%	$238.85	1/31/2041(2)	N/A(3)
Verizon	A-/Baa1/BBB+	6,500	3%	$5,638,280	19%	$867.43	10/31/2025	N/A
Bank of America	A/Baa1/A-	5,293	2%	$1,720,437	6%	$325.04	7/31/2017	N/A
Subtotal/Wtd. Avg.		240,087	96%	$30,133,600	99%	$125.51

Other Tenants		550	0%	$319,878	1%	$581.60
Vacant Space		8,426	3%	$0	0%	$0.00
Total/Wtd. Avg.		249,063	100%	$30,453,478	100%	$126.55

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	H & M has a lease termination option any time on or after January 1, 2036 with two years of notice and a termination fee.
(3)	H & M opened for business on May 20, 2015 and has not yet reported sales data.

The following table presents certain information relating to the lease rollover at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	100	$787.65	0%	0%	$78,765	0%	0%
2015(4)	1	210	$169.62	0%	0%	$35,620	0%	0%
2016	1	80	$1,618.58	0%	0%	$129,486	0%	1%
2017	1	5,293	$325.04	2%	2%	$1,720,437	6%	6%
2018	1	160	$475.04	0%	2%	$76,006	0%	7%
2019	0	0	$0.00	0%	2%	$0	0%	7%
2020	0	0	$0.00	0%	2%	$0	0%	7%
2021	0	0	$0.00	0%	2%	$0	0%	7%
2022	0	0	$0.00	0%	2%	$0	0%	7%
2023	0	0	$0.00	0%	2%	$0	0%	7%
2024	0	0	$0.00	0%	2%	$0	0%	7%
2025	1	6,500	$867.43	3%	5%	$5,638,280	19%	25%
2026 & Beyond	6	228,294	$99.76	92%	97%	$22,774,883	75%	100%
Vacant	0	8,426	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	12	249,063	$126.55	100%		$30,453,478	100%

(1)	Information is based on the underwritten rent roll as of the October 1, 2015 Cut-off Date for the MSBAM 2015-C25 securitization trust.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	The tenant occupying the 210 SF space due to expire in 2015 has renewed through October 31, 2017.

The Market. The Herald Center Property is located in the Herald Square neighborhood in Midtown Manhattan, directly across West 34th Street from the 2 million SF Macy’s flagship department store and one block west of the Empire State Building. It is within the Midtown West, Penn Station office submarket and within the Herald Square / 34th Street retail submarket. The Herald Center Property is situated above the 34th Street-Herald Square subway station, which serves seven subway lines and the PATH train. The station is the third busiest station complex in the New York City subway system. In addition, Penn Station, which serves approximately 550,000 commuters per day, is located one block west of the Herald Center Property and the area is served by 14 intersecting bus routes. Reports indicate that Herald Square attracts approximately 100 million people per year and that there are approximately 625,000 office workers within 15 minutes of the 34th Street corridor. As of March 31, 2015, the Penn Station office market had an overall vacancy rate of 5.3% and an overall average asking rent of $58.03 PSF. As of March 31, 2015, the Herald Square retail submarket had an availability rate of 12.5%, and the average asking grade-level rent was $791 PSF, with select spaces asking up to $1,100 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSBAM 2015-C26	Herald Center

The following tables present leasing data at competitive retail and office properties with respect to the Herald Center Property.

Competitive Retail Property Summary

Address in NY, NY	Cross Streets	Tenant Name	Lease Date	Lease Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Free Rent (mos.)	TI Allowance (PSF)
112 West 34th Street	B/w 6th & 7th Aves	Foot Locker	Feb-15	10	1,890 Grade 28,651 2nd 30,541 Total	$1,000 Grade $135 2nd $189 Avg	6	$24.03
112 West 34th Street	B/w 6th & 7th Aves	Sephora	Jan-15	10	10,304 Grade	$925 Grade	5	$145.57
32 West 34th Street	B/w 6th & 7th Aves	Journey’s	Nov-13	10	3,000 Grade 3,000 LL 1,200 SubLL 7,200 Total	$646 Grade $50 LL $50 SubLL $316 Avg.	3	$0.00
442 Seventh Avenue	N/W/C W. 34th Street	Citibank	Oct-13	15	3,465 Grade 3,465 2nd 3,465 3rd 3,465 4th 13,858 Total	$450 Grade $25 2nd $25 3rd $25 4th $129 Avg	0	$0.00
138 West 34th Street	B/w 6th & 7th Aves	Sprint	Aug-13	10	2,500 Grade 2,500 2nd 2,500 3rd 2,500 LL 2,500 SubLL 12,500 Total	$500 Grade $75 2nd $50 3rd $35 LL $25 SubLL $136 Avg	6	$0.00
112 West 34th Street	B/w 6th & 7th Aves	Swatch	Jun-13	10	1,587 Grade	$900 Grade	5	$0.00
142 West 34th Street	B/w 6th & 7th Aves	Kids Foot Locker	Mar-13	15	2,500 Grade 2,500 2nd 5,000 Total	$550 Grade $50 Mezz $300 Avg.	3	$0.00
152 West 34th Street	B/w 6th & 7th Aves	Croc’s	Oct-12	15	3,600 Grade 3,600 2nd 3,600 3rd 3,600 LL 14,400 Total	$625 Grade $25 2nd $25 3rd $25 LL $172 Avg.	3	$0.00
128 West 34th Street	B/w 6th & 7th Aves	Offering	Jun-15	10	2,500 Grade 2,500 LL 5,000 Total	$1,100 Grade $200 LL $550 Avg.	3	$0.00

Source: Appraisal

Competitive Office Property Summary

Address in New York, NY	Year Built	NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF	Free Rent (mos.)	TI Allowance PSF
1440 Broadway	1925	493,000	The Gap	34,449	Jun-15	10.00	$56.00	9	$75.00
132 West 31st Street	1924	348,946	Houghton Mifflin	32,000	May-15	10.00	$56.00	10	$60.00
469 Seventh Avenue	1920	208,000	Incubator Tenant	36,000	May-15	15.00	$50.00	12	$25.00
240 West 37th Street	1904	131,000	Work Market	61,274	Apr-15	5.25	$46.00	2	$5.00
498 Seventh Avenue	1921	811,056	1961 Denim Co.	12,757	Apr-15	7.00	$52.50	10	$50.00
Five Penn Plaza	1916	608,000	St. Vincent’s Medical Center	16,254	Nov-14	5.00	$50.00	6	$50.00
Two Penn Plaza	1968	1,676,438	United Business Media PLC	27,344	Sep-14	10.75	$55.00	12	$70.00
330 West 34th Street	1925	654,000	Deutsch	74,364	Sep-14	10.83	$59.00	10	$75.00
330 West 34th Street	1925	654,000	New York & Co.	83,639	Apr-14	16.00	$50.00	13	$70.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSBAM 2015-C26	Herald Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Herald Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent(2)	$14,134,111	$13,924,182	$12,206,941	$9,183,427	$8,584,625	$30,453,478	$122.27
Total Recoveries	$2,974,091	$3,184,745	$1,809,718	$689,478	$613,921	$1,660,080	$6.67
Other Income	$439,068	($3,592)	$63,639	$104,026	$101,936	$6,000	$0.02
Discounts Concessions	($35,000)	($144,000)	($1,849,333)	($1,562,667)	($956,222)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$17,512,270	$16,961,335	$12,230,965	$8,414,264	$8,344,260	$32,119,558	$128.96
Total Expenses	$6,209,098	$6,375,396	$7,176,592	$7,564,095	$7,933,437	$8,915,485	$35.80
Net Operating Income	$11,303,172	$10,585,939	$5,054,373	$850,169	$410,823	$23,204,073	$93.17
Capital Expenditures	$370,559	$75,313	$620,577	$74,464	$285,476	$60,266	$0.24
TI/LC	$0	$0	$0	$0	$0	$554,713	$2.23
Net Cash Flow	$10,932,613	$10,510,626	$4,433,796	$775,705	$125,347	$22,589,094	$90.70

Occupancy %	99.7%	99.7%	67.5%	74.1%(3)	95.0%(4)	96.6%
NOI DSCR	0.97x	0.91x	0.43x	0.07x	0.04x	1.99x
NCF DSCR	0.94x	0.90x	0.38x	0.07x	0.01x	1.94x
NOI Debt Yield	4.4%	4.2%	2.0%	0.3%	0.2%	9.1%
NCF Debt Yield	4.3%	4.1%	1.7%	0.3%	0.0%	8.9%

(1)	The Herald Center Property was substantially renovated and partially re-tenanted in 2014. A previous tenant, Daffy’s Inc. (“Daffy’s”), vacated its space in 2013 following a corporate bankruptcy. H & M replaced the Daffy’s tenant in a portion of its previous space in August 2014, opened for business on May 20, 2015, and began paying rent on August 14, 2015 following a one-year free rent period. The previous Daffy’s lease was for approximately 97,124 SF at $27.41 PSF in base rent pursuant to a lease beginning in 1993. The H & M tenant leases 62,800 SF at a base rent of $238.85 PSF.
(2)	Underwritten base rent is net of actual vacancy and includes approximately $638,280 of straight line rent credit over the 10-year loan term for the Verizon space and approximately $142,990 of additional contractual rent steps associated with the ASA College tenant effective May 1, 2016.
(3)	The H & M tenant took occupancy in August 2014; however, the tenant had a one-year free rent period which ended in August 2015.
(4)	The 4/30/2015 TTM Occupancy % is based on a Herald Center Borrower occupancy report for April 2015.

Escrows and Reserves. During a Trigger Period (as defined below), the Herald Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Herald Center Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During a Trigger Period, the Herald Center Borrower is required to escrow monthly $5,283 for capital expenditures approved by the lender. The Herald Center Borrower deposited $43,000,000 in escrow at loan origination for (i) work required to be performed by the Herald Center Borrower pursuant to the lease with H & M at the Herald Center Property (the “H & M Lease”) as more particularly described on a schedule to the Herald Center Mortgage Loan agreement, in a maximum amount of $5,000,000, (ii) work required to be paid for, but not performed by, the Herald Center Borrower pursuant to the H & M Lease, excluding any basement “make-ready” work, in a maximum amount of $12,000,000, (iii) out-of-pocket leasing commissions which the Herald Center Borrower is obligated to pay pursuant to the H & M Lease, in a maximum amount of $11,261,250 and (iv) disbursements to the lender, provided no event of default under the Herald Center Mortgage Loan is continuing, for the payment of interest to the extent rents collected by the Herald Center Borrower are insufficient to pay such interest, in a maximum aggregate amount of $14,738,750. Substantially all of these upfront reserves have been released to the Herald Center Borrower. The Herald Center Borrower also deposited $5,000,000 in escrow at origination in connection with the approximately 4,000 SF retail space portion of the Herald Center Property facing West 34th Street as more particularly described on a schedule to the Herald Center Mortgage Loan agreement (“West 34th Street Space”), and subsequently delivered a letter of credit in the amount of $5,004,998 in exchange for return of such cash deposit. Such letter of credit is currently being released by the lender, as the West 34th Street Space has now been leased to Verizon, which sent a payment advice to the Herald Center Borrower on September 25, 2015 indicating it had paid its first rent payment. During a Trigger Period caused solely by an H & M Vacancy Event (as defined below), all excess cash flow is required to be deposited into an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination until the funds on deposit in such account are equal to $10,000,000, which amounts are required to be disbursed to the Herald Center Borrower in connection with tenant improvements and leasing commissions incurred with respect to a new lease of the H & M space.

“H & M Tenant” means H & M Hennes & Mauritz L.P. or any successor tenant under the H & M Lease pursuant to the terms thereof.

An “H & M Vacancy Event” means: (i) the filing of a voluntary or involuntary petition under bankruptcy law by or against H & M Tenant (an “H & M Bankruptcy Event”) or (ii) H & M Tenant vacates the space demised pursuant to the H & M Lease and fails to continue to pay rent in accordance with the terms of the H & M Lease.

A “Trigger Period” will

(i)	commence upon the occurrence of an event of default under the Herald Center Mortgage Loan and continue until the event of default under the Herald Center Mortgage Loan has been cured in accordance with the terms and provisions of the Herald Center Mortgage Loan agreement or otherwise to the lender’s reasonable satisfaction, or

(ii)	commence upon an H & M Bankruptcy Event and continue until (x) H & M Tenant affirms its lease or, if such petition is involuntary, the bankruptcy petition is dismissed or (y) all or any portion of the H & M Tenant space is re-let to one or more third-party tenants pursuant to a lease entered into in accordance with the terms of the Herald Center Mortgage Loan agreement which tenant(s) have commenced paying rent under such replacement lease, as evidenced by an estoppel certificate, in an amount sufficient to result in the debt yield for the Herald Center Non-Serviced Loan Combination being equal to or greater than eight and one-half percent (8.5%) and amounts sufficient to pay all leasing commissions and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSBAM 2015-C26	Herald Center

tenant improvements with respect to such replacement lease are on deposit with the lender (such event referred to in this clause (ii) (y), an “H & M Re-let Event”), or

(iii)	commence upon an H & M Vacancy Event of the type described in clause (ii) of the definition of an H & M Vacancy Event and continue until (x) H & M Tenant re-occupies and re-commences the operation of its business in its space or (y) an H & M Re-let Event occurs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Herald Center Mortgage Loan. The Herald Center Mortgage Loan has springing cash management (i.e., the Herald Center Mortgage Loan has cash management only during a Trigger Period). When a Trigger Period is not continuing, funds in the lockbox account are required to be disbursed to the Herald Center Borrower on each business day. During a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Herald Center Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to an escrow account the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Herald Center Borrower in connection with the operation and maintenance of the Herald Center Property reasonably approved by the lender, and (x) during a Trigger Period caused solely by an H & M Vacancy Event, into an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination until the funds on deposit in such account (which may be applied to expenses of re-tenanting the H & M space) equal $10,000,000, in which event the remainder will be disbursed to the Herald Center Borrower or (y) during a Trigger Period not caused by an H & M Vacancy Event, to an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination.

Additional Secured Indebtedness (not including trade debts). The Herald Center Property also secures the Herald Center Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $155,000,000. A portion of the Herald Center Non-Serviced Companion Loan was contributed to the MSBAM 2015-C25 securitization trust, and the remaining portion of the Herald Center Non-Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Herald Center Non-Serviced Companion Loan accrue interest at the same rate as the Herald Center Mortgage Loan. The Herald Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Herald Center Non-Serviced Companion Loan. The holders of the Herald Center Mortgage Loan and the Herald Center Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Herald Center Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. The Herald Center Borrower may permit its equity owners to pledge, without lender’s consent but with 15 days’ prior written notice, up to a 49% indirect interest in the Herald Center Borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center Mortgage Loan documents has occurred and is continuing and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or a debt yield of less than 8.5%. On August 24, 2015, the Herald Center Borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center Borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two-year term credit facility to certain equity owners of the Herald Center Borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center Borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center Mortgage Loan document conditions.

Release of Property. Not permitted.

Terrorism Insurance. The Herald Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is commercially feasible in an amount determined by the lender in its sole discretion (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Herald Center Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “certified” acts (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSBAM 2015-C26	11 Madison Avenue

Mortgage Loan No. 3 – 11 Madison Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSBAM 2015-C26	11 Madison Avenue

Mortgage Loan No. 3 – 11 Madison Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSBAM 2015-C26	11 Madison Avenue

Mortgage Loan No. 3 – 11 Madison Avenue

11 Madison Avenue
11 Madison Avenue
New York, NY 10010
MANHATTAN
Midtown
Garment District
East Side
Kips Bay
Gramercy Park
Flatiron District
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Madison Square Park
Union Square
Washington Square
Gramercy Park
Bryant Park
Tompkins Square Park
Times Square
Herald Square
Penn Station
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority Bus Terminal
Grand Central Terminal
New York Public Library
Empire State Building
Macy's
Manhattan Mall
One Penn Plaza
Manhattan Center
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
The Morgan Library & Museum
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Metropolitan Life Building
Baruch College
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
Con Edison Building
New York Eye & Ear Infirmary
NYU American Language Institute
Forbes Galleries
Village Temple
Benjamin N. Cardozo School of Law
First Presbyterian Church
Eugene Lang College - The New School of Liberal Arts
Grace Church
Cooper Union
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
LONG ISLAND RAILROAD
FDR Drive
Broadway
Greenwich Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
Irving Pl.
University Pl.
4th Ave.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
Hudson St.
Bleecker St.
Waverly Pl.
W. 11th St.
Astor Pl.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
34TH ST/ PENN STA.
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
23RD ST/ 8TH AVE
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST/ 8TH AVE
14TH ST
6TH AVE
8TH AVE/14TH ST
14TH ST/ 7TH AVE
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQ
3RD AVE/ 14TH ST
1ST AVE/ 14TH ST
8TH ST/ NYU
4TH ST/ WASHINGTON SQ
CHRISTOPHER/ SHERIDAN ST
N Q R
1 2 3
B D F M
4 5 6
A C E
7
S
L
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
Central Park
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSBAM 2015-C26	11 Madison Avenue

Mortgage Loan No. 3 – 11 Madison Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$91,700,000			Location:	New York, NY 10010
Cut-off Date Balance(1):	$91,700,000			General Property Type:	Office
% of Initial Pool Balance:	8.7%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting(5):	Fee
Sponsor:	SL Green Realty Corp.			Year Built/Renovated:	1932-1950/1994-1997; 2015
Mortgage Rate:	3.5602%			Size:	2,285,043 SF
Note Date:	8/18/2015			Cut-off Date Balance per Unit(1):	$334
First Payment Date:	10/6/2015			Maturity Date Balance per Unit(1):	$334
Maturity Date:	9/6/2025			Property Manager:	SL Green Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	$109,493,598
Seasoning:	2 months			UW NOI Debt Yield(1):	14.3%
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.89x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI:	$46,389,392 (5/31/2015 TTM)
Additional Debt Balance(3):	$672,630,000/$310,670,000/$325,000,000			2nd Most Recent NOI:	$46,705,748 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$47,051,047 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	97.8% (8/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.0% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	87.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$2,350,000,000 (7/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	32.5%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	32.5%
Other:	$136,501,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,075,000,000	42.2%	Purchase Price:	$2,285,000,000	89.7%
Mezzanine A Loan:	$150,000,000	5.9%	Leasing/Base Building Costs	$139,562,788	5.5%
Mezzanine B Loan:	$175,000,000	6.9%	Lease Costs Funds:	$81,152,102	3.2%
Borrower Equity:	$1,147,232,451	45.0%	Sony Free Rent Reserve:	$18,847,898	0.7%
			Closing Costs:	$22,669,663	0.9%
Total Sources:	$2,547,232,451	100.0%	Total Uses:	$2,547,232,451	100.0%

(1)	The 11 Madison Avenue Mortgage Loan is part of the 11 Madison Avenue Non-Serviced Loan Combination, which is comprised of 16 pari passu Senior Notes and three Junior Notes (as defined below), with an aggregate Cut-off Date principal balance of $1,075,000,000. The 16 Senior Notes have a combined balance of $764,330,000, and the three Junior Notes have a combined balance of $310,670,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the total principal balance of the 16 Senior Notes without regard to the junior notes. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the 11 Madison Avenue Non-Serviced Loan Combination (including the Junior Notes) are $470, $470, 10.2%, 10.2%, 2.77x, 45.7% and 45.7%, respectively.

(2)	Defeasance is permitted at the earlier of the end of the two-year period commencing on the securitization closing date with respect to the last 11 Madison Avenue promissory note to be securitized and August 18, 2018.

(3)	Nine of the Senior Notes and the three Junior Notes with an aggregate balance of $708,200,000 were included in the MAD 2015-11MD securitization trust.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 11 Madison Avenue Property consists of 36 condominium units, 27 of which are owned in fee by the 11 Madison Avenue Borrower and nine of which are currently owned as leasehold interests by the 11 Madison Avenue Borrower. The 11 Madison Avenue Borrower owns the fee simple reversionary interests in the nine leasehold units and the leasehold structures are scheduled to terminate on December 31, 2016; therefore, Title Vesting is defined as Fee. See “—IDA Lease Units” below for further information.

(6)	The increase in Underwritten NOI over the Most Recent NOI is due to the lender underwriting the Credit Suisse tenant’s higher contractual base rent beginning on June 1, 2017, for all floors it leases except floors 11 and 13 and 8,770 SF of storage space, for which the in-place rent is reflected.

The Mortgage Loan. The third largest mortgage loan (the “11 Madison Avenue Mortgage Loan”) is part of a non-serviced loan combination (the “11 Madison Avenue Non-Serviced Loan Combination”) evidenced by 16 pari passu senior notes (collectively, the “Senior Notes”) and three junior notes (collectively, the “Junior Notes”): (i) Promissory Notes A-2-C1 and A-2-C2 (two of the Senior Notes), in the aggregate principal amount of $91,700,000, which collectively represent the 11 Madison Avenue Mortgage Loan, (ii) Promissory Notes A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3 (nine of the Senior Notes), and B-1-S, B-2-S, B-3-S (the three Junior Notes, or the “11 Madison Avenue B Note”), in the aggregate principal balance of $708,200,000, which were included in the MAD 2015-11MD transaction (collectively, the “MAD 2015-11MD Notes”) and (iii) Promissory Notes A-1-C1, A-1-C2, A-1-C3, A-3-C1 and A-3-C2 (five of the Senior Notes), in the aggregate principal amount of $275,100,000, which have been or are expected to be contributed to various securitizations by the respective original note holders, German American Capital Corporation (“GACC”) and Wells Fargo Bank, National Association (“Wells Fargo”). The fourteen Senior Notes that do not comprise the 11 Madison Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSBAM 2015-C26	11 Madison Avenue

Mortgage Loan are collectively referenced as the “11 Madison Avenue Non-Serviced Companion Loan.” The 11 Madison Avenue Non-Serviced Loan Combination is serviced according to the MAD 2015-11MD pooling and servicing agreement. The 11 Madison Mortgage Loan is secured by a first priority fee mortgage encumbering an office building in New York, NY (the “11 Madison Avenue Property”).

11 Madison Avenue Non-Serviced Loan Combination Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C1	$70,000,000	$70,000,000	COMM 2015-CCRE26	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3	$397,530,000	$397,530,000	MAD 2015-11MD	No
B-1-S, B-2-S, B-3-S	$310,670,000	$310,670,000	MAD 2015-11MD	Yes(1)
A-1-C2, A-1-C3	$139,600,000	$139,600,000	GACC	No
A-2-C1, A-2-C2	$91,700,000	$91,700,000	MSBAM 2015-C26	No
A-3-C1	$35,000,000	$35,000,000	WFCM 2015-NXS3	No
A-3-C2	$30,500,000	$30,500,000	Wells Fargo	No
Total	$1,075,000,000	$1,075,000,000

(1)	So long as the 11 Madison Avenue B Note is included in the MAD 2015-11 MD Trust, there will be no controlling class or directing holder with respect to the loan.

The proceeds of the 11 Madison Avenue Non-Serviced Loan Combination, together with a $150,000,000 senior mezzanine loan (the “11 Madison Avenue Mezzanine A Loan”) and a $175,000,000 junior mezzanine loan (the “11 Madison Avenue Mezzanine B Loan” and, together with the 11 Madison Avenue Mezzanine A Loan, the “11 Madison Avenue Mezzanine Loans”) (see “—Mezzanine Loans and Preferred Equity” below for additional information), were used to acquire the 11 Madison Avenue Property for a purchase price of approximately $2,285,000,000.

When analyzed on a stand-alone basis, Fitch has indicated that the 11 Madison Avenue Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, KBRA has indicated that the 11 Madison Avenue Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, and Moody’s has indicated that the 11 Madison Avenue Mortgage Loan has credit characteristics commensurate with a “A2” rated obligation.

The Borrower and the Sponsor. The borrowers are 11 Madison Avenue Owner LLC; 11 Madison Avenue Owner 2 LLC; 11 Madison Avenue Owner 3 LLC; 11 Madison Avenue Owner 4 LLC; 11 Madison Avenue Owner 5 LLC; and 11 Madison Avenue Owner 6 LLC (the “TIC Owners”) and 11 Madison EAT Lender LLC (collectively, the “11 Madison Avenue Borrower”), seven special-purpose Delaware limited liability companies, each with two independent directors. Each of the TIC Owners is a tenant-in-common owner of the 11 Madison Avenue Property who collectively own 100% of the fee and/or leasehold interests in the 11 Madison Avenue Property. The TIC Owners master lease the 11 Madison Avenue Property to 11 Madison EAT Lender LLC. The nonrecourse carve-out guarantor is SL Green Realty Corp. (“SLG”).

SLG (rated BBB-/Baa3/BB+ by Fitch/Moody’s/S&P), an S&P 500 company and New York City’s largest office landlord, is a fully integrated REIT that is focused primarily on acquiring, managing, and maximizing the value of Manhattan commercial properties. As of June 30, 2015, SLG held interests in 120 Manhattan buildings totaling 44.1 million SF. This included ownership interests in 29.0 million SF of commercial buildings and debt and preferred equity investments secured by 15.1 million SF of buildings. In addition to its Manhattan investments, SLG held ownership interests in 37 suburban buildings totaling 5.9 million SF in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

As of June 30, 2015, SLG reported total assets of $17.3 billion, including cash and cash equivalents of $215.9 million. For fiscal year 2014, SLG reported total revenues of $1.5 billion, an increase of 10.9% over fiscal year 2013 revenues of approximately $1.4 billion.

The Property. The 11 Madison Avenue Property is a 29-story, 2,285,043 SF, Class A office tower located directly east of Manhattan’s Madison Square Park. The 11 Madison Avenue Property has full-block frontage on Madison Square Park and occupies an entire city super block between Park Avenue South, Madison Avenue, and East 24th and East 25th Streets. Developed by MetLife as part of its headquarters complex, the 11 Madison Avenue Property was constructed in three phases beginning in 1932: from 1932 to 1938, half of the building was built along Park Avenue between 24th and 25th Street; from 1938 to 1941, the northwest section of the building was completed; and from 1947 to 1950, the final phase, the southwest quadrant, was completed. The 11 Madison Avenue Property features an art deco design highlighted by an Alabama Limestone exterior and four vaulted entrances with terrazzo floors at each corner that lead to a double-height marble lobby. Both the floors and walls are comprised of Italian Cremo marble, Tennessee granite and travertine. The 11 Madison Avenue Property was added to the National Register of Historic Places in 1996.

Between 1994 and 1997, Credit Suisse and MetLife collectively modernized the 11 Madison Avenue Property at a cost exceeding $700 million. During that time, MetLife invested approximately $400 million in technological enhancements at the 11 Madison Avenue Property. Furthermore, during that time, Credit Suisse invested an additional approximately $300 million to create its North American headquarters within the 11 Madison Avenue Property, adding dedicated emergency generators, supplemental HVAC systems, its own uninterrupted power supply facility (additionally upgraded for approximately $30 million in 2011), and other miscellaneous electrical upgrades. The 11 Madison Avenue Property is currently undergoing a number of base building projects totaling approximately $86 million, which, when completed and combined with Sony’s and Credit Suisse’s landlord build-outs, will result in over $279 million of capital invested into the 11 Madison Avenue Property between 2015 and 2018. The capital is expected to be invested to modernize and update the 11 Madison Avenue Property, including a new building management system, elevator modernization, chiller plant/cooling towers upgrade, increased ventilation capacity, private entrance and sky lobby for the Sony tenant, new 28th floor window line and a new usable rooftop garden.

The 11 Madison Avenue Property is 97.8% leased as of August 1, 2015 to 10 tenants including Credit Suisse and Sony. The 11 Madison Avenue Property has served as the North American headquarters for Credit Suisse since 1996 and is expected to be the U.S. headquarters for Sony starting in 2016. Credit Suisse recently renewed its lease at the 11 Madison Avenue Property through May 31, 2037 for 1,079,655 SF, which includes 862,269 SF of office space, 203,863 SF of concourse space and 13,523 SF of lobby/storage space. Credit Suisse currently occupies an additional 177,626 SF of office space and 8,770 SF of storage space that will expire on May 31, 2017. Credit Suisse has the option to extend its space on these floors through May 31, 2037 (the “Credit Suisse Option Space”). Sony is expected to relocate its headquarters to the 11 Madison Avenue Property from its previous location at 550 Madison Avenue in early 2016, signing a lease through January 31, 2031 for 578,791 SF, including 548,113 SF of office space on the top 11 floors of the 11 Madison Avenue Property, 17,555 SF of retail space and 13,123 SF of storage space. Other

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSBAM 2015-C26	11 Madison Avenue

tenants include Yelp, Young & Rubicam, Inc., WME IMG, LLC (“WME”) and the Eleven Madison Park restaurant. Credit Suisse and Sony are expected to occupy in the aggregate 1,844,842 SF (80.7% of NRA) at the 11 Madison Avenue Property.

Located in Manhattan’s Midtown South neighborhood, the 11 Madison Avenue Property has direct access to the number 6 subway line which, along with the nearby N, R, Q, F and M lines, provides connections from the Upper East Side and Grand Central to Union Square, Downtown Manhattan and Brooklyn.

The 11 Madison Avenue Property is structured as 36 condominium units, 27 of which represent fee simple ownership by the 11 Madison Avenue Borrower and nine of which currently represent the leasehold interests of the 11 Madison Avenue Borrower, with a reversionary right to the fee simple interests related to such leasehold interests. See “—IDA Lease Units” below for further information on the title vesting structure.

Major Tenants.

Credit Suisse (1,266,051 SF; 55% of NRA; 50% of U/W Base Rent) Credit Suisse (USA), Inc. (“Credit Suisse”) leases 1,266,051 SF at the 11 Madison Avenue Property, which expires on May 31, 2017. Credit Suisse recently executed a new lease for 862,269 SF commencing on June 1, 2017 through May 31, 2037, for floors 2 through 10, as well as 217,386 SF of concourse space, mechanical and lobby space. The base rent associated with this new lease effective June 1, 2017 is underwritten accounting for the increased underwritten NOI over the most recent property NOI. Credit Suisse has two 10 -year extension options for the space that expires in 2037, as well as three partial termination options for one floor each, which are exercisable five, 10 and 15 years into the lease term, upon 15 months’ written notice and subject to a termination fee as described in the lease documents. The Credit Suisse Option Space on floors 11 and 13 expires in 2017, totaling 186,396 SF, along with a small portion of storage space on the first floor. The Credit Suisse Option Space may be extended at the tenant’s option through May 31, 2037 at $73.81 PSF. This option must be exercised by April 1, 2016. Credit Suisse currently pays a blended base rent of approximately $26.18 PSF for these floors.

Credit Suisse (NYSE: CS) is a multinational financial services company based in Zurich, Switzerland. Credit Suisse is organized as a stock corporation with four divisions: Investment Banking, Private Banking, Asset Management, and a Shared Services Group. Operating out of global headquarters in Zurich, London and New York, Credit Suisse has 45,800 employees in 344 branches and offices in over 50 countries. Credit Suisse has used the 11 Madison Avenue Property as its North American headquarters since 1996. In 2014, Credit Suisse vacated a portion of its space, which it subleased to the 11 Madison Avenue Borrower to allow for Sony to take approximately 548,000 SF of office space on the 11 Madison Avenue Property’s top 11 floors. Credit Suisse currently occupies 1,266,051 SF, which includes its office space on floors 2-11 and 13, as well as its space in the basement, the lobby and its concourse space.

Sony (578,791 SF; 25% of NRA; 29% of U/W Base Rent) Sony Corporation of America (“Sony”) leases 578,791 SF at the 11 Madison Avenue Property. In 2015, Sony signed a 16-year lease at the 11 Madison Avenue Property for the top 11 floors, as well as retail space on the ground floor and mezzanine level. The 11 Madison Avenue Property is expected to serve as Sony’s U.S. headquarters as well as house its flagship store, the “SONY Experience.” Sony is expected to spend approximately $150 million to complete its build -out, in addition to a tenant improvements allowance from the 11 Madison Avenue Borrower. Sony is leasing 548,113 SF on the top floors of the building (floors 19-29) for its office space at a base rent of $74.00 PSF. Additionally, Sony is leasing 17,555 SF of retail space for its “SONY Experience” store, the ground floor of which has a base rent of $225.00 PSF and 13,123 SF of storage space. Sony has two successive extension options for all of its space, the first for 10 years and the second for either five or 10 years. Sony has not yet taken occupancy of the property as its space is being built out. Substantially all of the Sony space is currently leased to Credit Suisse, which has subleased such space to the 11 Madison Avenue Borrower, which has in turn leased such space to Sony (which converts to a direct lease upon expiration of the Credit Suisse lease for that space in 2017). Sony is entitled to free rent periods with respect to various portions of its space following the related lease commencement.

Sony (NYSE: SNE) is a multinational electronics and entertainment company based in Tokyo, Japan. The company employs nearly 140,000 people worldwide and operates in four business segments: Sony Corporation (SONY Electronics in the US), SONY Pictures Entertainment, SONY Mobile Communications, and SONY Financial.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSBAM 2015-C26	11 Madison Avenue

The following table presents a summary regarding the largest tenants at the 11 Madison Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Credit Suisse	A/A1/A	1,079,655	47%	$69,072,667	47%	$63.98	5/31/2037(2)
Credit Suisse Option Space(3)	A/A1/A	186,396	8%	$4,879,731	3%	$26.18	5/31/2017
SONY	BB-/Ba1/BBB-	578,791	25%	$42,688,648	29%	$73.75	1/31/2031
Yelp	NR/NR/NR	152,232	7%	$12,939,720	9%	$85.00	4/30/2025
WME	NR/NR/NR	103,426	5%	$8,793,250	6%	$85.02	9/30/2030
Young & Rubicam, Inc.	NR/NR/NR	99,107	4%	$7,398,075	5%	$74.65	3/30/2019
Fidelity Brokerage Company	NR/NR/NR	21,999	1%	$1,684,903	1%	$76.59	12/31/2028
Eleven Madison Park	NR/NR/NR	12,000	1%	$329,045	<1%	$27.42	12/31/2017
Subtotal/Wtd. Avg.		2,233,606	98%	$147,786,039	99%	$66.16

Other Tenants(4)		572	0%	$131,584	<1%%	$230.04
Vacant Space		50,865	2%	$0	0%	$0.00
Total/Wtd. Avg.		2,285,043	100%	$147,917,623	100%	$66.21

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The Credit Suisse lease permits cumulative early termination of up to three floors of its space, exercisable in years 5, 10 and 15 of the lease term, subject to prior notice and termination payment provisions.

(3)	The Credit Suisse Option Space is currently leased to Credit Suisse through May 31, 2017 at $26.18 PSF. Credit Suisse has the option to extend its lease for the Credit Suisse Option Space through May 31, 2037 at $73.81 PSF. The tenant must exercise this extension option by April 1, 2016.

(4)	Consists of Martin’s News & Sundry, which pays $77.19 PSF for 570 SF, plus two antenna/satellite tenants paying $12,000 PSF and $75,584 PSF, respectively.

The following table presents certain information relating to the lease rollover schedule at the 11 Madison Avenue Property:

Lease Rollover Schedule(1)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	2	2	$43,792.00	0%	0%	$87,584	0%	0%
2017	6	198,966	$26.40	9%	9%	$5,252,776	4%	4%
2018	0	0	$0.00	0%	9%	$0	0%	4%
2019	2	99,107	$74.65	4%	13%	$7,398,075	5%	9%
2020	0	0	$0.00	0%	13%	$0	0%	9%
2021	0	0	$0.00	0%	13%	$0	0%	9%
2022	0	0	$0.00	0%	13%	$0	0%	9%
2023	0	0	$0.00	0%	13%	$0	0%	9%
2024	0	0	$0.00	0%	13%	$0	0%	9%
2025	2	152,232	$85.00	7%	20%	$12,939,720	9%	17%
2026	0	0	$0.00	0%	20%	$0	0%	17%
2027	0	0	$0.00	0%	20%	$0	0%	17%
2028 & Beyond	30	1,783,871	$68.52	78%	98%	$122,239,468	83%	100%
Vacant	0	50,865	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	42	2,285,043	$66.21	100%		$147,917,623	100%

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Market. The 11 Madison Avenue Property is located in the Midtown South office market - Manhattan’s smallest office market – containing approximately 66.6 million SF of space. The market has a total of 35 Class A buildings totaling approximately 17.3 million SF. As of Q1 2015, the Midtown South office market exhibited a vacancy rate of 7.0% and an average rental rate of $63.28 PSF.

The Midtown South office market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The 11 Madison Avenue Property is located in the Madison/Union Square submarket. The Madison/Union Square submarket contains over 32 million SF of office space and is Midtown South’s largest submarket. The submarket contains approximately 10.4 million SF of Class A space, including the 11 Madison Avenue Property at 2.3 million SF. As of March 31, 2015, the Madison/Union Square submarket had an overall vacancy rate of 7.3% and an overall asking rent of $64.22 PSF.

The appraiser identified 34 comparable properties totaling approximately 19.3 million SF of space that exhibited a rental range of $40.00 PSF to $90.00 PSF, with a weighted average occupancy of approximately 96.8%. However, according to the appraiser, the 11 Madison Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSBAM 2015-C26	11 Madison Avenue

Property is directly competitive with 10 Class A office properties located within the Madison/Union Square submarket. The average direct occupancy rate for the directly competitive buildings is 100.0%, compared to 96.8% for the full competitive set and 95.90% for the Class A Midtown South market as a whole.

The table below summarizes the 10 properties considered to be directly competitive to the 11 Madison Avenue Property within the Madison/Union Square office submarket:

Competitive Property Summary
Building	Net Rentable Area	Available SF (Direct)	Available SF (Sublease)	Direct Occupancy	Total Occupancy
One Madison Avenue	1,443,908	0	0	100.0%	100.0%
41 Madison Avenue	532,525	0	55,126	100.0%	89.7%
51 Madison Avenue	974,653	0	0	100.0%	100.0%
63 Madison Avenue	636,660	0	8,296	100.0%	98.7%
114 Fifth Avenue	287,804	0	19,326	100.0%	93.3%
160 Fifth Avenue	117,900	0	0	100.0%	100.0%
200 Fifth Avenue	594,089	0	0	100.0%	100.0%
770 Broadway	911,213	0	0	100.0%	100.0%
111 Eighth Avenue	2,300,000	0	0	100.0%	100.0%
51 Astor Place	307,839	0	0	100.0%	100.0%
Total / Wtd. Avg.	8,106,591	0	82,748	100.0%	99.0%

Source: Appraisal

The appraiser concluded market office rental rates for the 11 Madison Avenue Property as summarized in the table below:

Market Rent Summary
Type	Market Rent PSF
Concourse	$30.00
Office Floors 2, 5-12	$80.00
Office Floors 3-4	$85.00
Office Floors 13-14, 16-20	$90.00
Office Floors 15	$70.00
Office Floors 21-24	$95.00
Office Floors 25-29	$100.00

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the 11 Madison Avenue Property:

Cash Flow Analysis
	2011	2012	2013	2014	5/31/2015 TTM	UW	UW PSF
Base Rent(1)	$53,218,485	$55,145,848	$52,888,225	$52,592,579	$53,715,326	$147,917,623	$64.73
Straight Line Rents(2)	$0	$0	$0	$0	$0	$1,932,702	$0.85
Total Recoveries	$17,206,110	$17,569,249	$15,059,977	$14,780,924	$13,408,807	$5,509,992	$2.41
Other Income	$3,667,687	$3,540,490	$2,724,962	$2,996,156	$3,461,086	$7,679,439	$3.36
Less Vacancy & Credit Loss	$27,564	($93,899)	($725,384)	($488,860)	($319,721)	$0	$0.00
Effective Gross Income	$74,119,847	$76,161,688	$69,947,780	$69,880,799	$70,265,498	$163,039,756	$71.35
Total Operating Expenses	$23,014,338	$23,764,198	$22,896,733	$23,175,050	$23,876,107	$53,546,158	$23.43
Net Operating Income	$51,105,508	$52,397,490	$47,051,047	$46,705,749	$46,389,392	$109,493,598	$47.92
Capital Expenditures	$0	$0	$0	$0	$0	$457,009	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,605,307	$0.70
Net Cash Flow	$51,105,508	$52,397,490	$47,051,047	$46,705,749	$46,389,392	$107,431,283	$47.01

Occupancy %	N/A	99.1%	87.5%	94.0%	96.4%(3)	97.1%
NOI DSCR	1.85x	1.90x	1.71x	1.69x	1.68x	3.97x
NCF DSCR	1.85x	1.90x	1.71x	1.69x	1.68x	3.89x
NOI Debt Yield	6.7%	6.9%	6.2%	6.1%	6.1%	14.3%
NCF Debt Yield	6.7%	6.9%	6.2%	6.1%	6.1%	14.1%

(1)	Underwritten Base Rent is net of vacancy and includes Credit Suisse’s contractual base rent beginning on June 1, 2017 for all floors except 11 and 13 and 8,770 SF of storage space, for which the in-place rent is reflected. The increase in underwritten NOI over the 5/31/2015 TTM period is primarily a result of the increase in Credit Suisse’s base rent effective June 1, 2017.

(2)	Straight Line Rents is equal to the average rent for Sony’s space over the loan term.

(3)	The 5/31/2015 TTM occupancy is based on a March 1, 2015 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSBAM 2015-C26	11 Madison Avenue

Escrows and Reserves. During a Trigger Period (as defined below), the 11 Madison Avenue Borrower is required to escrow monthly 1/12 of the estimated taxes payable in the next 12 months and 1/12 of the estimated insurance premiums payable in the next 12 months (unless the 11 Madison Avenue Borrower maintains insurance under an acceptable blanket insurance policy). During a Trigger Period, the 11 Madison Avenue Borrower is required to escrow monthly $28,563 for capital expenditures approved by the lender. The 11 Madison Avenue Borrower deposited into escrow at origination (i) $18,847,898 on account of free rent concessions with respect to the Sony lease, (ii) $39,000,000 on account of outstanding payments with respect to the Credit Suisse sublease ($2,500,000 of the sublease payments were paid at closing and the remaining $36,500,000 was deposited into a Credit Suisse sublease account), (iii) $1,000 on account of outstanding disbursements to be made with respect to the delivery of updates to the title insurance policy and (iv) (a) cash in the amount of $81,152,102 into a lease costs account to partially fund the lease costs, and (b) delivered the Lease Costs Guaranty (as defined below), the sum of which, represents the remaining $140,212,434 of lease costs owed by the 11 Madison Avenue Borrower under existing leases. The lease costs consist of (1) outstanding TI/LC obligations with respect to the Credit Suisse, Sony, Yelp and WME leases (collectively, the “Outstanding TI/LC Expenses”) and (2) the outstanding base building work obligations, each as detailed in the table below, with respect to the Credit Suisse, Sony, Yelp and WME leases (the “Base Building Work”).

On the origination date, the guarantor delivered a guaranty (the “Lease Costs Guaranty”) in the amount of $59,060,332. The Lease Costs Guaranty covers an amount equal to (i) the lease costs outstanding (including any cost overruns) minus (ii) the sum of (A) the reserve funds in the lease costs account and (B) the amount of any lease costs letters of credit. In the event that the long-term unsecured S&P credit rating of the guarantor is less than BB+, the 11 Madison Avenue Borrower will be required to immediately deposit cash reserves into the lease costs account in the amount of (and in exchange for) any lease costs covered by the Lease Costs Guaranty; provided that in lieu of such cash collateralization, so long as no event of default exists under the 11 Madison Avenue Non-Serviced Loan Combination, the 11 Madison Avenue Borrower may elect to have all available cash applied to the lease costs account until all of the lease costs have been fully funded in cash.

Funds in the lease costs account are required to be released and the Lease Costs Guaranty will be reduced, generally, on a pro rata basis as the 11 Madison Avenue Borrower satisfies the leasing obligations and incurs the lease costs. In addition, amounts on reserve in the Sony free rent account will be transferred to the lease costs account monthly in connection with the amortization of Sony’s free rent. The Lease Costs Guaranty will be reduced by such deposits into the lease costs account as well as deposits of any other reserve funds into the lease costs account.

Lease Cost Summary
Lease Costs	Outstanding Amount
Credit Suisse Landlord Base Building Work	$21,591,448
Sony Landlord Base Building Work	$19,931,438
Credit Suisse Tenant Improvements(1)	$43,898,724
Sony Tenant Improvements	$43,641,509
Other Tenant Improvements	$4,533,205
Credit Suisse Leasing Commissions	$4,529,626
Sony Leasing Commissions	$0
Other Leasing Commissions	$2,086,484
Total Lease Costs	$140,212,434

(1)	Includes $33,806,313 in anticipated work allowance under the 2017 Credit Suisse lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 11 Madison Avenue Mortgage Loan. The 11 Madison Avenue Mortgage Loan has springing cash management (i.e., the 11 Madison Avenue Mortgage Loan has cash management only during a Trigger Period). When a Trigger Period is not continuing, funds in the lockbox account are required to be transferred daily to a deposit account controlled by the lender; however, automatic daily transfers of such deposits are required to be made from the deposit account into the 11 Madison Avenue Borrower’s operating account. During a Trigger Period, funds in the deposit account are required to be applied on each monthly payment date to pay debt service on the 11 Madison Avenue Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the 11 Madison Avenue Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the 11 Madison Avenue Borrower in connection with the operation and maintenance of the 11 Madison Avenue Property reasonably approved by the lender, to pay, provided no event of default under the 11 Madison Avenue Non-Serviced Loan Combination is continuing, monthly debt service on the 11 Madison Avenue Mezzanine A Loan and 11 Madison Avenue Mezzanine B Loan (each as defined herein), and to deposit the remainder into an account to be held by the lender as additional security for the 11 Madison Avenue Non-Serviced Loan Combination; provided, that if no event of default under the 11 Madison Avenue Non-Serviced Loan Combination is continuing, then (x) if a Lease Collateral Sweep Period exists, such remainder will be required instead to be deposited to the lease costs account until the aggregate amount deposited therein is equal to the outstanding amount of lease costs, and (y) if no amounts are required to be deposited as described in the preceding clause (x), and a Lease Sweep Period exists, such remainder will be required to instead be deposited to a rollover reserve account until the aggregate amount deposited therein causes the Lease Sweep Period to terminate in accordance with the definition of Lease Sweep Period.

A “Trigger Period” will

(i)	commence upon the occurrence of an event of default under the 11 Madison Avenue Mortgage Loan and continue until the event of default under the 11 Madison Avenue Mortgage Loan has been cured and such cure has been accepted by the lender or the lender has waived such event of default in writing;

(ii)	commence upon the occurrence of a Low Debt Yield Trigger Period (as defined herein) and continue until the Low Debt Yield Trigger Period has ended pursuant to the terms provided in the definition of Low Debt Yield Trigger Period;

(iii)	commence upon a default by the 11 Madison Avenue Borrower of any major lease obligation and continue until the default with respect to the major lease obligation has been cured and the lender has received an officer’s certificate from the 11 Madison Avenue Borrower stating that such cure has been accepted by the tenant and to the best of its knowledge there is no remaining dispute with the tenant;

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

MSBAM 2015-C26	11 Madison Avenue

(iv)	commence upon the occurrence of a Lease Collateral Sweep Period (as defined herein) and continue until the Lease Collateral Sweep Period has been cured as described below;

(v)	commence upon the occurrence of a Lease Sweep Period (as defined herein) and continue until the Lease Sweep Period has ended pursuant to the terms provided in the definition of Lease Sweep Period; or

(vi)	commence upon the occurrence of an event of default under the 11 Madison Avenue Mezzanine A Loan or the 11 Madison Avenue Mezzanine B Loan and continue until the lender has received a notice from the related mezzanine lender that such event of default has been cured or waived.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any quarter, the mortgage loan debt yield falls below 7.50% or the total debt yield falls below 5.75% and will cease to exist if either (i) the mortgage loan debt yield exceeds 7.50% and the total debt yield exceeds 5.75% for two consecutive quarters or (ii) the 11 Madison Avenue Borrower provides cash or a letter of credit to the lender in the amount that the outstanding principal balance would need to be reduced to cause the mortgage loan debt yield to be equal to or greater than 7.50% and the total debt yield to be equal to or greater than 5.75% (such cash or letter of credit are required to be released to the 11 Madison Avenue Borrower upon the satisfaction of the conditions set forth in clause (i)).

A “Lease Collateral Sweep Period” will commence if the long-term unsecured credit rating of the guarantor under the Lease Costs Guaranty falls below the minimum credit rating requirement as described in “—Escrows and Reserves” above and will end if either (i) all lease costs have been fully funded in cash into the lease costs account or (ii) upon the subsequent date that the guarantor meets the minimum credit rating.

A “Lease Sweep Period” will commence upon a bankruptcy proceeding in which the tenant under the Credit Suisse lease or the tenant and/or guarantor under the Sony lease (each, a “Major Tenant”) is the debtor and will end upon the earlier to occur of (i) in the event either of the Major Tenant leases are rejected in the applicable bankruptcy proceeding, the date on which a sufficient portion of the space occupied under the defaulted Major Tenant lease is re-leased so as to achieve a mortgage loan debt yield of 7.50% or greater and a total debt yield of 5.75%, (ii) the date of an assumption or assignment of the applicable Major Tenant lease out of bankruptcy or (iii) the date on which the amount of $75.00 per rentable SF of the relevant space is deposited into a rollover reserve account for approved leasing costs.

Additional Secured Indebtedness (not including trade debts). In addition to the 11 Madison Avenue Mortgage Loan, the 11 Madison Avenue Property also secures the 11 Madison Avenue Non-Serviced Companion Loan (a portion of which was included in the MAD 2015-11MD securitization trust, a portion of which was included in the COMM 2015-CCRE26 securitization trust, and the remaining portion of which is expected to be contributed to future securitization trusts) and the 11 Madison Avenue B Note (which was included in the MAD 2015-11MD securitization trust). The 11 Madison Avenue Mortgage Loan, the 11 Madison Avenue Non-Serviced Companion Loan, and the 11 Madison Avenue B Note all accrue interest at 3.5602% per annum. The 11 Madison Avenue Mortgage Loan is entitled to payments of interest and principal on a pro rata basis with the 11 Madison Avenue Non-Serviced Companion Loan. Prior to an event of default, each of the promissory notes comprising the 11 Madison Avenue Non-Serviced Loan Combination is entitled to payments of interest and principal on a pro rata basis with each of the other promissory notes comprising the 11 Madison Avenue Non-Serviced Loan Combination. After an event of default, the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Non-Serviced Companion Loan will continue to be entitled to payments of interest and principal on a pro rata basis as between such notes; however, the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Non-Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis to the 11 Madison Avenue B Note. Such priorities and the allocation of collections on the 11 Madison Avenue Non-Serviced Loan Combination are set forth in an agreement between note holders governing the promissory notes comprising the 11 Madison Avenue Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 11 Madison Avenue Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loans and Preferred Equity. The “11 Madison Avenue Mezzanine A Loan” refers to a loan in the original principal amount of $150,000,000 made by GACC, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo (in such capacity, the “Initial 11 Madison Avenue Mezzanine Lenders”) to 11 Madison Mezz 1 LLC, 11 Madison Mezz 2 LLC, 11 Madison Mezz 3 LLC, 11 Madison Mezz 4 LLC, 11 Madison Mezz 5 LLC, 11 Madison Mezz 6 LLC, and 11 Madison Mezz Borrower LLC (collectively, the “11 Madison Avenue Mezzanine A Borrower”), secured by 100% of the direct equity interest in the 11 Madison Avenue Borrower and put in place simultaneously with the origination of the 11 Madison Avenue Mortgage Loan. The “11 Madison Avenue Mezzanine B Loan” refers to a loan in the original principal amount of $175,000,000 made by the Initial 11 Madison Avenue Mezzanine Lenders to 11 Madison Second Mezz 1 LLC, 11 Madison Second Mezz 2 LLC, 11 Madison Second Mezz 3 LLC, 11 Madison Second Mezz 4 LLC, 11 Madison Second Mezz 5 LLC, 11 Madison Second Mezz 6 LLC, and 11 Madison Second Mezz Borrower LLC (collectively, the “11 Madison Avenue Mezzanine B Borrower”), secured by 100% of the direct equity interest in the 11 Madison Avenue Mezzanine A Borrower and put in place simultaneously with the origination of the 11 Madison Avenue Mortgage Loan. The 11 Madison Avenue Mezzanine A Loan and the 11 Madison Avenue Mezzanine B Loan are subject to an intercreditor agreement among the 11 Madison Avenue Mortgage Loan lender and the holders of each of the 11 Madison Avenue Mezzanine A Loan and the 11 Madison Avenue Mezzanine B Loan. Following origination, the 11 Madison Avenue Mezzanine A Loan was transferred to Credos 11 Madison LLC. Following origination, the 11 Madison Avenue Mezzanine B Loan was transferred to Teachers Insurance and Annuity Association of America.

The following table presents certain information relating to the 11 Madison Avenue Non-Serviced Loan Combination and the 11 Madison Avenue Mezzanine A Loan and the 11 Madison Avenue Mezzanine B Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$91,700,000	3.5602%	120	0	120	3.89x	14.3%	32.5%
Non-Serviced Companion Loan	$672,630,000	3.5602%	120	0	120	3.89x	14.3%	32.5%
B Note	$310,670,000	3.5602%	120	0	120	2.77x	10.2%	45.7%
Mezzanine A Loan	$150,000,000	4.6500%	120	0	120	2.34x	8.9%	52.1%
Mezzanine B Loan	$175,000,000	4.8500%	120	0	120	1.97x	7.8%	59.6%
Total/Wtd. Avg.	$1,400,000,000		120	0	120	1.97x	7.8%	59.6%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSBAM 2015-C26	11 Madison Avenue

Release of Property. Not Permitted.

Terrorism Insurance. The 11 Madison Avenue Borrower is required to obtain insurance against loss or damage by terrorist acts in an amount equal to 100% of the “full replacement cost” of the property plus the business interruption coverage otherwise required under the loan documents, provided that such coverage is commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension, renewal or replacement thereof) (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers acts which are “certified” within the meaning of TRIPRA.

IDA Lease Units. A portion of the 11 Madison Avenue Property consisting of the leasehold interests in 9 condominium units, the related fee simple interests of which are owned by the New York City Industrial Development Agency (“IDA”) is subject to a certain overlease agreement dated December 22, 1995, by and between the 11 Madison Avenue Borrower (as successor to tenant’s interest) and the IDA (as assigned and/or amended, the “11 Madison Avenue Overlease”). The rent under the 11 Madison Avenue Overlease is $10 for the full term and has been fully prepaid. The purpose of the 11 Madison Avenue Overlease is to substitute real property tax obligations with payments in lieu of real estate taxes. Credit Suisse is required to pay all PILOT pursuant to a PILOT Agreement dated December 1, 1995 between the IDA and Credit Suisse; however, under the sublease described under “Major Tenants” above, the 11 Madison Avenue Borrower has agreed to make such payments as to the subleased space. The IDA structure terminates on December 31, 2016. If the 11 Madison Avenue Overlease terminates for any reason, the fee interest in the condominium units subject to the 11 Madison Avenue Overlease reverts back to the 11 Madison Avenue Borrower. The mortgage for the 11 Madison Avenue Non-Serviced Loan Combination provides that upon any such reversion of condominium units to the 11 Madison Avenue Borrower, such condominium units will automatically be subject to the mortgage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

Palmer Center – 1st Bank Building

Floor	Tenants
14	B. Brothers 924 SF 12/2016; Bourbon Brothers 3,526 SF 12/2016; Vacant 4,376 SF
13	Hogan & Lovells 8,826 SF 1/2022
12	Schuck Interests 4,315 SF 1/2018; Sears & Swanson 3,288 SF 1/2017; McDowell, Laybourne 1,223 SF 11/2015
11	Vacant 8,826 SF
10	Covalt & Associates 924 SF 4/2018; Kent McMahan 4,062 SF 11/2017; Kondrup Enterprises 1,411 SF 7/2018; Vacant 2,239 SF
9	Northwestern Mutual Financial Network 8,826 SF 8/2020
8	New Cingular 924 SF 6/2020; Northwestern Mutual Financial Network 1,377 SF 8/2020; Ramsay, Stattman Vela & Price 2,130 SF 1/2019; Northwestern Mutual Financial Network 3,667 SF 8/2020
7	Bauer 924 SF 9/2015; Anderson & Carnahan 1,160 SF 12/2015; Petra Financial 3,097 SF 12/2017; Tom James 1,148 SF 10/2019; Vacant 2,497 SF
6	Doner Alliance 924 SF 1/2020; Vacant 1,580 SF; Vacant 1,788 SF; Ultrathera 1,481 SF 6/2018; Equitable Life 3,053 SF 12/2018
5	W. Bruce Kopper 1,467 SF 2/2019; C/S Commercial 3,322 SF 8/2018; Vacant 1,390 SF; Vacant 924 SF; Stinnett & Masters 1,770 SF 10/2015
4	Vacant 924 SF; Critigen 2,386 SF 1/2016; Anderson Michael 1,337 SF 9/2017; Aerotek 4,179 SF 10/2019
3	Highland Commercial 4,487 SF 4/2018; Vacant 924 SF; Torbet & Tuft 3,415 SF 6/2019
2	Insurance Technologies 12,252 SF 7/2024
1	First Bank 4,006 SF 10/2017; University of Phoenix 21,438 SF 7/2019
P1	Maty's Good To Go Café 270 SF 3/2016; Vacant 1,949 SF; Building Conference Room 1,948 SF

Vacant | Building | 2015 – 2016 | 2017 – 2018 | 2019 – 2020 | 2021+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

Palmer Center – Wells Fargo Tower

Floor	Tenants
15	Sherman & Howard 12,706 SF 10/2016
14	Met Life 9,540 SF 7/2019; Sachs Found. 1,242 SF 9/2019; Vacant 1,149 SF; Rodemer 775 SF 10/2015
13	Bryan Cave 15,061 SF 4/2023
12	Cascade Fin 2,900 SF 5/2017; Vacant 1,257 SF; Vacant 1,209 SF; LPL Financial 1,310 SF 4/2016; Stan Kent 1,326 SF 6/2018; Accellos 7,096 SF 12/2018
11	Seamount 1,636 SF 2/2016; Jag 3,407 SF 7/2019; Rothgerber Johnson & Lyons 10,055 SF 8/2019
10	Holland & Hart 11,380 SF 11/2017; Nova 2,375 SF 1/2020; Vacant 1,343 SF
9	American Heritage Title 2,527 SF 7/2018; Vacant 2,202 SF; UBS Financial Services 10,653 SF 11/2018
8	Adam Weitzel 2,679 SF 7/2019; Root 9B 5,426 SF 11/2020; IBM Corp 3,328 SF 6/2016; The Doctors 2,409 SF 9/2017; Mark Rue 1,077 SF 6/2017
7	Bombbomb LLC 15,098 SF 12/2019
6	Merrill Lynch 11,362 SF 5/2021; Vacant 3,736 SF
5	Boecore Inc. 8,394 SF 2/2018; TRG 6,239 SF 2/2023; Vacant 465 SF
4	Wells Fargo Bank 256 SF 6/2022; Vacant 5,654 SF; Kirtland & Seal 2,095 SF 6/2016; Cushman & Wakefield 2,274 SF 12/2015; Rels Valuation 450 SF 9/2016; Vacant 4,415 SF
3	Wells Fargo Bank 12,965 SF 6/2022; Bencor Properties 2,182 SF 12/2015
2	Wells Fargo Bank 15,633 SF 6/2022
1	Wells Fargo Bank 13,455 SF 6/2022

Legend: Vacant | 2015 – 2016 | 2017 – 2018 | 2019 – 2020 | 2021+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

Palmer Center
2 North Cascade Avenue
& 2, 4, 40-80, 90 South Cascade Avenue
Colorado Springs, CO 80903
COLORADO SPRINGS
Denver 58 miles
Pueblo 32 miles
United States Air Force Academy
US Air Force Academy Airfield
FRONT RANGE
Pikes Peak Comm. College-Rampart Range Campus
Pine Creek Golf Club
Briargate Pkwy
The Promenade Shops at Briargate
Chapel Hills Mall
Woodmen Plaza
Woodmen Rd
Voyager Pkwy
N Powers Blvd
Union Blvd
Ute Valley Park
Centennial Blvd
Pulpit Rock Park
Vickers Dr
Academy Blvd
Univ. of Colorado-Colo. Springs Campus
Austin Bluffs Pkwy
Garden of the Gods Rd
The Mesa
Kissing Camels GC
Garden of The Gods Park
Fillmore St
Mesa Rd
Palmer Park
Barnes Rd
Coleman Park
Springs Ranch Golf Course
Powers Blvd
Jimmy Creek Camp Park
Manitou Springs
Cimarron Hills
Patty Jewett Golf Course
Constitution Ave
Palmer Park Blvd
Colorado College
N. Union Blvd
Circle Dr
The Citadel Mall
Galley Rd
Platte Ave
Colorado Springs Fine Arts Center
US Olympic Training Center
Marksheffel Rd
Midland Expwy
Colorado Ave
Bear Creek Regional Park
Lake Ave
Pikes Peak Ave
Downtown
EL PASO COUNTY
Airport Rd
S. Academy Blvd
Fountain Blvd
Valley Hi Mun. GC
E. Fountain Blvd
Peterson Air Force Base Golf Course
Mt. Buckhorn
Cheyenne Blvd
Action Plaza Shopping Center
Circle Dr
Hancock Expwy
Chelton Rd
City of Colorado Springs Municipal Airport
The Broadmoor
Lake Ave
Cheyenne Mountain Shopping Center
Milton E. Proby Pkwy
Broadmoor Golf Club
PIKE NATIONAL FOREST
Country Club of Colorado
Stratmoor
Cheyenne Mtn. Zoo
S. Academy Blvd
S. Powers Blvd
Pikes Peak Comm. College-Centennial Campus
Main St
Security
The Horns
Big Johnson Reservoir
Cheyenne Mtn.
Canam Hwy
Grinnell St
Magrath Ave
Cheyenne Mtn. Air Force Base
Mem. Hwy
Vietnam Veterans
Fontaine Blvd
Fort Carson
Fountain
C and S Rd
S. Marksheffel Rd
25
24
83
87
94
115
16
WYOMING
NEBRASKA
Rock Springs
Rawlins
Scottsbluff
Laramie
Cheyenne
Sterling
Craig
Steamboat Springs
Fort Collins
Greeley
Loveland
Longmont
Boulder
Fort Morgan
Westminster
DENVER
AURORA
Lakewood
Littleton
Vail
Aspen
Castle Rock
COLORADO SPRINGS
Grand Junction
COLORADO
Montrose
Gunnison
Salida
Cañon City
Pueblo
La Junta
Alamosa
Trinidad
Durango
Farmington
Bloomfield
Raton
NEW MEXICO
Espanola
OKLA.
TEXAS
KS
UT

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSBAM 2015-C26	Palmer Center

Mortgage Loan No. 4 – Palmer Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$74,000,000			Location:	Colorado Springs, CO 80903
Cut-off Date Balance:	$73,717,026			General Property Type:	Office
% of Initial Pool Balance:	7.0%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Raymond Levy; Dan Levy; Barry			Year Built/Renovated:	1968-1989/N/A
	Cayton; Jona Goldrich; Canpro			Size:	459,500 SF
	Investments Ltd.			Cut-off Date Balance per SF:	$160
Mortgage Rate:	4.360%			Maturity Date Balance per SF:	$130
Note Date:	7/31/2015			Property Manager:	Unilev Management Corp.
First Payment Date:	9/1/2015				(borrower related)
Maturity Date:	8/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,121,980
Seasoning:	3 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield at Maturity:	11.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.34x
Additional Debt Type:	N/A			Most Recent NOI:	$7,156,435 (5/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$7,055,569 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$7,074,689 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	88.2% (9/15/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.7% (12/31/2014)
RE Tax:	$247,164	$82,388	N/A	3rd Most Recent Occupancy:	88.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$103,900,000 (6/25/2015)
Recurring Replacements:	$0	$7,658	N/A	Cut-off Date LTV Ratio:	70.9%
TI/LC:	$0	$47,482	$1,709,340	Maturity Date LTV Ratio:	57.5%
Other:	$1,012,953	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$74,000,000	100.0%	Loan Payoff	$72,201,986	97.5%
Borrower Cash	$28,727	0.0%	Reserves:	$1,260,117	1.7%
			Closing Costs(2):	$566,625	0.8%
Total Sources:	$74,028,727	100.0%	Total Uses:	$74,028,727	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Closing costs include a $200,000 consulting fee paid to Unilev Capital Corp. of Texas, an affiliate of the Palmer Center Borrower.

The Mortgage Loan. The fourth largest mortgage loan (the “Palmer Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $74,000,000 secured by a first priority fee mortgage encumbering two adjacent office buildings and an atrium office building in Colorado Springs, CO (collectively, the “Palmer Center Property”). The proceeds of the Palmer Center Mortgage Loan were used to refinance a previous mortgage loan with an outstanding principal balance of approximately $72,201,986 (net of applied escrows), fund reserves and pay closing costs. The previous mortgage loan secured by the Palmer Center Property was included in the CSFB 2005-C5 securitization trust.

The Borrower and the Sponsor. The borrowers are RPalmer, LLC (10%); DPalmer, LLC (10%); Palmer Center Owner, LLC (40%); and Overland Palmer, LLC (40%) (collectively, the “Palmer Center Borrower”), four Delaware special-purpose limited liability companies, each with two independent directors, as tenants in common. The Tottenham Trust, with Raymond Levy as the trustee, owns 100% of RPalmer, LLC. The Dan and Panta S. Levy Trust of 2001, with Dan Levy as the trustee, owns 100% of DPalmer, LLC. Palmer Center Owner, LLC is controlled by Canpro Investments Ltd. The Goldrich Trust No. 1, with Jona Goldrich, as trustee, and Barry Cayton control Overland Palmer, LLC. The Tottenham Trust, The Dan and Panta S. Levy Trust of 2001, Canpro Investments Ltd., and The Goldrich Trust No. 1 are the joint and several nonrecourse carve-out guarantors. Jona Goldrich, Dan Levy, and Raymond Levy have nonrecourse carve-out liabilities only if certain of the aforementioned trust entities cease to exist.

Dan and Raymond Levy are principals of Unilev Capital Corporation (“Unilev”), a privately held real estate investment organization founded in 1992 and based in Beverly Hills, California. Canpro Investments Ltd., is a Montreal, Canada-based commercial real estate development and management company, of which Naomi Azrieli, who is a director of the Azrieli Group, Ltd., is President. Jona Goldrich is a principal of Goldrich & Kest Industries, LLC, a Los Angeles based real estate and development company.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSBAM 2015-C26	Palmer Center

The Property. The Palmer Center Property consists of two enclosed corridor-connected office towers (the 1st Bank Tower and the Wells Fargo Tower), an adjoining two story-office structure (the “Atrium Building”) and a 1,642-stall subterranean parking structure, located in downtown Colorado Springs, CO. The Palmer Center Property is subject to the condominium declaration for the Palmer Center Condominium Association. The condominium regime consists of two units, including an office unit (the “Office Unit”), which represents the collateral for the Palmer Center Property, and a hotel unit (the “Hotel Unit”). No portion of the Hotel Unit, which consists of the 292-room Antlers Hilton Hotel and Conference Center, is collateral for the Palmer Center Mortgage Loan. 250 of the subterranean parking spaces included within the Office Unit are controlled by the Hotel Unit. The Office Unit represents a 61.44% interest and the Hotel Unit represents a 38.56% interest in the Palmer Center Condominium Association common elements; however, control of the condominium board is shared equally between the two units, and the Palmer Center Borrower does not control the condominium board.

The 1st Bank Tower is a 14-story building containing approximately 149,426 SF. It was constructed in 1968. The Wells Fargo Tower is a 15-story building containing approximately 220,830 SF, not including approximately 5,811 SF of attached retail space. It was constructed in 1989. The Atrium Building is a two-story building containing approximately 83,433 SF. It was constructed in 1975.

Major Tenants.

Insurance Technologies (55,258 SF, 12% of NRA, 11% of underwritten rent). Insurance Technologies, LLC, leases 55,258 SF of office space at the Palmer Center Property. The original lease began on August 14, 1998 and has been expanded and renewed with a current expiration date of July 31, 2024, with one five-year lease extension option. The company provides sales and regulatory automation solutions to the insurance and financial services industries. The company was founded in 1995 and is headquartered at the Palmer Center Property.

Wells Fargo Bank (42,309 SF, 9% of NRA, 12 % of underwritten rent). Wells Fargo Bank, National Association (“Wells Fargo”), as successor to Norwest Bank Colorado Springs, leases 42,309 SF of bank branch and office space at the Palmer Center Property. The lease began on July 1, 1990, was most recently renewed on July 1, 2015, and has a current expiration date of June 30, 2022, with two five-year lease extension options. In addition to its underwritten base rent, Wells Fargo pays $1.00 PSF per year for building naming rights. As of its 2014 annual report, Wells Fargo (NYSE: WFC) reported $1.7 trillion in assets and 8,700 banking locations, not including ATM locations.

Colorado Springs Health Care (40,427 SF, 9% of NRA, 8% of underwritten rent).Colorado Springs Health Partners, P.C., (“CSHP”) leases 40,427 SF of office space at the Palmer Center Property. The lease began on November 1, 2003, was expanded on April 1, 2013, and has a current expiration date of December 31, 2022, with one five-year lease extension option. CSHP includes more than 90 physicians, 20 mid-level practitioners, and over 600 support staff at 11 facilities. CSHP was acquired by DaVita Healthcare Partners (NYSE: DVA) on January 1, 2015.

University of Phoenix (21,438 SF, 5% of NRA, 5% of underwritten rent).The University of Phoenix, Inc. leases 21,438 SF of office space at the Palmer Center Property. The lease began on August 1, 2011, was renewed and expanded on June 1, 2013, and has a current expiration date of July 31, 2019, with one five-year lease extension option. The University of Phoenix is a subsidiary of Apollo Education Group, Inc. (NASDAQ: APOL), a private, for profit secondary education company.

The following table presents a summary regarding the largest tenants at the Palmer Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Insurance Technologies	NR/NR/NR	55,258	12%	$701,498	11%	$12.69	7/31/2024
Wells Fargo Bank	AA-/A2/A+	42,309	9%	$803,871	12%	$19.00	6/30/2022
Colorado Springs Health Care	NR/B1/BB	40,427	9%	$545,765	8%	$13.50	12/31/2022
University of Phoenix	NR/NR/NR	21,438	5%	$330,145	5%	$15.40	7/31/2019
BombBomb LLC	NR/NR/NR	15,098(4)	3%	$211,250	3%	$13.99	12/31/2019
Subtotal/Wtd. Avg.		174,530	38%	$2,592,529	39%	$14.85

Other Tenants		230,907	50%	$3,979,392	61%	$17.23
Vacant Space		54,063	12%	$0	0%	$0.00
Total/Wtd. Avg.		459,500	100%	$6,571,921	100%	$16.21

(1)   Information is based on the underwritten rent roll.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Wtd. Avg. Rent PSF excludes vacant space.

(4)   The BombBomb LLC SF reflects two contractual tenant expansions effective on January 1, 2016 (to 13,000 SF) and on January 1, 2017 (to 15,098 SF). The underwritten cash flow reflects the first expansion to 13,000 SF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSBAM 2015-C26	Palmer Center

The following table presents certain information relating to the lease rollover at the Palmer Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	7	10,308	$16.02	2%	2%	$165,109	3%	3%
2016	10	28,631	$18.18	6%	8%	$520,601	8%	10%
2017	9	33,556	$16.99	7%	16%	$569,974	9%	19%
2018	13	50,473	$16.87	11%	27%	$851,563	13%	32%
2019	13	78,740	$15.93	17%	44%	$1,254,546	19%	51%
2020	9	24,247	$16.76	5%	49%	$406,295	6%	57%
2021	1	11,362	$19.80	2%	52%	$224,968	3%	61%
2022	4	91,562	$16.16	20%	72%	$1,479,820	23%	83%
2023	2	21,300	$18.66	5%	76%	$397,547	6%	89%
2024	3	55,258	$12.69	12%	88%	$701,498	11%	100%
2025	0	0	$0.00	0%	88%	$0	0%	100%
2026	0	0	$0.00	0%	88%	$0	0%	100%
2027	0	0	$0.00	0%	88%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	54,063	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	71	459,500	$16.21	100%		$6,571,921	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSBAM 2015-C26	Palmer Center

The Market. The Palmer Center Property is located in the Colorado Springs, El Paso County, CO, central business district (CBD), approximately four blocks east of I-25. Colorado Springs is located approximately 65 miles south of Denver, is the second largest city in Colorado, and is home to the Cheyenne Mountain Air Force Base, the Fort Carson U.S. Army Base and the U.S. Air Force Academy. The estimated 2015 metropolitan area population is approximately 696,200 people. As of March 31, 2015, the Colorado Springs office market had a 13.6% vacancy rate. As of March 31, 2015, the CBD had a vacancy rate of approximately 10.1% and an average NNN rental rate of $12.22 PSF. Bank branch and retail space rents and rent quotes ranged from $17.00 PSF to $22.00 PSF.

The following table presents leasing data at competitive office properties with respect to the Palmer Center Property:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	TIs
WF & 1st Bank Tower Competitive Properties
Plaza Of The Rockies -North Tower 111 South Tejon Street Colorado Springs, CO	187,352	1984	75%	Mortgage Quoted	2,600 N/A	Aug-14 N/A	2.0 N/A	$14.75 $15.50	$5 N/A
Plaza Of The Rockies -South Tower 121 South Tejon Street	280,000	1999	94%	Quoted	N/A	N/A	N/A	$18.00	N/A
Alamo Corporate Center 102 South Tejon Street Colorado Springs, CO	201,060	1983	94%	Land Title Re Max Quoted	2,800 4,700 N/A	Jan-15 Dec-13 N/A	5.0 N/A N/A	$15.00 $17.00 $15.50	$28 $27
Colorado Square 2 North Nevada Avenue Colorado Springs, CO	218,160	1976	61%	Quoted	N/A	N/A	N/A	$15.00	N/A
American National Bank Building 102 North Cascade Avenue Colorado Springs, CO	69,019	1971	90%	Confidential Quoted	3,570 N/A	Jun-14 N/A	5.0	$14.00 $14.00	$20 N/A
Atrium Building Competitive Properties
US Bank - Exchange Building 6 South Tejon Street Colorado Springs, CO	57,859	1909	81%	Quoted	N/A	N/A	N/A	$12.50	$3
GE Johnson Building 25 N. Cascade Avenue Colorado Springs, CO	54,453	1963	64%	GE Johnson Quoted	21,450 N/A	May-13 N/A	10.0 N/A	$13.00 $12.50	N/A N/A
Railroad Station Campus 545 E. Pikes Peak Ave. Colorado Springs, CO	27,174	1980	60%	Quoted	N/A	N/A	N/A	$8.95	N/A
UMB Bank Building 101 N. Cascade Ave. Colorado Springs, CO	40,368	1966	74%	Marketing Firm UMB Bank Expansion Attorney UMB Bank Quoted	3,299 3,000 2,000 6,000 N/A	Jan-12 Mar-11 Dec-10 Jan-07 N/A	3.0 6.0 3.0 10.0 N/A	$12.00 $10.00 $9.00 $25.00 $11.00	$0 $0 $5 $0 N/A
Main-Level Bank Space Competitive Properties
US Bank 1st Floor Space - Exchange Building 6 South Tejon Street Colorado Springs, CO	57,859	1909	81%	US Bank Quoted	N/A	Jun-11	7.0	$20.00	$3
Kirkpatrick Bank Space - GE Johnson Building 25 N. Cascade Avenue Colorado Springs, CO	54,453	1963	64%	Kirkpatrick Quoted	6,586 N/A	N/A N/A	10.0	$19.50 $20.00	$0
ReMax - Alamo Corporate Center 102 South Tejon Street Colorado Springs, CO	201,060	1983	100%	ReMax Quoted	4,700	Dec-13	N/A	$17.00	$27 N/A
Co Biz Bank - Colorado Square 2 North Nevada Avenue Colorado Springs, CO	218,160	1976	100%	Quoted	4,000	N/A	N/A	$22.00	N/A

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

MSBAM 2015-C26	Palmer Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Palmer Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	5/31/2015 TTM	UW	UW PSF
Base Rent(1)	$6,719,382	$6,673,509	$6,657,515	$6,511,190	$6,564,231	$7,418,817	$16.15
Total Recoveries	$4,059,802	$3,934,943	$3,914,453	$4,060,108	$4,045,975	$4,199,744	$9.14
Other Income(2)	$1,489,139	$1,459,931	$1,460,441	$1,534,061	$1,584,892	$1,584,892	$3.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($846,896)	($1.84)
Effective Gross Income	$12,268,323	$12,068,383	$12,032,409	$12,105,359	$12,195,098	$12,356,557	$26.89
Total Expenses	$5,029,230	$4,943,545	$4,957,720	$5,049,790	$5,038,663	$5,234,576	$11.39
Net Operating Income	$7,239,093	$7,124,838	$7,074,689	$7,055,569	$7,156,435	$7,121,980	$15.50
Capital Expenditures	$0	$0	$0	$0	$0	$91,900	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,084,420	$2.36
Net Cash Flow	$7,239,093	$7,124,838	$7,074,689	$7,055,569	$7,156,435	$5,945,660	$12.94

Occupancy %	91.2%	90.4%	88.6%	86.7%	88.5%	88.6%
NOI DSCR	1.64x	1.61x	1.60x	1.59x	1.62x	1.61x
NCF DSCR	1.64x	1.61x	1.60x	1.59x	1.62x	1.34x
NOI Debt Yield	9.8%	9.7%	9.6%	9.6%	9.7%	9.7%
NCF Debt Yield	9.8%	9.7%	9.6%	9.6%	9.7%	8.1%

(1)	Contractual rent steps though March 1, 2016, totaling approximately $213,532, are underwritten.

(2)	Other Income includes parking income, storage income, signage income, late charges and conference room fees. Parking income for the TTM period was $1,379,063.

Escrows and Reserves. The Palmer Center Borrower deposited $247,164 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Palmer Center Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Palmer Center Borrower maintains insurance under an acceptable blanket insurance policy). The Palmer Center Borrower is required to make monthly deposits of $7,658 for replacement reserves. The Palmer Center Borrower (i) deposited $849,661 for tenant improvement costs and leasing commissions which the Palmer Center Borrower is obligated to pay or reimburse in specified amounts under leases with six tenants at the Palmer Center Property as set forth on a schedule to the Palmer Center Mortgage Loan agreement and (ii) is required to make monthly deposits of $47,482 for future tenant improvement costs and leasing commissions into a rollover reserve, to the extent that the amount then on deposit in such reserve is less than $1,709,340. The Palmer Center Borrower deposited in escrow at loan origination $163,291.87 with respect to free rent credits under leases with four tenants as set forth on a schedule to the Palmer Center Mortgage Loan agreement, which amount is required to be disbursed to the Palmer Center Borrower on a monthly basis in the relevant month to which such free rent credit applies, provided no event of default is occurring under the Palmer Center Mortgage Loan and the applicable tenant is in occupancy of its premises and not in default under its applicable lease.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Palmer Center Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Period (as defined below) for the Palmer Center Mortgage Loan, the Palmer Center Borrower has agreed to establish and maintain a hard lockbox). The Palmer Center Mortgage Loan has springing cash management (i.e. the Palmer Center Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Palmer Center Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Palmer Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, during a Cash Sweep Period caused solely by a DSCR Event (as defined below), to the Palmer Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget together with other amounts incurred by the Palmer Center Borrower in connection with the operation and maintenance of the Palmer Center Property reasonably approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the Palmer Center Mortgage Loan provided that (i) if a Cash Sweep Period is in effect only due to the DSCR, such funds may be obtained by the Palmer Center Borrower for the same purposes, and upon satisfaction of the same conditions, as the rollover reserves funds and (ii) if the Cash Sweep Period has been cured, the remainder will be disbursed to the Palmer Center Borrower.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Palmer Center Mortgage Loan and continue until the date on which the event of default under the Palmer Center Mortgage Loan is cured to the lender’s sole satisfaction,

(ii)	commence upon the date the lender determines that the DSCR on the Palmer Center Mortgage Loan (based solely on the Palmer Center Mortgage Loan) has fallen below 1.10x for six consecutive calendar months (the “DSCR Event”) and continue until the date the lender determines that the DSCR on the Palmer Center Mortgage Loan (based solely on the Palmer Center Mortgage Loan) has been equal to or greater than 1.10x for the immediately preceding six consecutive calendar months (the “DSCR Event Cure”),

(iii)	commence upon the date a Major Tenant (as defined below) takes or is subject to certain bankruptcy actions and continue until the earlier of (x) either (a) the date such Major Tenant affirms its lease in the applicable bankruptcy proceeding and any appointment of a receiver, liquidator or trustee is dismissed, is in occupancy of its leased premises at the Palmer Center Property, and is open for business or (b) the date the entire leased premises is leased pursuant to one or more approved substitute leases (the “Substitute Lease Cure”) or (y) the date of the DSCR Event Cure,

(iv)	commence upon the date a Major Tenant vacates its leased premises at the Palmer Center Property and continue until the earlier of (x) either (a) the date such Major Tenant is in occupancy of its leased premises at the Palmer Center Property and is open for business or (b) the date of the Substitute Lease Cure or (y) the date of the DSCR Event Cure, or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Palmer Center

(v)	commence upon the date that is nine months prior to the expiration of a Major Tenant’s lease if such Major Tenant has not elected to renew its lease and continue until the earlier of (x) the date the applicable Major Tenant has renewed the entirety of its premises under its lease on terms and conditions approved by the lender, and such Major Tenant is in occupancy of such premises, (y) the date of the Substitute Lease Cure, or (z) the date of the DSCR Event Cure.

A “Major Tenant” means a tenant under any lease which (i) individually, or in the aggregate with other leases with such tenant or its affiliates at the Palmer Center Property (a) accounts for 10% or more of the Palmer Center Property’s aggregate contractual rent payments, or (b) demises 20,000 SF or more of the Palmer Center Property’s gross leasable area or (ii) contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Palmer Center Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Commencing on the same date that defeasance of the Palmer Center Mortgage Loan is permitted, a single mezzanine loan secured by a pledge of all of the direct ownership interests in the Palmer Center Borrower (such loan, the “Palmer Center Permitted Mezzanine Debt”) is permitted with the written consent, which may not be unreasonably withheld, of the lender under the Palmer Center Mortgage Loan, subject to various conditions, including among other conditions: (i) no event of default exists, (ii) the borrower of the Palmer Center Permitted Mezzanine Debt is, and the Palmer Center Borrower remains, a single-purpose entity pursuant to the terms of the Palmer Center Mortgage Loan, (iii) the Palmer Center Permitted Mezzanine Debt will not result in an aggregate DSCR of less than 1.20x or an aggregate LTV ratio greater than 75%, (iv) the lender of the Palmer Center Permitted Mezzanine Debt (the “Palmer Center Mezzanine Lender”) satisfies the applicable rating agency criteria for a “qualified transferee,” (v) the Palmer Center Mezzanine Lender enters into an intercreditor agreement with the lender under the Palmer Center Mortgage Loan on such lender’s standard form of intercreditor agreement with commercially reasonable modifications then accepted for loans of similar size and structure, (vi) the lender under the Palmer Center Mortgage Loan has received a rating agency confirmation as to the Palmer Center Permitted Mezzanine Debt from each applicable rating agency and (vii) the Palmer Center Borrower executes any documents requested by the lender under the Palmer Center Mortgage Loan in connection with the Palmer Center Permitted Mezzanine Debt.

Release of Property. Not permitted.

Terrorism Insurance. The Palmer Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The Palmer Center Borrower is not required to spend on terrorism insurance coverage more than five times the amount payable for such coverage at loan origination, and if the cost of terrorism insurance exceeds such amount, the Palmer Center Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Wallace Student Housing Portfolio

Mortgage Loan No. 5 – Wallace Student Housing Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Wallace Student Housing Portfolio

Mortgage Loan No. 5 – Wallace Student Housing Portfolio

ATHENS
Downtown
JACKSON COUNTY
CLARKE COUNTY
OCONEE COUNTY
Athens Perimeter
Athens Perimeter
Vincent Dr.
Jefferson Rd.
Tallassee Rd.
Big Bear Rd.
Commerce Rd.
Danielsville Rd.
General Daniels Ave.
Hull Rd.
Voyles Rd.
Sandy Creek Nature Center
Athens Country Club
Athens Technical College
Athens Dr.
Homewood Shopping Center
Naval Supply Corps School
Piedmont Coll. Athens Campus
Athens Plaza
East Athens Community Park
Spring Valley Rd.
Athens Regional Medical Ctr.
Winterville Rd.
Cleveland Rd.
Cleveland Rd.
Athens Ben Epps Airport
Lexington Rd.
W. Broad St.
Sanford Stadium
University of Georgia
Atlanta Hwy.
Georgia Square Mall
Athens West Shopping Center
Atlanta Hwy
St. Mary's Hospital
Beechwood Shopping Center
Stegeman Coliseum
West Lake Dr.
Ramsey Student Ctr.
Clarke Crossing Shopping Ctr.
Timothy Rd.
Oconee Forest Park
Monroe Hwy.
Jimmy Daniel Rd.
Epps Bridge Pkwy.
College Station Shopping Center
Athens Memorial Park
Jennings Mill Country Club
Mars Hill Rd.
Atlanta 60 miles
Univ. of Georgia Golf Course
Old Lexington Rd.
Summer Hill Recreation Club
Rocky Branch Rd.
The State Botanical Garden of Georgia
Milledge Ave.
Barnett Shoals Rd.
Malcom Bridge Rd.
Mars Hill Rd.
Daniells Bridge Rd.
Macon Hwy.
Athens Academy
Simonton Bridge Rd.
University of Georgia
Hodges Mill Rd.
1
3

Wallace Student Housing Portfolio

1 Whistlebury & Whistlebury Walk	Athens, GA
2 College Station	Milledgeville, GA
3 Waterford Place	Athens, GA

Atlanta 85 miles
Baldwin County Airport
Lake Sinclair
Log Cabin Rd
Milledgeville Country Club
Columbia St
Jefferson St
Merchant Central Shopping Ctr.
Milledgeville Mall
Dunlap Rd
Oconee River
MILLEDGEVILLE
BALDWIN COUNTY
Walter B. Williams Jr. Park
Little Fishing Creek Golf Course
Central Georgia Tech. College
Oconee Reg. Medical Center
Georgia College (GCSU)
Georgia Military College
Sparta Hwy
Glynn St
GCSU West Campus
Centennial Center
Georgia Military College Baseball Fields
Horace Veal Rd
Kings Rd
Vinson Hwy
Stembridge Rd
Allen Mem. Dr
Midway-Hardwick
Central State Hospital
2

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Wallace Student Housing Portfolio

Mortgage Loan No. 5 – Wallace Student Housing Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Portfolio
Original Balance:	$40,000,000			Location:	Georgia
Cut-off Date Balance:	$40,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	James E. Wallace			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.820%			Size(2):	943 Beds
Note Date:	8/26/2015			Cut-off Date Balance per Unit:	$42,418
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$37,469
Maturity Date:	9/1/2025			Property Manager:	Rent Athens LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$3,498,372
Seasoning:	2 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (23); YM1 (95); O (2)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.74x (IO) 1.35x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$4,468,529 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,994,988 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,611,541 (12/31/2012)
Reserves(1)				Most Recent Occupancy(2)(3)(4):	91.6% (9/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3)(5):	90.3% (12/31/2014)
RE Tax:	$39,421	$27,336	N/A	3rd Most Recent Occupancy(5):	98.9% (12/31/2013)
Insurance:	$48,990	$10,327	N/A	Appraised Value (as of):	$59,400,000 (4/28/2015)
Deferred Maintenance:	$95,937	$0	N/A	Cut-off Date LTV Ratio:	67.3%
Recurring Replacements:	$0	$7,858	N/A	Maturity Date LTV Ratio:	59.5%
Other:	$1,364,250	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	100.0%	Loan Payoff:	$30,101,700	75.3%
			Reserves:	$1,548,598	3.9%
			Closing Costs:	$1,673,796	4.2%
			Return of Equity:	$6,675,906	16.7%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Includes 48 newly constructed beds at Whistlebury & Whistlebury Walk that came on line in August 2015. Excluding the newly constructed beds, the Wallace Student Housing Portfolio Property was 94.4% occupied as of September 30, 2015.

(3)	Five units were taken off-line in 2014 to be redeveloped into a student activity center at Whistlebury & Whistlebury Walk. In addition, 69 four-bedroom units at Whistlebury & Whistlebury Walk were renovated in 2014-2015 and common areas at Waterford Place were renovated from 2014-2015.

(4)	Percentage of beds occupied.

(5)	Percentage of units occupied.

The Mortgage Loan. The fifth largest mortgage loan (the “Wallace Student Housing Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 secured by a first priority fee mortgage encumbering a portfolio of three individual student housing properties with a total of 943 beds in Athens and Milledgeville, Georgia (the “Wallace Student Housing Portfolio Property”). The proceeds of the Wallace Student Housing Portfolio Mortgage Loan were used to refinance prior mortgage loans and equipment loans totaling approximately $30,101,700, fund reserves, pay closing costs and return equity to the Wallace Student Housing Portfolio Borrower. Two of the three individual properties comprising the Wallace Student Housing Portfolio Property secured a loan that was included in the WBCMT 2006-C24 securitization trust.

The Borrower and the Sponsor. The borrowing entities are Whistlebury Holdings, LLC, a single-purpose Georgia limited liability company with one independent director; Waterford Place Holdings, Inc., a single-purpose Georgia corporation with one independent director; and J. Wallace Holdings, Inc., a single-purpose Georgia corporation with one independent director (collectively, the “Wallace Student Housing Portfolio Borrower”). James E. Wallace, the sponsor and nonrecourse carve-out guarantor, controls and indirectly owns a portion of the Wallace Student Housing Portfolio Borrower. Mr. Wallace has been a developer of student housing since 1992 and has developed a total of approximately 1,600 beds in Georgia. Mr. Wallace’s commercial real estate portfolio is currently comprised of the Wallace Student Housing Portfolio Property.

The Property. The Wallace Student Housing Portfolio Property consists of a 482-bed student housing property located in Athens, Georgia (“Whistlebury & Whistlebury Walk”), a 317-bed student housing property located in Milledgeville, Georgia (“College Station”) and a 144-bed student housing property located in Athens, Georgia (“Waterford Place”).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Whistlebury & Whistlebury Walk is located approximately 1/2 mile north of downtown Athens and the northern boundary of the University of Georgia Athens (“UGA”) campus. Whistlebury & Whistlebury Walk was built in phases in 1999, 2001-2004 and 2014-2015 by the sponsor and renovated in 2014-2015 and consists of 127 units with a total of 482 beds. Whistlebury & Whistlebury Walk was renovated from 2014-2015 with the sponsor investing approximately $1.5 million to renovate 69 four-bedroom units, including new granite countertops, kitchen and bathroom cabinets, stainless steel kitchen appliances and light fixtures. Twelve new four-bedroom units atop two levels of structured parking were completed in August 2015. Unit amenities include standard kitchen appliances, a full-size washer/dryer and a ceiling fan. Ground-floor units feature patios, and townhouse units feature a deck. Common amenities include two swimming pools and a leasing management office. In addition, one existing building containing five units was taken off line in 2014 and is in the process of being reconfigured into a student activity center to be completed during the 2015/2016 academic year at a total cost of approximately $1.2 million, which is planned to include a clubhouse, lounge, fitness center and game room. The funds required to complete the student activity center were placed into a reserve at loan origination. Tenants are charged an upfront fee of $350 per bed per year for the use of the student activity center.

College Station is located two blocks north of the Georgia College and State University (“GCSU”) campus and within walking distance to downtown Milledgeville. College Station was built in multiple phases from 1988 through 2006 and consists of 105 units with a total of 317 beds. Unit amenities include standard kitchen appliances, a full-size washer/dryer and a ceiling fan. Common amenities include beach volleyball courts, a pool and 357 parking spaces.

Waterford Place is located approximately 2/3 mile south of downtown Athens and 1/4 mile east of the UGA campus. Waterford Place was built in 1992 and consists of 36 units with a total of 144 beds. Unit amenities include standard kitchen appliances, a full-size washer/dryer and a ceiling fan. Common amenities include a swimming pool and on-site parking. The sponsor invested approximately $192,000 to renovate common areas in 2014-2015. Tenants at Waterford Place will also have use of the student activity center under construction at Whistlebury & Whistlebury Walk for a fee of $350 per bed per year.

Each bedroom at the Wallace Student Housing Portfolio Property has its own private bathroom. Leases at the Wallace Student Housing Portfolio Property are for 12 months and are backed by parental guarantees. No concessions are offered at the Wallace Student Housing Portfolio Property. The sponsor has either developed or completed each of the individual properties and has owned each of the individual properties of the Wallace Student Housing Portfolio Property for between 16 and 23 years.

The tables below summarize the details of the three properties comprising the Wallace Student Housing Portfolio Property:

Property Summary
Property	Location	Allocated Cut-off Date Loan Amount	% of Total Loan Balance	Size (Beds)	Year Built /Renovated	Occ % (by bed)	Appraised Value	Allocated Cut-off Date Loan Amount per Bed
Whistlebury & Whistlebury Walk	Athens, GA	$22,400,000	56.0%	482	1999; 2001-2004; 2014-2015 /2014-2015	86.7%(1)	$32,450,000	$46,473
College Station	Milledgeville, GA	$11,918,367	29.8%	317	1988; 2004; 2005; 2006/N/A	99.4%	$18,250,000	$37,597
Waterford Place	Athens, GA	$5,681,633	14.2%	144	1992/2014-2015	91.0%	$8,700,000	$39,456
Total/Wtd. Avg.		$40,000,000	100.0%	943		91.6%(1)	$59,400,000	$42,418

Whistlebury & Whistlebury Walk Unit Mix
Unit Type	No. of Units	Avg. SF	No. of Beds	No. of Beds Occupied	% of Beds Occupied	Avg. Monthly Rent (Bed)	Avg. Monthly Market Rent (Bed)(2)
Two Bedroom/Two Bath	8	1,166	16	16	100%	$530	$604
Three Bedroom/Three Bath	10	1,287	30	30	100%	$521	$554
Four Bedroom/Four Bath	109	1,524	436	372	85%(1)	$496	$539
Total/Wtd. Avg.	127	1,483	482	418	87%(1)	$499	$542

College Station Unit Mix
Unit Type	No. of Units	Avg. SF	No. of Beds	No. of Beds Occupied	% of Beds Occupied	Avg. Monthly Rent (Bed)	Avg. Monthly Market Rent (Bed) (2)
Two Bedroom/Two Bath	27	900	54	54	100%	$445	$471
Three Bedroom/Three Bath	49	1,328	147	146	99%	$464	$487
Four Bedroom/Four Bath	29	1,500	116	115	99%	$467	$492
Total/Wtd. Avg.	105	1,265	317	315	99%	$462	$486

Waterford Place Unit Mix
Unit Type	No. of Units	Avg. SF	No. of Beds	No. of Beds Occupied	% of Beds Occupied	Avg. Monthly Rent (Bed)	Avg. Monthly Market Rent (Bed) (2)
Four Bedroom/Four Bath	36	1,210	144	131	91%	$432	$460
Total/Wtd. Avg.	36	1,210	144	131	91%	$432	$460

(1)	Includes 48 newly constructed beds at Whistlebury & Whistlebury Walk which came on line in August 2015. Excluding the 12 newly constructed four-bedroom units, (i) the four bedroom/four bath units at Whistlebury & Whistlebury Walk were 91.0% occupied, (ii) Whistlebury & Whistlebury Walk overall was 91.9% occupied and (iii) the Wallace Student Housing Portfolio Property overall was 94.4% occupied as of September 30, 2015.

(2)	Based on the appraiser’s concluded market rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Wallace Student Housing Portfolio

The Market. Whistlebury & Whistlebury Walk and Waterford Place are located in Athens, Clarke County, Georgia, approximately 1/2 mile and 1/4 mile, respectively, from UGA’s main 615-acre campus. UGA was founded in 1785 and offers undergraduate degrees in over 160 fields, master’s degrees in almost 150 fields and doctoral degrees in over 100 fields. UGA is currently constructing a $45 million science learning center set to open in fall 2016. UGA is also recognized for its NCAA Division I sports program, with 21 national championships, including nine since 1999. Enrollment at UGA has been steadily increasing over the last 10 years and has increased 11% since 2003. As of 2014, enrollment at UGA was over 35,000 with over 90% of the students as full time students. UGA currently has 7,618 residence hall beds and 580 family and graduate housing apartments available on campus with no new or planned student housing in development or planning phases. The most recently constructed dorms at UGA were developed in 2004 when 1,200 beds were completed for upper classmen and are the only dorms constructed at UGA within the last 20 years. The appraiser estimated that there are approximately 11,792 beds among 31 student housing properties within the Athens apartment market. In addition, the appraiser identified one student housing project totaling approximately 296 beds which opened in August 2015 and another student housing project totaling approximately 928 beds expected to be completed for the 2016-2017 academic year. Whistlebury & Whistlebury Walk and Waterford Place are located within walking distance of downtown Athens. According to the Athens Downtown Development Authority, the downtown area of Athens features 65 specialty retailers, 55 eateries and 40 taverns/nightspots within less than a 1/2 square mile area. According to an industry report, as of December 31, 2014, the Athens apartment market had a 5.9% vacancy rate with average asking monthly rental rates of $533 for studio units, $621 for one-bedroom units, $686 for two-bedroom units and $867 for three-bedroom units. The appraiser surveyed six competitive student housing properties in Athens which occupancy rates ranged from 95% to 100% and average monthly rent per bed ranged from $407 to $923.

College Station is located in Milledgeville, Baldwin County, Georgia, approximately two blocks from the campus of GCSU, the sixth largest university in the state of Georgia. Enrollment at GCSU has been steadily increasing over the last 10 years and has increased 19% since 2005 to over 6,700 students as of fall 2014. According to the appraisal, published analysis of the Milledgeville apartment market is not available. The appraiser conducted a survey of 11 apartment complexes in the Milledgeville apartment market, which survey included approximately 1,500 units and 3,500 bedrooms, and noted that average occupancy was approximately 97%. The appraiser surveyed five competitive student housing properties in Milledgeville which occupancy rates ranged from 99% to 100% and average monthly rent per bed ranged from $583 to $665.

Comparable rental properties to Whistlebury & Whistlebury Walk and Waterford Place are shown in the table below:

Competitive Property Summary
Property Name/Address	Units	Beds	Year Built	Occupancy	Average Rent per Unit per Month	Average Rent per Bed per Month
909 Broad Street Apartments 909 E. Broad Street Athens, GA	211	383	2008	98%	$1,330	$733
Lodge of Athens 211 North Avenue Athens, GA	240	480	2003	100%	$946	$473
The Connection at Athens 255 The Preserve Drive Athens, GA	341	877	2008	99%	$1,386	$539
The Flats at Carrs Hill 592 Oconee Street Athens, GA	158	316	2012	100%	$1,845	$923
The Ikon 314 Barnett Shoals Road Athens, GA	127	372	2012	95%	$1,623	$554
Townhomes at River Club 400 Timothy Woods Athens, GA	100	340	1998	100%	$1,385	$407

Source: Appraisal

Comparable rental properties to College Station are shown in the table below:

Competitive Property Summary
Property Name/Address	Units	Beds	Year Built	Occupancy	Average Rent per Unit per Month	Average Rent per Bed per Month
Bellamy at Milledgeville 145 South Irwin Street Milledgeville, GA	125	422	2009	100%	$2,229	$660
Ivy League Estates 205 Ivey Drive Milledgeville, GA	28	60	2004	100%	$1,264	$590
Magnolia Park 529 West Bypass Milledgeville, GA	136	444	2006	99%	$1,904	$583
The Grove 500 West Franklin Street Milledgeville, GA	168	492	2006	100%	$1,881	$642
The Village at West Campus Apartments 120 West Campus Drive Milledgeville, GA	237	833	2005	100%	$2,337	$665

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Wallace Student Housing Portfolio

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Cash Flow at the Wallace Student Housing Portfolio Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW per Unit
Rents in Place(1)	$4,641,395	$4,716,607	$5,163,137	$5,130,412	$4,927,825	$5,226
Vacant Income(2)	$0	$0	$0	$0	$492,858	$523
Total Recoveries(3)	$0	$0	$241,664	$252,740	$259,735	$275
Other Income(4)	$0	$0	$0	$182,868	$401,150	$425
Less Vacancy & Credit Loss(5)	$0	$0	$0	$0	($590,793)	($627)
Effective Gross Income	$4,641,395	$4,716,607	$5,404,801	$5,566,020	$5,490,776	$5,823
Total Expenses	$1,100,712	$1,105,066	$1,409,813	$1,097,491	$1,992,403	$2,113
Net Operating Income	$3,540,683	$3,611,541	$3,994,988	$4,468,529	$3,498,372	$3,710
Capital Expenditures	$0	$0	$0	$0	$94,300	$100
Net Cash Flow	$3,540,683	$3,611,541	$3,994,988	$4,468,529	$3,404,072	$3,610

Occupancy %	100.0%(6)	100.0%(6)	98.9%(6)	90.3%(6)(7)	91.6%(8)
NOI DSCR	1.40x	1.43x	1.58x	1.77x	1.39x
NCF DSCR	1.40x	1.43x	1.58x	1.77x	1.35x
NOI Debt Yield	8.9%	9.0%	10.0%	11.2%	8.7%
NCF Debt Yield	8.9%	9.0%	10.0%	11.2%	8.5%

(1)	Underwritten Rents in Place is based on the rent roll dated September 30, 2015.

(2)	Vacant Income is based on the vacant beds at the appraiser’s concluded market rent, except for at Whistlebury & Whistlebury Walk, where the sponsor’s market rent was used, which was lower than the appraiser’s conclusion.

(3)	Total Recoveries is primarily attributed to College Station which recovers utilities from tenants above a baseline level.

(4)	Other Income includes fees collected from tenants at Whistlebury & Whistlebury Walk and Waterford Place for the use of the student activity center currently under construction at Whistlebury & Whistlebury Walk. Other Income also includes student activity fees of $250 per bed per year charged to tenants of College Station for events and activities held at College Station.

(5)	Vacancy & Credit Loss is based on an underwritten economic vacancy of 10.4%.

(6)	Percentage of units occupied.

(7)	Sixty-nine four-bedroom units at Whistlebury & Whistlebury Walk were renovated in 2014-2015 and common areas at Waterford Place were renovated from 2014-2015.

(8)	Underwritten physical Occupancy of 91.6% based on the percentage of beds occupied as of the rent roll dated September 30, 2015.

Escrows and Reserves. The Wallace Student Housing Portfolio Borrower deposited $39,421 in escrow at loan origination for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Wallace Student Housing Portfolio Borrower deposited $48,990 in escrow at loan origination for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums. The Wallace Student Housing Portfolio Borrower deposited $95,937 in escrow at loan origination for deferred maintenance. The Wallace Student Housing Portfolio Borrower is required to make monthly deposits of $7,858 for replacement reserves.

The Wallace Student Housing Portfolio Borrower deposited $1,364,250 into a reserve (the “New Improvements Reserve”) at loan origination for outstanding costs associated with completing the student activity center at Whistlebury & Whistlebury Walk. So long as no default is continuing, the lender is required, to the extent funds are available within the New Improvements Reserve, to disburse to the Wallace Student Housing Portfolio Borrower the amount paid or incurred in completing the student activity center. If the lender determines (a) that the amount of the undisbursed portion of the New Improvements Reserve will not be sufficient to pay in full all costs required to complete the student activity center or (b) subject to the provisions regarding the Wallace Student Housing Portfolio Borrower’s right to reallocate among line items in the construction budget upon completion of work related to a particular line item, that any amount shown in any line item will not be sufficient to pay in full the line item to which such amount is allocated, then in either case the lender may demand to the Wallace Student Housing Portfolio Borrower to deposit with the lender funds equal to the insufficiency as determined by the lender in good faith, and the Wallace Student Housing Portfolio Borrower is required to deposit the funds required with the lender within 10 business days after the date of such demand, such funds to be held in the New Improvements Reserve.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Wallace Student Housing Portfolio Mortgage Loan (i.e., during any Cash Management Period (defined below), the Wallace Student Housing Portfolio Borrower has agreed to establish and maintain a hard lockbox). The Wallace Student Housing Portfolio Mortgage Loan has springing cash management (i.e., the Wallace Student Housing Portfolio Mortgage Loan has cash management only during a Cash Management Period). During the continuance of a Cash Management Period, the lender has the right to direct funds in the lockbox account to an account to be held by the lender as additional security for the Wallace Student Housing Portfolio Mortgage Loan.

A “Cash Management Period” will commence upon the occurrence of an event of default under the Wallace Student Housing Portfolio Mortgage Loan and continue until the date on which the event of default under the Wallace Student Housing Portfolio Mortgage Loan is cured to the lender’s satisfaction.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted

Release of Property. Provided no event of default is continuing, at any time after September 1, 2017, the Wallace Student Housing Portfolio Borrower may obtain a release of any of the individual properties comprising the Wallace Student Housing Portfolio Property from the lien of the Wallace Student Housing Portfolio Mortgage Loan, provided, among other conditions:

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSBAM 2015-C26	Wallace Student Housing Portfolio

(i)	the Wallace Student Housing Portfolio Borrower partially prepays the Wallace Student Housing Portfolio Mortgage Loan, subject to a yield maintenance payment if applicable, by the amount equal to the greater of (a) 120% of the allocated loan amount with respect to the applicable individual property and (b) 100% of the net sales proceeds of the applicable individual property,

(ii)	after giving effect to the release of the lien encumbering the applicable property, with respect to the remaining Wallace Student Housing Portfolio Property, (a) the LTV ratio with respect to the remaining properties will be no greater than the lesser of 67.3% and the LTV ratio of the Wallace Student Housing Portfolio Property 30 days prior to the date of the individual property release and (b) the DSCR with respect to the remaining properties will be at least the greater of 1.35x and the DSCR 30 days prior to the date of the individual property release, and

(iii)	the Wallace Student Housing Portfolio Borrower delivers a rating agency confirmation (if required by the terms of this securitization) and a REMIC opinion to the lender.

Terrorism Insurance. The Wallace Student Housing Portfolio Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSBAM 2015-C26	Skylight Office Tower

Mortgage Loan No. 6 – Skylight Office Tower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

MSBAM 2015-C26	Skylight Office Tower

Mortgage Loan No. 6 – Skylight Office Tower

Skylight Office Tower

Floor
12
Ulmer & Berne
28,848 SF 12/2026
11
Ulmer & Berne
28,852 SF 12/2026
10
Ulmer & Berne
29,256 SF 12/2026
9
Brzytwa Quick
7,361 SF MTM
Vacant
1,478 SF
Vacant
6,379 SF
Vacant
8,777 SF
The Novak Pavlik Law Firm
5,374 SF 3/2018
8
Parsons Brickerhoff
7,007 SF 6/2019
Bank of New York
5,471 SF 6/2018
Vacant
4,372 SF
Sherwin Williams
12,018 SF 3/2020
7
First American Title
7,683 SF 1/2020
Fed Public Defender
16,484 SF 8/2019
Ace Insurance
3,020 SF 12/2015
First American
1,813 SF 1/2020
6
Lowe Eklund
7,365 SF 12/2015
AON
12,973 SF 1/2019
Vacant
5,085 SF
Vacant
1,315 SF
Kuenzi
3,149 SF 6/2017
5
GSA/Social Security
34,101 SF 5/2021
4
Townsend
29,410 SF 12/2019
3
GSA/Social Security
4,826 SF 5/2016
Sherwin Williams
24,028 SF 10/2018
2
Plain Dealer
12,816 SF 6/2019
Sherwin Williams
15,764 SF 10/2018

** SSA – Suite #350 has termination rights in 2016 and includes 59 additional SF added to #350A.
** Effective 5/16 Ulmer & Berne will relinquish the 9th floor.

Vacant
MTM
2015 – 2016
2017 – 2018
2019 – 2020
2021+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSBAM 2015-C26	Skylight Office Tower

Mortgage Loan No. 6 – Skylight Office Tower

Skylight Office Tower
1660 West 2nd Street
Cleveland, OH 44113
Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
SOUTH HARBOR
NORTH COAST
WEST 3RD
Civic Center
Downtown
Galleria at Erieview
One Cleveland Center
Money Museum
The Mall
Public Square
Soldiers' & Sailors' Monument
Cleveland Horseshoe Casino
Cleveland Play House
Playhouse Square
Campus District
Cleveland State University
Gateway District
Quicken Loans Arena
Progressive Field
Kindred Hospital
Rock and Roll Hall of Fame and Museum Library & Archives
Warehouse District
The Flats East Bank
FLATS EAST BANK
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
SETTLERS LANDING
TOWER CITY
Wendy Park
The Flats West Bank
CLEVELAND
Scranton Peninsula
Cuyahoga River
Proposed Park
Industrial Valley
Lutheran Hospital
Fairview Park
Ohio City
CUYAHOGA COUNTY
W. 25TH-OHIO CITY
RTA RED LINE
RTA RED, GREEN, BLUE LINES
E. 34TH ST.
Innerbelt Frwy
Willow Frwy
Northwest Frwy
Tremont
Lincoln Park
Tremont Park
Starkweather Ave
Cleveland Hopkins Intl. Airport 9 miles
Lakeside Ave.
Hamilton Ave.
St. Clair Ave.
Rockwell Ave.
Superior Ave.
Payne Ave.
Chester Ave.
Euclid Ave.
Carnegie Ave.
Cedar Ave.
Central Ave.
Comm. College Ave.
Broadway Ave.
Ontario St.
E. 9th St.
E. 14th St.
E. 17th St.
E. 18th St.
W. 13th St.
W. 3rd St.
W. 6th St.
E. 30th St.
E. 33rd St.
E. 38th St.
E. 32nd St.
Detroit Ave.
Clinton Ave.
Franklin Blvd.
W. 25th St.
W. 28th St.
W. 38th St.
W. 41st St.
Woodbine Ave.
Bridge Ave.
Fulton Rd.
Lorain Ave.
Monroe Ave.
Train Ave.
Abbey Ave.
Carter Rd.
Scranton Rd.
River Rd.
Erin Ave.
90
2
6
322
20
77
10
42
490
Lake Erie
Mentor
Euclid
CLEVELAND
Lakewood
Parma
Strongsville
Brunswick
Hudson
North Royalton
Cleveland Heights
Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSBAM 2015-C26	Skylight Office Tower

Mortgage Loan No. 6 – Skylight Office Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,350,000			Location:	Cleveland, OH 44113
Cut-off Date Balance:	$27,350,000			General Property Type:	Office
% of Initial Pool Balance:	2.6%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Judah Hertz; Isaac Hertz; William Hertz; Sarah Hertz Gordon			Year Built/Renovated:	1990/N/A
				Size:	320,793 SF
Mortgage Rate:	4.951151737%			Cut-off Date Balance per Unit:	$85
Note Date:	9/17/2015			Maturity Date Balance per Unit:	$75
First Payment Date:	11/1/2015			Property Manager:	Hertz Investment Group, LLC (borrower related)
Maturity Date:	10/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,679,598
Seasoning:	1 month			UW NOI Debt Yield:	13.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.26x (IO) 1.84x (P&I)
Additional Debt Type:	Mezzanine			Most Recent NOI:	$3,882,806 (6/30/2015 TTM)
Additional Debt Balance:	$5,500,000			2nd Most Recent NOI:	$3,419,323 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,226,841 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	91.3% (8/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.7% (12/31/2014)
RE Tax:	$426,802	$71,134	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$42,650,000 (7/31/2015)
Recurring Replacements:	$0	$5,347	N/A	Cut-off Date LTV Ratio:	64.1%
TI/LC:	$500,000	$27,083	$1,800,000	Maturity Date LTV Ratio:	56.7%
Other:	$2,814,688	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,350,000	67.0%	Purchase Price(2):	$33,112,000	81.2%
Mezzanine Loan:	$5,500,000	13.5%	Reserves:	$3,741,490	9.2%
Borrower Equity:	$7,112,118	17.4%	TI Allowance Payment:	$2,267,188	5.6%
Seller Credit:	$832,394	2.0%	Tenant Payments:	$421,621	1.0%
			Closing Costs(3):	$1,252,214	3.1%
Total Sources:	$40,794,512	100.0%	Total Uses:	$40,794,512	100.0%

(1)	See”—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	In addition to the purchase price, the Skylight Office Tower Borrower is responsible for certain costs totaling approximately $4,215,770 associated with the Ulmer & Berne lease renewal effective June 1, 2016. $2,267,188 of this amount was paid by the Skylight Office Tower Borrower to the seller at loan closing. The outstanding amounts due associated with this lease renewal were escrowed at loan closing. In addition, the Skylight Office Tower Borrower escrowed $311,685 to pay for certain parking costs associated with the Ulmer & Berne lease and $350,000 to fund certain common area “bridge repairs.”
(3)	Closing Costs include a total of $708,238 in acquisition and finance fees paid to Hertz Acquisition Group, LLC, a sponsor affiliate.

The Mortgage Loan. The sixth largest mortgage loan (the “Skylight Office Tower Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,350,000 secured by a first priority fee mortgage encumbering a 320,793 SF office property in Cleveland, Ohio (the “Skylight Office Tower Property”). The proceeds of the Skylight Office Tower Mortgage Loan, together with a mezzanine loan (the “Skylight Office Tower Mezzanine Loan”) were used to purchase the Skylight Office Tower Property for a purchase price of approximately $33,112,000, to fund reserves (including $1,948,582 to fund required landlord TI work associated with the Ulmer & Berne lease), reimburse seller funded TI work and leasing commissions of $2,267,188 associated with the Ulmer & Berne lease, fund certain tenant disbursements associated with one new lease and one lease renewal, and to pay closing costs.

The Borrower and the Sponsor. The borrower is Skylight Office Tower Holdings, LLC (the “Skylight Office Tower Borrower”), a special-purpose Delaware limited liability company with one independent director. The Skylight Office Tower Borrower is partially owned and controlled by Isaac Hertz, Sarah Hertz Gordon and William Hertz, the nonrecourse carve-out guarantors. William Hertz is a Vice President & Asset Manager for Hertz Investment Group (“HIG”).

HIG is a Santa Monica, CA based real estate company founded in 1977 by Judah Hertz. The company has a current portfolio of approximately 52 office and parking properties in 14 states, including the Skylight Office Tower Property and the Fifth Third Center, a 27-story office building also located in downtown Cleveland.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSBAM 2015-C26	Skylight Office Tower

The Property. The Skylight Office Tower Property is a 320,793 SF, 12-story office building in downtown Cleveland, Ohio. The Skylight Office Tower Property is part of the Tower City Center mixed-use development consisting of the Horseshoe Casino, the Ritz-Carlton Hotel, the Renaissance Hotel, the Avenue at Tower City shopping center, the Terminal Tower, as well as other retail and office uses. The Tower City Center development is located above the Cleveland Regional Transportation Authority (“RTA”) system’s main hub. Parking is provided by an exclusive use agreement for 375 spaces within the below-grade Tower City parking garage, which is not collateral for the Skylight Office Tower Mortgage Loan. The relationships between the various components of the Tower City Center development, including the parking garage, are defined by a reciprocal easement agreement (“REA”) established by affiliates of Forest City Enterprises, Inc., the developer of Tower City Center and an affiliate of the Skylight Office Tower Property’s previous owner.

The Skylight Office Tower Property was constructed in 1990 in conjunction with the development of Tower City Center. From 2009 through March 31, 2015, the previous owner invested approximately $7.06 million capital expenditures and tenant improvements into the Skylight Office Tower Property.

Major Tenants.

Ulmer & Berne (86,956 SF, 27% of NRA, 31% of underwritten base rent). Ulmer & Berne, LLP (“Ulmer & Berne”) leases 86,956 SF at the Skylight Office Tower Property. The lease began on January 23, 2006 with an original expiration date of May 31, 2016; however, the lease was recently extended to December 31, 2026, with two remaining five-year lease extension options. The tenant has a one-time lease termination option effective on May 31, 2023 with at least 12 months’ notice and payment of an approximately $1,401,788 termination fee. Ulmer & Berne is a full-service law firm that represents publicly traded and privately held companies, financial institutions, pharmaceutical companies, hedge funds, private equity funds, international joint venture and affiliations, emerging businesses, public bodies and nonprofit organizations with their litigation and business needs. Founded in Cleveland in 1908, they have offices in Chicago, Cincinnati, Cleveland, and Columbus and are ranked among the National Law Journal’s Top 350 law firms.

Sherwin-Williams Company (51,810 SF, 16% of NRA, 16% of underwritten base rent). The Sherwin Williams Company (“Sherwin-Williams”) leases a total of 51,810 SF at the Skylight Office Tower Property. With respect to approximately 39,792 SF, the lease began on April 1, 2014 and has a current expiration date of October 31, 2018 with one three-year lease extension option. With respect to approximately 12,018 SF, the lease began on July 1, 2014 and has a current expiration date of March 31, 2020 with one three-year lease extension option. The Sherwin-Williams Company (NYSE: SHW) manufactures, develops, distributes, and sells paint, coatings and related products to professional, industrial commercial and retail customers. The company operates in four business segments, the Paint Stores Group, the Latin American Coatings Group, the Consumer Group, and the Global Finishes Group. The Paint Stores Group operates over 4,000 stores in the United States, Canada, and the Caribbean, selling Sherwin-Williams branded paints, stains, supplies, equipment and floor coverings. The Latin American Coatings Group operates 276 stores located in Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru and Uruguay. The Consumer Group manages a global supply chain consisting of 65 manufacturing plants and 37 distribution centers. The Global Finishes Group manufactures and sells to a customer base in nearly 100 countries around the world and has 300 company-operated automotive, protective, marine and product finishes branches. Sherwin-Williams maintains its headquarters within the next door Landmark Building, which it owns.

Social Security Administration (34,163 SF, 11% of NRA, 15% of underwritten base rent). The United States of America Social Security Administration (“SSA”) leases a total of 34,163 SF at the Skylight Office Tower Property. With respect to approximately 4,885 SF, two leases began on May 2, 2011 and have a current expiration date of May 1, 2016. With respect to 29,278 SF, the lease began on May 2, 2011 and has a current expiration date of May 1, 2021. The SSA space is operated as an office of disability adjudication and review.

Townsend Group (29,410 SF, 9% of NRA, 9% of underwritten base rent). Townsend Holdings LLC (“Townsend Group”) leases 29,410 SF at the Skylight Office Tower Property. The lease began on October 1, 2004 for approximately 9,511 SF and has expanded and renewed multiple times. The lease has a current expiration date of December 31, 2019, with one five-year lease extension option. The Townsend Group provides custom real estate consulting services to pension funds, foundations, and endowments worldwide. The firm is headquartered in Cleveland and has an estimated $12.5 billion of assets under management.

The following table presents a summary regarding major tenants at the Skylight Office Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Ulmer & Berne	NR/NR/NR	86,956	27%	$1,869,554	30%	$21.50	12/31/2026(3)
Sherwin-Williams	A-/A2/A	51,810	16%	$953,967	16%	$18.41	10/31/2018 3/31/2020(4)
SSA	AAA/Aaa/AA+	34,163	11%	$919,103	15%	$26.90	5/1/2016 5/1/2021(5)
Townsend Group	NR/NR/NR	29,410	9%	$566,143	9%	$19.25	12/31/2019
Federal Public Defender	AAA/Aaa/AA+	16,484	5%	$430,600	7%	$26.12	8/31/2019(6)
Subtotal/Wtd. Avg.		218,823	68%	$4,739,367	77%	$21.66

Other Tenants		66,671	21%	$1,394,626	23%	$20.92
Vacant Space		35,299	11%	$0	0%	$0.00
Total/Wtd. Avg.		320,793	100%	$6,133,993	100%	$21.49

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Ulmer & Berne tenant may terminate its lease effective May 31, 2023 with 12 months’ notice and payment of a lease termination fee.
(4)	Approximately 39,792 SF of the Sherwin-Williams space has a lease expiration date of October 31, 2018, and approximately 12,018 SF of the Sherwin-Williams space has a lease expiration date of March 31, 2020.
(5)	Approximately 4,885 SF of the SSA space has a lease expiration date of May 1, 2016, and approximately 29,278 SF of the SSA space has a lease expiration date of May 1, 2021.
(6)	The Federal Public Defender tenant may terminate its lease at any time with 90 days’ notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

MSBAM 2015-C26	Skylight Office Tower

The following table presents certain information relating to the lease rollover schedule at the Skylight Office Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	0	$0.00	0%	0%	$9,600	0%	0%
2015	3	10,385	$22.46	3%	3%	$233,266	4%	4%
2016	3	4,885	$27.70	2%	5%	$135,306	2%	6%
2017	2	3,149	$17.73	1%	6%	$55,819	1%	7%
2018	5	50,637	$18.67	16%	22%	$945,314	15%	22%
2019	10	78,690	$21.03	25%	46%	$1,654,650	27%	49%
2020	2	21,514	$20.52	7%	53%	$441,441	7%	57%
2021	1	29,278	$26.95	9%	62%	$789,042	13%	70%
2022	0	0	$0.00	0%	62%	$0	0%	70%
2023	0	0	$0.00	0%	62%	$0	0%	70%
2024	0	0	$0.00	0%	62%	$0	0%	70%
2025	0	0	$0.00	0%	62%	$0	0%	70%
2026	3	86,956	$21.50	27%	89%	$1,869,554	30%	100%
2027	0	0	$0.00	0%	89%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	89%	$0	0%	100%
Vacant	0	35,299	$0.00	11%	100%	$0	0%	100%
Total/Wtd. Avg.	31	320,793	$21.49	100%		$6,133,993	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Skylight Office Tower Property is located in the Cleveland, Ohio central business district, within the Tower City Center mixed-use development. The Cleveland Office market contains approximately 35.5 million SF in 311 buildings. The overall market vacancy rate as of March 31, 2015 was 23.1% with an average asking rental rate of $19.12 PSF, while Class A buildings had an average vacancy rate of 20.2% and an average asking rental rate of $21.51 PSF. As of March 31, 2015, the downtown Class A average vacancy rate was 21.4%, with an average asking rental rate of $21.15 PSF. The competitive property estimated vacancy rate was 14.6%. According to the appraisal, there is one planned office addition to the downtown Cleveland market totaling 201,600 SF within the “Nucleus Project.”

The following table presents leasing data at competitive office properties with respect to the Skylight Office Tower Property:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	Free Rent (mos.)	TIs
Flats East Bank Phase 1 950 Main Avenue Cleveland, OH	474,051	2013	89.5%	Confidential	25,000	7/2013	12.0	$29.25	6	$65
Key Tower 127 Public Square, Cleveland, OH	1,316,942	1991	82.0%	Confidential	4,000	4Q 2012	10.8	$27.00	10	$60
200 Public Square 200 Public Square, Cleveland, OH	1,264,089	1985	87.0%	Cyprium Partners	10,063	5/2012	7.0	$23.75	6.5	$20
North Point Tower 1001 Lakeside Avenue, Cleveland, OH	590,795	1990	61.4%	Confidential	21,132	6/2014	11.0	$18.79	N/A	N/A
US Bank Centre 1350 Euclid Avenue Cleveland, OH	262,352	1990	93.6%	Confidential	2,919	3/2013	10.0	$21.00	0	N/A
Fifth Third Centre 600 Superior Avenue Cleveland, OH	508,397	1991	76.8%	Confidential	22,179	9/2013	4.3	$22.31	4	N/A

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

MSBAM 2015-C26	Skylight Office Tower

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Skylight Office Tower Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	6/30/2015 TTM	UW	UW PSF
Base Rent(1)	$6,683,802	$6,982,587	$6,860,359	$6,885,265	$5,751,445	$6,248,861	$6,944,784	$21.65
Total Recoveries	$453,955	$483,215	$523,632	$464,959	$538,321	$539,163	$557,177	$1.74
Other Income(2)	$243,890	$318,271	$299,231	$247,351	$169,590	$187,778	$160,128	$0.50
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	($1,756,606)	($1,183,840)	($1,241,846)	($1,349,517)	$0	$0	($728,844)	($2.27)
Effective Gross Income	$5,625,041	$6,600,234	$6,441,376	$6,248,059	$6,459,356	$6,975,802	$6,933,245	$21.61
Total Expenses(3)	$2,662,733	$2,898,227	$2,889,940	$3,021,217	$3,040,033	$3,092,996	$3,253,648	$10.14
Net Operating Income	$2,962,309	$3,702,007	$3,551,436	$3,226,841	$3,419,323	$3,882,806	$3,679,598	$11.47
Capital Expenditures	$1,381,460	$2,333,337	$340,286	$820,551	$3,415,325	$0	$64,159	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$564,596	$1.76
TI/LC Reserve Offset(4)	$0	$0	$0	$0	$0	$0	($50,000)	($0.16)
Net Cash Flow	$1,580,849	$1,368,670	$3,211,151	$2,406,290	$3,997	$3,882,806	$3,100,843	$9.67

Occupancy %	75.6%	86.3%	77.1%	77.9%	92.7%	96.5%(5)	90.0%
NOI DSCR	1.75x	2.19x	2.10x	1.91x	2.02x	2.30x	2.18x
NCF DSCR	0.94x	0.81x	1.90x	1.42x	0.00x	2.30x	1.84x
NOI Debt Yield	10.8%	13.5%	13.0%	11.8%	12.5%	14.2%	13.5%
NCF Debt Yield	5.8%	5.0%	11.7%	8.8%	0.0%	14.2%	11.3%

(1)	2014 and 6/30/2015 TTM Base Rent is net of vacancy. Contractual rent steps through July 31, 2016 totaling approximately $60,407 are included in underwritten Base Rent.
(2)	Other income primarily includes service charges and utility income.
(3)	Real estate taxes are underwritten based on the current tax increment finance (“TIF”) agreement, which is expected to expire after the 2016 tax year (in 2017). Upon expiration of the TIF, annual real estate taxes are expected to increase in 2018 from the approximately $853,604 currently billed to approximately $1,025,709, per the appraisal. Leases at the Skylight Office Tower Property generally require tenants to reimburse the Skylight Office Tower Borrower for increased real estate taxes.
(4)	The Skylight Office Tower Borrower deposited $500,000 into the TI/LC account at loan closing. The reserve is utilized as an offset to the underwritten TI/LC expenses over the 10-year loan term.
(5)	The 6/30/2015 TTM occupancy rate is based on a May 1, 2015 rent roll.

Escrows and Reserves. The Skylight Office Tower Borrower deposited $426,802 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Skylight Office Tower Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Skylight Office Tower Borrower maintains insurance under an acceptable blanket insurance policy). The Skylight Office Tower Borrower is required to make monthly deposits of $5,347 for replacement reserves. The Skylight Office Tower Borrower deposited $500,000 in escrow at loan origination for TI/LC reserves and is required to make monthly deposits of $27,083 for TI/LC reserves, provided, however, such monthly deposits are not required if the funds in such TI/LC reserve equal or exceed $1,800,000. The Skylight Office Tower Borrower deposited $204,420 in escrow at loan origination for the following tenant amounts: (x) $4,369 with respect to free rent for August 2016 for the tenant Kuenzi & Corrado, (y) $30,960 to pay for the cost of providing two parking spaces for the remaining lease term for the tenant Social Security Administration (GSA), and (z) $32,441 for outstanding leasing commissions and $136,650 for outstanding tenant improvements due under the Lowe Eklund Wakefield LLP lease. The Skylight Office Tower Borrower deposited $350,000 in escrow at loan origination for the payment of the estimated amount of the Skylight Office Tower Borrower’s share of certain costs of inspection and repair of pedestrian bridges required to be paid by it under an agreement among the owners of the Tower City Complex in which the Skylight Office Tower Property is located. The Skylight Office Tower Borrower deposited $1,948,582 in escrow at loan origination for payment of landlord work and outstanding tenant improvement allowances required pursuant to its lease with Ulmer & Berne, which funds are not collateral for the Skylight Office Tower Mortgage Loan and which the lender under the Skylight Office Tower Mortgage Loan is required to disburse upon receipt of (1) a borrower certification and (2) with respect to final disbursement of landlord work funds, an executed estoppel from Ulmer & Berne stating that it is in occupancy, paying full rent, has accepted all landlord work and no further allowances exist. The Skylight Office Tower Borrower also deposited $311,685 in escrow at loan origination for costs associated with certain parking agreements with Ulmer & Berne, which are required to be applied to pay such costs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Skylight Office Tower Mortgage Loan. The Skylight Office Tower Mortgage Loan has springing cash management (i.e. the Skylight Office Tower Mortgage Loan has cash management only after the initial occurrence of a Cash Sweep Period). After the occurrence of a Cash Sweep Period for the Skylight Office Tower Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Skylight Office Tower Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the Skylight Office Tower Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Skylight Office Tower Borrower in connection with the operation and maintenance of the Skylight Office Tower Property reasonably approved by lender, to pay, provided no event of default under the Skylight Office Tower Mortgage Loan has occurred, debt service due on the Skylight Office Tower Mezzanine Loan (as defined below), and to disburse any excess to the Skylight Office Tower Borrower; provided, that if a Cash Sweep Period is in effect, then any excess will be remitted either (x) if the Cash Sweep Period was caused solely by an event of default under the Skylight Office Tower Mezzanine Loan, to the lender under the Skylight Office Tower Mezzanine Loan or (y) if the Cash Sweep Period was not caused solely by an event of default under the Skylight Office Tower Mezzanine Loan, to an account to be held by the lender as additional security for the Skylight Office Tower Mortgage Loan (provided, that if a Cash Sweep Period is in effect only due to the DSCR and all funds in the TI/LC reserve have been disbursed, the Skylight Office Tower Borrower may request that funds in such account be disbursed for the same purposes, and upon satisfaction of the same conditions, as the TI/LC reserve).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSBAM 2015-C26	Skylight Office Tower

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Skylight Office Tower Mortgage Loan and continue until the date on which no event of default exists under the Skylight Office Tower Mortgage Loan,

(ii)	commence upon the occurrence of an event of default under the Skylight Office Tower Mezzanine Loan (as defined below) and continue until the date on which the lender receives written notice from the related mezzanine lender that no event of default exists under the Skylight Office Tower Mezzanine Loan,

(iii)	commence upon the date the lender determines that the DSCR on the Skylight Office Tower Mortgage Loan (based on the Skylight Office Tower Mortgage Loan and Skylight Office Tower Mezzanine Loan aggregate debt service) is less than 1.10x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the Skylight Office Tower Mortgage Loan (based on such aggregate debt service) has been equal to or greater than 1.10x for the immediately preceding six consecutive calendar months,

(iv)	commence upon the date Ulmer & Berne files for bankruptcy or becomes involved in an insolvency proceeding and continue until such filing has been dismissed or if adjudicated a bankrupt or insolvent Ulmer & Berne has emerged from bankruptcy or insolvency, assumed its lease, remained open for business at the Skylight Office Tower Property for six consecutive months and delivered a reasonably acceptable estoppel certificate to the lender under the Skylight Office Tower Mortgage Loan, or

(v)	commence upon the date the Ulmer & Berne lease is terminated or cancelled (including any rejection of such lease in a bankruptcy or similar proceeding) and continue until the space occupied by Ulmer & Berne is (1) re-leased to one or more replacement tenants, and on terms, reasonably satisfactory to the lender, for a term of not less than five years, and any termination rights under such replacement lease(s) related to taking possession of the premises, completion of landlord’s work or other contingencies have been satisfied or waived, and (2) such replacement tenants have taken possession of the premises, opened for business and commenced paying full unabated rent (or the Skylight Office Tower Borrower deposited the full amount of any rent abatement with lender), as evidenced by an estoppel certificate reasonably acceptable to the lender under the Skylight Office Tower Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Skylight Office Tower Mezzanine Loan” refers to a loan in the principal amount of $5,500,000 made to Skylight Office Tower Mezzanine, LLC, a Delaware limited liability company, secured by 100% of the direct or indirect equity interest in the Skylight Office Tower Borrower and put in place simultaneously with the origination of the Skylight Office Tower Mortgage Loan. The Skylight Office Tower Mezzanine Loan and the Skylight Office Tower Mortgage Loan are subject to an intercreditor agreement between the Skylight Office Tower Mortgage Loan lender and the related mezzanine lender. The Skylight Office Tower Mezzanine Loan was transferred to SMHF Cayman Hotel, LLC on September 24, 2015.

The following table presents certain information relating to the Skylight Office Tower Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$5,500,000	10.25%	120	360	24	1.33x	11.2%	77.0%

Release of Property. Not permitted.

Terrorism Insurance. The Skylight Office Tower Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSBAM 2015-C26	Market Square Plaza

Mortgage Loan No. 7 – Market Square Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSBAM 2015-C26	Market Square Plaza

Mortgage Loan No. 7 – Market Square Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSBAM 2015-C26	Market Square Plaza

Mortgage Loan No. 7 – Market Square Plaza

Market Square Plaza
17 North Second Street
Harrisburg, PA 17101
HARRISBURG
Downtown
Colonial Park
Progress
Penbrook
Paxtang
Steelton
Enola
Wormleysburg
Camp Hill
Lemoyne
Lower Allen
New Cumberland
DAUPHIN COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Susquehanna River
G.N. Wade Bridge
McCormicks Island
Harvey Taylor Bridge
Market St Bridge
J. Harris Bridge
City Island
Capital Beltway
Pennsylvania Turnpike
Susquehanna Expwy
AMTRAK
HARRISBURG AMTRAK
Harrisburg Area Community College
Pennsylvania Farm Show Complex & Expo Center
The PA Natl. Fire Museum
Susquehanna Art Museum
Broad St. Market
State Capitol Complex
Strawberry Square
Whitaker Center
Metro Bank Park
PinnacleHealth Harrisburg Hospital
Natl. Civil War Museum
The Shoppes at Susquehanna Marketplace
Colonial Park Mall
PinnacleHealth Comm. Gen. Osteopathic Hospital
Union Square Shopping Center
The Point Shopping Center
Harrisburg Mall
Holy Spirit Hospital
West Shore Country Club
Camp Hill Shopping Center
Capitol City Airport
New Cumberland Army Depot
Dauphin Highlands Golf Course
Philadelphia 100 miles
Harrisburg Intl. Airport 4 miles
Baltimore, MD 70 miles
Valley St
N. 16th St
Crooked Hill Rd
Progress Ave
Crums Mill Rd
Colonial Rd
Devonshire Rd
Elmerton Ave
N. Front St
N. 4th St
Division St
N. 3rd St
N. 7th St
Enola Rd
Maclay St
Herr St
Walnut St
Union Deposit Rd
S. Progress Ave
State St
Market St
Derry St
Paxton St
S. Harrisburg St
Poplar Church Rd
Center St
S. 19th St
S. Cameron St
Orchard Dr
Bridge St
Carlisle Rd
Gettysburg Rd
Front St
Old York Rd
81
22
322
11
15
944
230
83
283
441
581
76
CANADA
BUFFALO
Lake Erie
Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
Harrisburg
PHILADELPHIA
BALTIMORE
MARYLAND
NEW JERSEY
Scranton
Wilkes Barre
Allentown
Bethlehem
Reading
Trenton
Lancaster
York
Hershey
Hazleton
Williamsport
State College
Altoona
Johnstown
Chambersburg
Hagerstown
Frederick
Wilmington
Binghamton
Elmira
Ithaca
Geneva
Cortland
Jamestown
DuBois
Ridgway
Franklin
Meadville
Smethport
Mansfield
Towanda
Carbondale
Uniontown
Morgantown
WV
DE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSBAM 2015-C26	Market Square Plaza

Mortgage Loan No. 7 – Market Square Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,350,000			Location:	Harrisburg, PA 17101
Cut-off Date Balance:	$26,350,000			General Property Type:	Office
% of Initial Pool Balance:	2.5%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gary S. Brandeis; Anthony A. Pascotti			Year Built/Renovated:	2005/N/A
Mortgage Rate:	4.700%			Size:	172,629 SF
Note Date:	10/1/2015			Cut-off Date Balance per Unit:	$153
First Payment Date:	11/6/2015			Maturity Date Balance per Unit:	$131
Maturity Date:	10/6/2025			Property Manager:	Property Management, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$2,266,639
Seasoning:	1 month			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (25); DEF (89); O (6)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x (IO) 1.30x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,741,583 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,867,931 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,919,199 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	100.0% (9/29/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.6% (12/31/2014)
RE Tax:	$296,910	$71,179	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$20,023	$2,860	N/A	Appraised Value (as of):	$37,250,000 (8/11/2015)
Deferred Maintenance:	$7,500	$0	N/A	Cut-off Date LTV Ratio:	70.7%
Recurring Replacements:	$0	$2,158	$129,470	Maturity Date LTV Ratio:	60.9%
TI/LC:	$0	$7,193	$500,000
Other:	$267,995	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,350,000	98.9%	Loan Payoff:	$25,154,789	94.5%
Borrower Equity:	$281,528	1.1%	Reserves:	$592,428	2.2%
			Closing Costs:	$884,312	3.3%
Total Sources:	$26,631,528	100.0%	Total Uses:	$26,631,528	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Market Square Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,350,000 secured by a first priority fee mortgage encumbering an office property located in Harrisburg, Pennsylvania (the “Market Square Plaza Property”). The proceeds of the Market Square Plaza Mortgage Loan were primarily used to refinance existing debt on the Market Square Plaza Property, fund reserves, pay closing costs and return equity to the Market Square Plaza Borrower (as defined below). A previous loan secured by the Market Square Plaza Property was included in the BACM 2005-6 securitization trust.

The Borrower and the Sponsor. The borrower is Market Square Plaza Associates, L.P. (the “Market Square Plaza Borrower”), a single-purpose Pennsylvania limited partnership with one independent director. The sponsor and nonrecourse carve-out guarantors are Gary S. Brandeis and Anthony A. Pascotti. Mr. Brandeis is the founder and president of Real Estate Capital Management (“RECM”). Mr. Brandeis has 25 years of experience in commercial real estate finance, acquisitions, dispositions and asset management. RECM owns and manages over $150 million of commercial real estate, including 370,000 SF of commercial office space in central Pennsylvania. Mr. Pascotti is the original developer of the Market Square Plaza Property.

The Property. The Market Square Plaza Property, located at 17 North Second Street in Harrisburg, Pennsylvania, consists of a Class A office property totaling 172,629 SF leased to 12 tenants. The Market Square Plaza Property collateral includes an 18-story building, which includes six stories (containing 263 parking spaces) of an eight-story parking garage and was constructed in 2005. The Market Square Plaza Property is situated two blocks from the Susquehanna River waterfront in the downtown Harrisburg central business district. The Pennsylvania State Capital Complex is located three blocks northwest of the Market Square Plaza Property. Access to the Market Square Plaza Property is provided by Interstates 83, 81 and the Pennsylvania Turnpike. The Market Square Plaza Property is also within one-quarter mile of the Harrisburg Amtrak station. The Market Square Plaza Property is connected via enclosed corridors to Whitaker Center, Walnut Street Garage, Walnut Place Office Tower and Strawberry Square. These buildings offer tenants access to many of the government organizations, lobbyists’ offices and political offices located in Harrisburg. The Market Square Plaza Property’s second floor is fully leased to the Hilton Harrisburg for use as additional conference, banquet, reception and classroom space. The Hilton Harrisburg is located adjacent to the Market Square Plaza Property and is internally connected to the building. The Hilton Harrisburg contains 340

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

MSBAM 2015-C26	Market Square Plaza

guest rooms and recently completed a $9.5 million renovation of its lobby, guest rooms, restaurants and conference center in 2015. The Market Square Plaza Property is part of a condominium with 25 units. The Market Square Plaza Mortgage Loan’s collateral includes 23 condominium units, which comprise floors one and two and floors five through 18 and include parking garage space. Dauphin County owns the remaining two condominium units, which comprise floors three and four and are parking garage space.

The Market Square Plaza Borrower, along with several related entities, is the subject of a pending litigation brought in June 2015 by a brokerage firm claiming it is owed commissions for a prior lease extension and for certain lease extensions or other modifications that may be entered into in the future, in connection with which the brokerage firm is seeking approximately $33,100 in damages from the Market Square Plaza Borrower as well as declaratory judgment requiring the Market Square Plaza Borrower to pay commissions for future lease extensions and other modifications, which the brokerage firm claims could be in excess of $300,000. The Market Square Plaza Borrower reported that the parties have entered into settlement discussions, and the Market Square Plaza Borrower estimates its potential liability to be approximately $350,000.

Major Tenants.

PA Department of Banking (57,432 SF, 33% of NRA, 32% of underwritten base rent). PA Department of Banking leases 57,432 SF at the Market Square Plaza Property pursuant to a lease that commenced on October 1, 2005 and expires on October 31, 2025. The PA Department of Banking is responsible for chartering, licensing, regulating and supervising depository and non-depository financial institutions in Pennsylvania and administering the provisions of most laws authorizing lending and deposit-taking activities. In addition to being at the Market Square Plaza Property since 2005, the tenant most recently exercised an extension option for a term commencing in November 2015 and has no renewal options remaining.

Kirkpatrick & Lockhart (29,066 SF, 17% of NRA, 18% of underwritten base rent). Kirkpatrick & Lockhart leases 29,066 SF at the Market Square Plaza Property pursuant to a lease that commenced on September 1, 2005 and expires on October 31, 2025. Kirkpatrick & Lockhart currently has approximately 740 lawyers, including 310 partners, practicing in offices located in Boston, Dallas, Harrisburg, Los Angeles, Miami, Newark, New York, Pittsburgh, San Francisco and Washington. Kirkpatrick & Lockhart currently represents, or recently has performed projects for, over half of the Fortune 100, 21 of the 25 largest mutual fund complexes or their investment managers, and 18 of the 20 largest U.S. bank holding companies or their affiliates. The practice currently ranks as the 8th largest in the U.S. and the 11th largest worldwide. In addition to being at the Market Square Plaza Property since 2005, the tenant most recently exercised an extension option for a term commencing in September 2015 and has one five-year renewal option remaining. The tenant is entitled to a 50% base rent abatement through the end of December 2015.

Post & Schell (17,667 SF, 10% of NRA, 11% of underwritten base rent). Post & Schell leases 17,667 SF at the Market Square Plaza Property pursuant to a lease that commenced on April 1, 2005 and expires on April 30, 2020. Post & Schell currently has approximately 160 lawyers in six offices located in Philadelphia, Pittsburgh, Harrisburg, Lancaster and Allentown, Pennsylvania, as well as Princeton, New Jersey. Post & Schell provides litigation, corporate, transactional, regulatory, compliance, consulting and educational services locally, regionally, and nationally to a collection of proprietary and not-for-profit industries. In addition to being at the Market Square Plaza Property since April 2005, the tenant most recently exercised an extension option for a term commencing in May 2015 and has one five-year renewal option remaining.

The following table presents a summary regarding major tenants at the Market Square Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
PA Department of Banking(4)	NR/Aa3/AA-	57,432	33%	$1,244,923	32%	$21.81	10/31/2025
Kirkpatrick & Lockhart(5)	NR/NR/NR	29,066	17%	$719,384	18%	$24.75	10/31/2025
Post & Schell	NR/NR/NR	17,667	10%	$434,893	11%	$24.75	4/30/2020
Subtotal/Wtd. Avg.		104,165	60%	$2,399,200	62%	$23.13

Other Tenants		68,464	40%	$1,496,711	38%	$21.90
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		172,629	100%	$3,895,911	100%	$22.64

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF does not include storage space.

(4)	PA Department of Banking may terminate its lease if the governmental function for which its premises are leased is abolished, limited or restricted by legislative act (including a failure of sufficient appropriation by the Pennsylvania General Assembly to make payments due under the lease) or by certain other governmental actions. The tenant must provide one month’s written notice and, if annual appropriations permit, payment of the unamortized portion of $650,352 of renovation costs.

(5)	Kirkpatrick & Lockhart may terminate its lease with respect to (i) 11,400 SF, effective as of September 1, 2020 or September 1, 2022, by providing one year’s prior written notice and (ii) its entire premises, effective as of September 1, 2022, by providing written notice no later than March 1, 2021, and, in each case, by providing a termination payment in an amount equal to a portion of the tenant’s unamortized allowance, plus the unamortized amount of one month of abated base rent, plus the unamortized lease commission for the terminated portion of the premises.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

MSBAM 2015-C26	Market Square Plaza

The following table presents certain information relating to the lease rollover schedule at the Market Square Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling(4)	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	6,505	$20.05	4%	4%	$130,438	3%	3%
2017	0	0	$0.00	0%	4%	$0	0%	3%
2018	1	10,190	$23.35	6%	10%	$237,898	6%	9%
2019	1	2,398	$24.65	1%	11%	$59,111	2%	11%
2020	4	38,700	$24.61	22%	33%	$950,065	24%	35%
2021	1	5,078	$24.75	3%	36%	$125,681	3%	39%
2022	0	0	$0.00	0%	36%	$0	0%	39%
2023	0	0	$0.00	0%	36%	$0	0%	39%
2024	0	0	$0.00	0%	36%	$0	0%	39%
2025	4	103,492	$22.30	60%	96%	$2,296,834	59%	98%
2026	1	6,266	$15.30	4%	100%	$95,884	2%	100%
2027	0	0	$0.00	0%	100%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	13	172,629	$22.64	100%		$3,895,911	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the rollover schedule.

(3)	The Market Square Plaza Property has 12 tenants. There are 13 leases rolling due to Stevens & Lee having storage space (184 SF) with a different expiration year than its 16th floor leased space (11,161 SF).

(4)	Includes storage space which is excluded from the UW Rent PSF Rolling calculation.

The Market. The Market Square Plaza Property is located in Harrisburg, Dauphin County, Pennsylvania. The Market Square Plaza Property is situated in the Central Pennsylvania market. The market’s second quarter 2015 vacancy rate was 8.0%, while asking rent was $17.22 PSF. The Market Square Plaza Property is located within the Harrisburg East submarket, which features 20.9 million SF of office space with a vacancy rate of 7.8% as of the second quarter of 2015. Average asking rent in the Harrisburg East submarket was $17.27 as of the second quarter of 2015. The estimated 2015 population and median household income within Harrisburg were 49,743 people and $45,934, respectively.

The following table reflects the competitive office properties in the Harrisburg CBD:

Competitive Property Summary
Address	NRA (SF)	Occupancy
300 North 2nd St., Harrisburg, PA	72,000	76%
11 North 3rd St., Harrisburg, PA	1,200,000	95%
1426 North 3rd St., Harrisburg, PA	75,000	94%
8004 Bretz Dr., Harrisburg, PA	87,000	100%
5 Capital Dr., Harrisburg, PA	54,136	90%
19 East Chocolate Ave, Hershey, PA	312,559	100%
4000 Crums Mill Rd, Harrisburg, PA	75,087	74%
4050 Crums Mill Rd, Harrisburg, PA	75,000	77%
4401 Deer Path Rd, Harrisburg, PA	100,00	100%
305 North Front St., Harrisburg, PA	120,000	81%
4135 North Front St., Harrisburg, PA	70,000	100%
4431 North Front St., Harrisburg, PA	75,000	94%
2550 Interstate Dr., Harrisburg, PA	81,859	100%
1800 Linglestown Rd, Harrisburg, PA	52,219	83%
212 Locust St., Harrisburg, PA	74,176	84%
326 Market St., Harrisburg, PA	371,000	100%
400 Market St., Harrisburg, PA	402,996	100%
2601 Market Place St., Harrisburg, PA	65,411	57%
100 Pine St., Harrisburg, PA	94,988	100%
2400 Thea Dr., Harrisburg, PA	208,900	87%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSBAM 2015-C26	Market Square Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Square Plaza Property:

Cash Flow Analysis
	2011	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent	N/A	$3,853,916	$3,811,241	$3,871,368	$3,853,576	$3,895,911	$22.57
Total Recoveries	N/A	$389,665	$255,513	$305,336	$263,106	$152,163	$0.88
Other Income(1)	N/A	$263,949	$313,347	$230,330	$207,766	$172,920	$1.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($202,404)	($1.17)
Effective Gross Income	N/A	$4,507,529	$4,380,101	$4,407,034	$4,324,448	$4,018,590	$23.28
Total Operating Expenses	N/A	$1,389,708	$1,460,902	$1,539,104	$1,582,865	$1,751,951	$10.15
Net Operating Income	N/A	$3,117,821	$2,919,199	$2,867,931	$2,741,583	$2,266,639	$13.13
Capital Expenditures	N/A	$0	$0	$0	$0	$25,894	$0.15
TI/LC	N/A	$0	$0	$0	$0	$112,209	$0.65
Net Cash Flow	N/A	$3,117,821	$2,919,199	$2,867,931	$2,741,583	$2,128,536	$12.33

Occupancy %	N/A	100.0%	100.0%	98.6%	100.0%	95.0%
NOI DSCR	N/A	1.90x	1.78x	1.75x	1.67x	1.38x
NCF DSCR	N/A	1.90x	1.78x	1.75x	1.67x	1.30x
NOI Debt Yield	N/A	11.8%	11.1%	10.9%	10.4%	8.6%
NCF Debt Yield	N/A	11.8%	11.1%	10.9%	10.4%	8.1%

(1)	Other Income includes contractual parking income and miscellaneous fees.

Escrows and Reserves. The Market Square Plaza Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments, (ii) 1/12 of the estimated annual insurance premiums, (iii) $2,158 for recurring replacements when the reserve is below the cap of $129,470 and (iv) $7,193 for tenant improvements and leasing commissions when the reserve is below the cap of $500,000. At origination, the Market Square Plaza Borrower deposited $296,910 for real estate taxes, $217,995 for tenant outstanding tenant improvement allowances related to tenant Kirkpatrick & Lockhart, $50,000 for an insolvency opinion reserve, $20,023 for insurance premiums and $7,500 for deferred maintenance. A non-consolidation opinion was delivered post-closing.

Lockbox and Cash Management. The Market Square Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Sweep Event Period, the Market Square Plaza Borrower is required to direct tenants to deposit all revenues into the lockbox account controlled by the lender. During the continuance of a Sweep Event Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Market Square Plaza Mortgage Loan.

A “Sweep Event Period” will

(i)	commence upon the occurrence of an event of default under the Market Square Plaza Mortgage Loan and continue until such event of default is no longer continuing,
(ii)	commence upon the DSCR, calculated based on the trailing 12 calendar months, being less than 1.10x and continue until the DSCR, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x,
(iii)	commence if either PA Department of Banking or Kirkpatrick & Lockhart fails to extend the term of its related lease for at least five years on or before October 31, 2024 and continue until (x) an approved lease extension for no less than five years is entered into or (y)(a) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space and (b) the Market Square Plaza Property maintains a DSCR equal to or greater than 1.25x and a debt yield equal to or greater than 7.75%,
(iv)	commence if either PA Department of Banking or Kirkpatrick & Lockhart defaults under its related lease and continue until the related tenant has cured all defaults under its lease,
(v)	commence if either PA Department of Banking or Kirkpatrick & Lockhart goes dark and continue (x) until the related tenant resumes operations in the entirety of its leased space for two consecutive calendar quarters or (y)(a) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space and (b) the Market Square Plaza Property maintains a DSCR equal to or greater than 1.25x and a debt yield equal to or greater than 7.75%,
(vi)	commence if either PA Department of Banking or Kirkpatrick & Lockhart sublets 25% or more of its related leased space at the Market Square Plaza Property and continue until (a) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space and (b) the Market Square Plaza Property maintains a DSCR equal to or greater than 1.25x and a debt yield equal to or greater than 7.75%,
(vii)	commence if either PA Department of Banking or Kirkpatrick & Lockhart gives notice to vacate or vacates 10% or more of its related leased space and continue until the related (x) tenant delivers written notice withdrawing its intent to vacate or resumes operations in the entirety of its lease space for two consecutive calendar quarters, or (y)(a) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space and (b) the Market Square Plaza Property maintains a DSCR equal to or greater than 1.25x and a debt yield equal to or greater than 7.75%, or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSBAM 2015-C26	Market Square Plaza

(viii)	commence if either PA Department of Banking or Kirkpatrick & Lockhart becomes a debtor in any bankruptcy or other insolvency proceeding and continue until (x) the related lease has been affirmed and the bankruptcy or insolvency proceeding has terminated or (y)(a) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space and (b) the Market Square Plaza Property maintains a DSCR equal to or greater than 1.25x and a debt yield equal to or greater than 7.75%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Market Square Plaza Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007) in an amount equal to full replacement cost of the Market Square Plaza Property and business interruption insurance for 18 months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSBAM 2015-C26	Coastal Equities Retail Portfolio

Mortgage Loan No. 8 – Coastal Equities Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSBAM 2015-C26	Coastal Equities Retail Portfolio

Mortgage Loan No. 8 – Coastal Equities Retail Portfolio

GRAND RAPIDS
MICHIGAN
Flint
LONDON
ONTARIO
Lake Michigan
Lansing
DETROIT
Battle Creek
Kalamazoo
WINDSOR
Ann Arbor
Lake Erie
CHICAGO
Elkhart
Gary
South Bend
TOLEDO
CLEVELAND
Lorain
Elyria
FORT WAYNE
Findlay
AKRON
INDIANA
Lima
Bath Township
Mansfield
Canton
Lafayette
OHIO
Wheeling
Anderson
COLUMBUS
INDIANAPOLIS
Springfield
DAYTON
Middletown
Lancaster
Terre Haute
Hamilton
Bloomington
CINCINNATI
Athens
WEST VIRGINIA
Portsmouth
Huntington
Charleston
Frankfort
Evansville
LOUISVILLE
LEXINGTON
Owensboro
KENTUCKY
Beckley

Syracuse
Rome
Utica
Oneida
ADIRONDACK PARK
VT
NH
Brattleboro
Geneva
NEW YORK
Schenectady
Troy
Albany
Cortland
Ithaca
Pittsfield
MASS.
Worcester
Binghamton
Elmira
Springfield
Kingston
Hartford
Towanda
Waterbury
CONN.
Mansfield
Wilkes-Barre
Scranton
Newburgh
New Haven
New London
Williamsport
White Plains
Bridgeport
Hazleton
Paterson
Yonkers
Riverhead
PENNSYLVANIA
Newark
NEW YORK
Allentown
New Brunswick
Bethlehem
Harrisburg
Reading
Trenton
Long Branch
Carlisle
Lancaster
York
PHILADELPHIA
Toms River
Atlantic Ocean
Wilmington
Newark
NEW JERSEY
MARYLAND
Atlantic City
DE
BALTIMORE
Dover

MISSOURI
Cape Girardeau
Madisonville
Sikeston
Paducah
KENTUCKY
Bowling Green
Hopkinsville
Poplar Bluff
Mayfield
Murray
Clarksville
Portland
Union City
Kennett
Martin
Paris
NASHVILLE
Paragould
Dyersburg
Brentwood
Franklin
ARKANSAS
Murfreesboro
Jonesboro
Jackson
TENNESSEE
Columbia
Shelbyville
West Memphis
Savannah
Selmer
MEMPHIS
Germantown
Southaven
Corinth
Athens
Florence
Huntsville
Madison
Decatur
Oxford
ALABAMA
Tupelo
Cullman
Clarksdale
MISSISSIPPI
Hamilton
Jasper
BIRMINGHAM
Greenwood
Winona
Columbus
Bessemer
Starkville
Tuscaloosa
Hoover

OHIO
WASHINGTON, DC
Charleston
WEST VIRGINIA
MARYLAND
LEXINGTON
Beckley
Charlottesville
KENTUCKY
Richmond
Lynchburg
Roanoke
Petersburg
Blacksburg
VIRGINIA
Norfolk
VIRGINIA BEACH
Bristol
Danville
Johnson City
Henderson
Ahoskie
TENNESSEE
Winston-Salem
GREENSBORO
Rocky Mount
Knoxville
High Point
Durham
Cary
Wilson
RALEIGH
Asheville
Concord
NORTH CAROLINA
Gastonia
CHARLOTTE
Fayetteville
Greenville
Rock Hill
Jacksonville
Spartanburg
Laurens
Athens
Florence
Wilmington
Sumter
Conway
ATLANTA
Columbia
Myrtle Beach
SOUTH CAROLINA
Augusta
Atlantic Ocean
Macon
GEORGIA
Charleston
Vidalia
Statesboro
Beaufort
Hilton Head Island

Coastal Equities Retail Portfolio			
1 Home Depot	Detroit, MI	14 Cummings Park Plaza	Burlington, NC
2 Glenwood Plaza	Oneida, NY	15 Market At Riverdale Bend	Memphis, TN
3 Rodney Village	Dover, DE	16 Northland Plaza	Bath Township, OH
4 Westown Square	Cleveland, OH	17 Cordele Corners	Cordele, GA
5 Plaza North	Terre Haute, IN	18 Anniston Plaza	Anniston, AL
6 Mattatuck Plaza	Waterbury, CT	19 Centre Plaza	Clinton, TN
7 Ahoskie Commons	Ahoskie, NC	20 Homosassa Square	Homosassa, FL
8 Athens Town Center	Athens, AL	21 Meeting Square Center	Jefferson City, TN
9 Northeast Plaza	Greensboro, NC	22 Plank Plaza	Baton Rouge, LA
10 Summer Commons	Memphis, TN	23 Laurens Plaza	Laurens, SC
11 Henderson Marketplace	Henderson, NC	24 Pelham Plaza	Jacksonville, AL
12 Boulevard Plaza	Wilson, NC	25 Collins Park Commons	Plant City, FL
13 Hungarybrook	Richmond, VA		

Decatur
Tupelo
Jacksonville
Columbia
MISSISSIPPI
Anniston
Athens
BIRMINGHAM
ATLANTA
Augusta
SC
Tuscaloosa
Macon
Charleston
Jackson
Montgomery
GEORGIA
ALABAMA
Columbus
Savannah
Cordele
Albany
Hattiesburg
Dothan
Atlantic Ocean
BATON ROUGE
Valdosta
Mobile
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
NEW ORLEANS
Panama City
LOUISIANA
FLORIDA
Homosassa
ORLANDO
TAMPA
Gulf of Mexico
ST. PETERSBURG
Plant City
Port St. Lucie
Cape Coral
MIAMI
Key West

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSBAM 2015-C26	Coastal Equities Retail Portfolio

Mortgage Loan No. 8 – Coastal Equities Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$24,000,000			Location:	Various
Cut-off Date Balance(1):	$24,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored/Unanchored/Freestanding
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	EH Scott, LLC			Year Built/Renovated:	Various
Mortgage Rate:	4.605%			Size:	3,458,225 SF
Note Date:	6/9/2015			Cut-off Date Balance per Unit(1):	$49
First Payment Date:	8/1/2015			Maturity Date Balance per Unit(1):	$44
Maturity Date:	7/1/2025			Property Manager:	EH Scott, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	48 months			UW NOI:	$17,127,145
Seasoning:	4 months			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI Debt Yield at Maturity(1):	11.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.96x (IO) 1.48x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$18,055,385 (3/31/2015 TTM)
Additional Debt Balance:	$145,000,000			2nd Most Recent NOI:	$17,731,254 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,353,008 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	92.2% (5/1/2015-5/21/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2014)
RE Tax:	$930,865	$186,173	N/A	3rd Most Recent Occupancy:	90.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$233,250,000
Deferred Maintenance:	$3,380,981	$0	N/A	Cut-off Date LTV Ratio(1):	72.5%
Recurring Replacements:	$0	$52,916	N/A	Maturity Date LTV Ratio(1):	65.2%
TI/LC:	$2,000,000	Springing	$1,500,000
Other:	$1,222,250	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$169,000,000	100.0%	Loan Payoff:	$115,316,891	68.2%
			Reserves:	$7,534,096	4.5%
			Closing Costs(5):	$2,306,526	1.4%
			Return of Equity:	$43,842,487	25.9%
Total Sources:	$169,000,000	100.0%	Total Uses:	$169,000,000	100.0%

(1)	The Coastal Equities Retail Portfolio Mortgage Loan is part of the Coastal Equities Retail Portfolio Non-Serviced Loan Combination, which is comprised of 10 pari passu notes with an aggregate Cut-off Date principal balance of $169,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Coastal Equities Retail Portfolio Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all 25 retail centers that comprise the Coastal Equities Retail Portfolio Property.

(4)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $222,450,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 76.0% and 68.3%, respectively. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio Mortgage Loan.

(5)	Closing costs include approximately $548,457 of real estate taxes paid at loan closing.

The Mortgage Loan. The eighth largest mortgage loan (the “Coastal Equities Retail Portfolio Mortgage Loan”) is part of a non-serviced loan combination (the “Coastal Equities Retail Portfolio Non-Serviced Loan Combination”) evidenced by 10 pari passu promissory notes with an aggregate Cut-off Date principal balance of $169,000,000, all of which are secured by first priority fee mortgages encumbering 22 anchored shopping centers, two unanchored shopping centers, and one free-standing Home Depot store in 14 states (collectively, the “Coastal Equities Retail Portfolio Property”). Promissory Notes A-6 and A-10, in the aggregate original principal amount of $24,000,000, collectively represent the Coastal Equities Retail Portfolio Mortgage Loan, and Promissory Notes A-1, A-2, A-3, A-4, A-5, A-7, A-8 and A-9, in the aggregate original principal amount of $145,000,000, collectively represent the “Coastal Equities Retail Portfolio Non-Serviced Companion Loan.” A portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, represented by Promissory Notes A-1, A-2, A-3 and A-7 in the original principal amount of $85,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, represented by Promissory Notes A-4, A-5, A-8 and A-9 in the original principal amount of $60,000,000, was contributed to the MSBAM 2015-C25 securitization trust. The Coastal Equities Retail Portfolio Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C24 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSBAM 2015-C26	Coastal Equities Retail Portfolio

Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Coastal Equities Retail Portfolio Non-Serviced Loan Combination were primarily used to refinance 24 previous loans secured by 24 of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property, which loans totaled approximately $115,316,891 at the time of payoff, inclusive of defeasance costs. The remaining shopping center comprising part of the Coastal Equities Retail Portfolio Property was previously unencumbered. The shopping centers were purchased by the Coastal Equities Retail Portfolio Borrower, or its affiliates, on various dates from January 2001 to April 2013, for a total purchase price of approximately $160,815,500.

The Borrower and the Sponsor. The borrowers are 24 recycled and one newly formed single-purpose limited liability companies (collectively, the “Coastal Equities Retail Portfolio Borrower”) incorporated in 13 different states. The Coastal Equities Retail Portfolio Borrower is 100% owned by Coastal Equities Holding, LLC (“Coastal Equities”) which is 99% owned by 111 investors, none of which has greater than 7% ownership. Coastal Equities, the managing member of the Coastal Equities Retail Portfolio Borrower, has two independent directors. Edward Ross, Scott Ross and Howard Arnberg, the owners of EH Scott, LLC, are the nonrecourse carve-out guarantors. Messrs. Ross and Arnberg are the principals of Coastal Equities, a Weston, Florida-based real estate investment, development, and syndication firm founded in 1975. Coastal Equities currently operates approximately 40 retail centers in 16 states.

The Property. The Coastal Equities Retail Portfolio Property consists of 22 anchored neighborhood shopping centers, two unanchored neighborhood shopping centers and one free-standing Home Depot store located across 14 states and 20 different markets. The top three state concentrations based on allocated Cut-off Date loan amount are North Carolina at approximately 21%, Tennessee at approximately 11% and Ohio at approximately 10%. The individual centers are listed below by descending allocated Cut-off Date loan amount. The Coastal Equities Retail Portfolio Property totals approximately 3,458,225 SF and is leased to over 250 separate tenants pursuant to approximately 350 different leases. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio loan documents.

Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut-off Date Loan Amount(1)	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value(2)
Home Depot	Detroit, MI	139,056	100.0%	$15,000,000	8.9%	1998/2002	$20,184,592
Glenwood Plaza	Oneida, NY	219,211	93.6%	$12,700,000	7.5%	1989/N/A	$20,866,150
Rodney Village	Dover, DE	211,299	100.0%	$12,600,000	7.5%	1994/N/A	$15,728,254
Westown Square	Cleveland, OH	176,722	99.1%	$12,300,000	7.3%	1987/N/A	$16,671,949
Plaza North	Terre Haute, IN	269,671	93.1%	$11,800,000	7.0%	1965;1997/N/A	$14,260,283
Mattatuck Plaza	Waterbury, CT	146,930	86.3%	$11,000,000	6.5%	1978/2009	$14,889,413
Ahoskie Commons	Ahoskie, NC	193,557	93.3%	$8,600,000	5.1%	1992/N/A	$10,957,350
Athens Town Center	Athens, AL	209,124	95.4%	$8,000,000	4.7%	1988/N/A	$11,271,915
Northeast Plaza	Greensboro, NC	110,956	95.4%	$8,000,000	4.7%	1959/2000	$10,590,357
Summer Commons	Memphis, TN	139,785	96.4%	$6,600,000	3.9%	1974/2008	$9,541,807
Henderson Marketplace	Henderson, NC	89,100	94.0%	$6,500,000	3.8%	1991/N/A	$8,702,967
Boulevard Plaza	Wilson, NC	110,841	77.8%	$6,200,000	3.7%	1965/N/A	$7,785,486
Hungarybrook	Richmond, VA	87,190	96.5%	$6,000,000	3.6%	1988/N/A	$9,227,242
Cummings Park Plaza	Burlington, NC	199,011	79.5%	$5,500,000	3.3%	1963/N/A	$6,972,859
Market At Riverdale Bend	Memphis, TN	157,695	100.0%	$5,000,000	3.0%	1998/N/A	$7,339,852
Northland Plaza	Bath Township, OH	168,864	80.8%	$4,700,000	2.8%	1960/N/A	$5,871,881
Cordele Corners	Cordele, GA	120,868	73.7%	$4,600,000	2.7%	1986/N/A	$7,025,287
Anniston Plaza	Anniston, AL	159,565	99.2%	$4,200,000	2.5%	1965/N/A	$6,501,011
Centre Plaza	Clinton, TN	100,442	82.6%	$4,000,000	2.4%	1989/N/A	$6,291,301
Homosassa Square	Homosassa, FL	85,448	80.0%	$4,000,000	2.4%	1981/N/A	$5,871,881
Meeting Square Center	Jefferson City, TN	92,845	100.0%	$3,000,000	1.8%	1984/N/A	$4,613,621
Plank Plaza	Baton Rouge, LA	62,141	100.0%	$2,700,000	1.6%	1987/N/A	$3,355,361
Laurens Plaza	Laurens, SC	97,946	96.8%	$2,500,000	1.5%	1989/N/A	$3,276,719
Pelham Plaza	Jacksonville, AL	72,500	95.2%	$2,000,000	1.2%	1974/N/A	$3,171,864
Collins Park Commons	Plant City, FL	37,458	97.3%	$1,500,000	0.9%	1989/N/A	$2,280,597
Total/Wtd. Avg.		3,458,225	92.2%	$169,000,000	100.0%		$233,250,000

(1)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire Coastal Equities Retail Portfolio Non-Serviced Loan Combination balance.

(2)	The appraised values are based on the “portfolio value” conclusion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Coastal Equities Retail Portfolio

Major Portfolio Tenants (by underwritten base rents).

Home Depot (139,056 SF, 4% of portfolio NRA, 7% of portfolio underwritten base rent). Home Depot U.S.A., Inc. (“Home Depot”) (NYSE: HD) leases 139,056 SF at the free-standing Home Depot store in Detroit, Michigan within the Coastal Equities Retail Portfolio Property. The lease was assumed from Kmart of Michigan, Inc. effective April 23, 2003 and has a current expiration date of November 30, 2023, with 10 five-year lease renewal options. The tenant’s sales at this location were approximately $245 PSF for the tenant’s fiscal year ending in 2012, approximately $274 PSF for the tenant’s fiscal year ending in 2013 and approximately $280 PSF for the tenant’s fiscal year ending in 2014. Home Depot currently operates more than 2,200 retail stores in the United States (including Puerto Rico and the U.S. Virgin Islands and the territory of Guam), Canada and Mexico.

Big Lots (183,297 SF, 5% of portfolio NRA, 4% of portfolio underwritten base rent). Big Lots Stores, Inc. (“Big Lots”) (NYSE: BIG) leases a total of 183,297 SF at six shopping centers within the Coastal Equities Retail Portfolio Property. The six leases have various start and end dates. As of January 31, 2015, Big Lots operated approximately 1,460 discount stores in 48 states.

Tractor Supply (142,983 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Tractor Supply Company (“Tractor Supply”) (NASDAQ: TSCO) leases a total of 142,983 SF at five shopping centers within the Coastal Equities Retail Portfolio Property. The five leases have various start and end dates. As of March 28, 2015, Tractor Supply operated 1,422 stores in 49 states.

Save-A-Lot (126,439 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Save-A-Lot, a wholly owned subsidiary of Supervalu, Inc. (NYSE: SVU), owns, through its affiliate Moran Foods, Inc., or licenses, a total of 126,439 SF at eight shopping centers within the Coastal Equities Retail Portfolio Property. The eight leases have various start and end dates. Supervalu, Inc. currently operates more than 3,400 owned, licensed, franchised and independently owned stores, including over 1,300 Save-A-Lot locations.

Dollar Tree (81,355 SF, 2% of portfolio NRA, 3% of portfolio underwritten base rent). Dollar Tree Stores, Inc. (“Dollar Tree”) (NASDAQ: DLTR) leases a total of 81,355 SF at seven shopping centers within the Coastal Equities Retail Portfolio Property. The seven leases have various start and end dates. In July 2015, Dollar Tree merged with Family Dollar Stores, Inc. (“Family Dollar”) (NYSE: FDO). Family Dollar leases a total of 55,324 SF at six shopping centers within the Coastal Equities Retail Portfolio Property, representing approximately 2% of portfolio NRA and 2% of underwritten base rent. As of May 2, 2015, Dollar Tree operated 5,454 stores in 48 states and five Canadian provinces. As of January 2, 2015, Family Dollar operated more than 8,100 stores in 46 states.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSBAM 2015-C26	Coastal Equities Retail Portfolio

The following table presents a summary regarding the 10 largest tenants by total SF within the Coastal Equities Retail Portfolio Property:

Coastal Equities Retail Portfolio Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Center/2014 Sales PSF
Top 10 Portfolio Tenants
Big Lots	NR/NR/BBB-	183,297	5%	$742,273	4%	$4.05	1/31/2017 1/31/2016 1/31/2018 6/30/2019 1/31/2018 1/31/2017	Terre Haute: $93 Laurens: N/A Oneida: $90 Athens: $83 Anniston: $95 Waterbury: $126
Tractor Supply	NR/NR/NR	142,983	4%	$671,883	3%	$4.70	6/30/2023 12/31/2018 11/30/2020 1/31/2018 6/30/2020	Athens: $140 Cordele: N/A Plant City: N/A Jefferson City: N/A Laurens: N/A
Home Depot	A/A2/A	139,056	4%	$1,317,595	7%	$9.48	11/30/2023	$280
Save-A-Lot	B/B3/B+	126,439	4%	$627,554	3%	$4.96	12/31/2017 1/31/2021 11/30/2016 2/29/2020 11/30/2017 7/31/2020 12/31/2017 11/30/2017	Henderson: N/A Athens: N/A Laurens: N/A Cleveland: N/A Memphis: N/A Anniston: N/A Terre Haute: $397 Memphis: N/A
Food Lion	NR/Baa3/NR	100,826	3%	$487,889	2%	$4.84	11/15/2024 3/22/2017 9/30/2020	Richmond: $259 Ahoskie: $291 Burlington: $292
Dollar Tree(2)	NR/Ba2/BB	81,355	2%	$584,815	3%	$7.19	5/31/2025 8/31/2019 6/30/2017 1/31/2018 5/31/2019 2/28/2018 6/30/2019	Greensboro: N/A Waterbury: N/A Oneida: N/A Memphis: N/A Richmond: N/A Clinton: N/A Cordele: N/A
Habitat For Humanity	NR/NR/NR	75,532	2%	$245,480	1%	$3.25	10/31/2025	N/A
Goodwill	NR/NR/NR	70,024	2%	$460,949	2%	$6.58	6/30/2023 12/31/2022 12/31/2017 10/31/2022	Memphis: N/A Dover: N/A Clinton: N/A Jefferson City: N/A
Harbor Freight	NR/Baa3/BB-	67,183	2%	$460,390	2%	$6.85	1/31/2020 1/5/2025 1/15/2023 3/31/2016	Terre Haute: N/A Anniston: N/A Waterbury: N/A Dover: N/A
Family Dollar(2)	NR/Ba1/BBB-	55,324	2%	$440,215	2%	$7.96	3/31/2024 12/31/2020 12/31/2018 12/31/2015 12/31/2019 12/31/2018	Cleveland: $187 Wilson: $91 Dover: $149 Henderson: $100 Terre Haute: N/A Bath Township: $88
Subtotal/Wtd. Avg.		1,042,019	30%	$6,039,042	30%	$5.80

Other Tenants		1,988,630	58%	$14,069,043	70%	$7.07
Vacant Space		427,576	12%	$0	0%	$0.00
Total/Wtd. Avg.		3,458,225	100%	$20,108,085	100%	$6.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Dollar Tree and Family Dollar merged in July 2015. The Family Dollar Total Tenant SF excludes a 13,239 SF lease that expired on June 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSBAM 2015-C26	Coastal Equities Retail Portfolio

The following table presents certain information relating to the aggregate lease rollover at the Coastal Equities Retail Portfolio Property and is based on the underwritten rent rolls of each property comprising the Coastal Equities Retail Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	24,765	$7.63	1%	1%	$188,912	1%	1%
2015(4)	19	54,923	$8.77	2%	2%	$481,490	2%	3%
2016	65	330,796	$5.95	10%	12%	$1,968,342	10%	13%
2017	69	549,395	$6.40	16%	28%	$3,517,348	17%	31%
2018	54	552,734	$5.71	16%	44%	$3,154,406	16%	46%
2019	50	325,467	$7.08	9%	53%	$2,303,775	11%	58%
2020	29	337,480	$6.66	10%	63%	$2,247,796	11%	69%
2021	13	88,726	$10.05	3%	65%	$891,820	4%	73%
2022	8	149,617	$7.54	4%	70%	$1,128,489	6%	79%
2023	16	325,594	$7.66	9%	79%	$2,492,515	12%	91%
2024	10	82,178	$7.31	2%	82%	$601,086	3%	94%
2025	10	173,474	$5.61	5%	87%	$972,358	5%	99%
2026	1	35,500	$4.50	1%	88%	$159,750	1%	100%
2027 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	427,576	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	350	3,458,225	$6.63	100%		$20,108,085	100%

(1)	Information is based on the underwritten rent roll as of the August 1, 2015 Cut-off Date for the MSBAM 2015-C24 securitization trust.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant space.

(4)	With respect to the leases expiring in 2015, six leases expire between August and October of 2015. The three leases expiring on August 31, 2015, totaling 11,475 SF, have each been renewed for one to three years. The two leases expiring on September 30, 2015, totaling 1,200 SF, are anticipated by the Coastal Equities Retail Portfolio Borrower to be renewed. One lease expiring on October 31, 2015, totaling 8,000 SF, will not be renewed, and will remain on a month-to-month basis until a replacement tenant is found.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSBAM 2015-C26	Coastal Equities Retail Portfolio

The Markets. The Coastal Equities Retail Portfolio Property is comprised of 25 retail centers in 14 states and 20 different markets, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property	Address	Allocated Cut- off Date Loan Amount(1)	Estimated 2015 Population (five-mile radius)	Estimated Average 2015 Household Income (five-mile radius)	Average Submarket Retail Vacancy
Home Depot	18700 Meyers Road, Detroit, MI	$15,000,000	406,174	$49,226	11.8%
Glenwood Plaza	1 Glenwood Avenue, Oneida, NY	$12,700,000	31,823	$62,678	5.7%
Rodney Village	1612 South Governors Avenue, Dover, DE	$12,600,000	76,689	$67,563	7.5%
Westown Square	10604 Lorain Avenue, Cleveland, OH	$12,300,000	308,727	$51,502	5.0%
Plaza North	1800 Fort Harrison Road, Terre Haute, IN	$11,800,000	69,478	$53,392	6.9%
Mattatuck Plaza	650 & 670 Wolcott Street, Waterbury, CT	$11,000,000	158,693	$66,467	8.7%
Ahoskie Commons	1430 East Memorial Drive, Ahoskie, NC	$8,600,000	10,561	$44,536	5.1%
Athens Town Center	601 US Highway 72 W, Athens, AL	$8,000,000	30,837	$65,394	3.4%
Northeast Plaza	1000 Summit Avenue, Greensboro, NC	$8,000,000	168,388	$51,957	8.7%
Summer Commons	5100-5130 Summer Avenue, Memphis, TN	$6,600,000	208,510	$65,452	12.0%
Henderson Marketplace	901 S. Beckford Drive, Henderson, NC	$6,500,000	27,229	$47,402	2.6%
Boulevard Plaza	1301 Ward Boulevard, Wilson, NC	$6,200,000	54,519	$47,954	7.6%
Hungarybrook	1200 Concord Avenue, Richmond, VA	$6,000,000	158,056	$71,326	3.9%
Cummings Park Plaza	2278 North Church Street, Burlington, NC	$5,500,000	74,783	$47,911	4.3%
Market At Riverdale Bend	7110 Winchester Road, Memphis, TN	$5,000,000	190,193	$75,297	16.3%
Northland Plaza	100 W. Northern Avenue, Bath Township, OH	$4,700,000	64,474	$48,521	9.6%
Cordele Corners	1407 E. 16th Avenue, Cordele, GA	$4,600,000	17,320	$46,997	10.6%
Anniston Plaza	3202 McClellan Boulevard, Anniston, AL	$4,200,000	41,062	$48,353	8.8%
Centre Plaza	1115 N. Charles G. Seivers Boulevard, Clinton, TN	$4,000,000	23,923	$52,301	12.7%
Homosassa Square	4500 S. Suncoast Boulevard, Homosassa, FL	$4,000,000	22,037	$44,517	13.6%
Meeting Square Center	125 W. Broadway, Jefferson City, TN	$3,000,000	18,829	$54,628	4.8%
Plank Plaza	5963 Plank Road, Baton Rouge, LA	$2,700,000	130,992	$49,906	10.1%
Laurens Plaza	917 East Main Street, Laurens, SC	$2,500,000	18,350	$42,604	9.5%
Pelham Plaza	800 Pelham Road South, Jacksonville, AL	$2,000,000	22,746	$49,162	3.5%
Collins Park Commons	1803 James L Redman Parkway, Plant City, FL	$1,500,000	66,154	$59,427	6.2%
Total/Wtd. Avg.		$169,000,000	124,568	$55,827	7.8%

(1)	The Allocated Cut-off Date Loan Amount represents the entire allocated loan amount for the entire Coastal Equities Retail Portfolio Non-Serviced Loan Combination principal balance.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSBAM 2015-C26	Coastal Equities Retail Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Coastal Equities Retail Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$19,763,215	$20,128,986	$20,204,630	$23,140,747	$6.69
Total Recoveries(3)	N/A	N/A	$3,997,262	$3,897,974	$4,135,641	$4,350,000	$1.26
Other Income	N/A	N/A	$7,372	$680	$60	$88,093	$0.03
Discounts Concessions	N/A	N/A	$0	$0	$0	$0	$0.00
Vacancy & Credit Loss(4)	N/A	N/A	$0	$0	$0	($3,153,046)	($0.91)
Effective Gross Income	N/A	N/A	$23,767,849	$24,027,640	$24,340,330	$24,425,794	$7.06
Total Expenses	N/A	N/A	$6,414,841	$6,296,386	$6,284,945	$7,298,649	$2.11
Net Operating Income	N/A	N/A	$17,353,008	$17,731,254	$18,055,385	$17,127,145	$4.95
Capital Expenditures	N/A	N/A	$0	$0	$0	$634,996	$0.18
TI/LC	N/A	N/A	$2,150	$0	$0	$1,244,961	$0.36
Initial TI/LC Reserve Offset(5)	N/A	N/A	$0	$0	$0	($200,000)	($0.06)
Net Cash Flow	N/A	N/A	$17,350,858	$17,731,254	$18,055,385	$15,447,188	$4.47

Occupancy %	N/A	N/A	90.5%	92.0%	92.2%	86.5%
NOI DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.65x
NCF DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.48x
NOI Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	10.1%
NCF Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	9.1%

(1)	The Coastal Equities Retail Portfolio Borrower added to the Coastal Equities Retail Portfolio Property six new shopping centers in 2012 and two new shopping centers in 2013. Historical financials prior to 2013 do not materially reflect the operations of the complete Coastal Equities Retail Portfolio Property. The 2013 financial information presented above includes only partial-year operations for two of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property (Hungarybrook and Meeting Square Center).

(2)	Historical base rent is net of vacancy. Contractual rent steps through May 2016, totaling approximately $217,577, are underwritten.

(3)	Total Recoveries are underwritten net of vacancy, and additional vacancy of $145,143 is applied in the Vacancy & Credit Loss line to account for “dark” tenants that are underwritten as vacant. Increased underwritten reimbursements over the TTM reflect the pass-through of higher underwritten expenses.

(4)	Vacancy includes actual vacancy as of the May 1, 2015 rent rolls plus assumed vacancy applied to a bankrupt Andy’s Cheesecake tenant and a partially “dark” Walmart store at the Ahoskie Commons center (Walmart is partially subleased to Tractor Supply; however, no rent is underwritten for this space), a Holt Family Restaurant tenant at the Cummings Park Plaza center that is currently under renovation, a vacating Family Dollar tenant at the Anniston Plaza center, a “dark” Cadence Bank branch and a “dark” Kash N’ Karry space at the Homosassa center (Kash N’ Karry left the Florida market in 2013), a “dark” Herbalife tenant at the Hungarybrook center, a vacating Dollar General tenant and a dark Stringfield Memorial Hospital tenant at the Pelham Plaza center, and a closed Radio Shack tenant at the Westown Square center. The tenants referenced in the preceding sentence represent, in the aggregate, approximately 4.5% of the net square footage. Of the $3,153,046 of total underwritten vacancy, $3,007,903 represents base rents and $145,143 represents reimbursements.

(5)	The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 into the TI/LC reserve at loan closing. The escrow is utilized as an offset to underwritten TI/LC expenses over the 10-year loan term.

Escrows and Reserves. The Coastal Equities Retail Portfolio Borrower deposited $930,865 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Coastal Equities Retail Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Coastal Equities Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $52,916 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Coastal Equities Retail Portfolio Property). The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 in escrow at loan origination for TI/LC reserves and, if at any time the aggregate balance of funds on deposit in such TI/LC reserve is less than $1,500,000, the Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $144,093 until the funds on deposit in such TI/LC reserve reach $1,500,000. The Coastal Equities Retail Portfolio Borrower deposited $957,000 in escrow at loan origination for tenant improvement costs and leasing commissions that the Coastal Equities Retail Portfolio Borrower is obligated to pay or reimburse in specified amounts under certain leases with the Alorica tenant and the Hibbett Sporting Goods tenant at the Coastal Equities Retail Portfolio Property. The Coastal Equities Retail Portfolio Borrower deposited $265,250 in escrow at loan origination (of which approximately $109,000 remains in such reserve) for the payment of the environmental remediation work referenced on a schedule to the Coastal Equities Retail Portfolio Mortgage Loan agreement.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Coastal Equities Retail Portfolio Mortgage Loan (i.e., upon the commencement of a Cash Sweep Period, the Coastal Equities Retail Portfolio Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). The Coastal Equities Retail Portfolio Mortgage Loan has springing cash management (i.e., the Coastal Equities Retail Portfolio Mortgage Loan has cash management only during a Cash Sweep Period). Provided a Cash Sweep Period is not continuing, the Coastal Equities Retail Portfolio Mortgage Loan does not have cash management. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing under the Coastal Equities Retail Mortgage Loan, to the Coastal Equities Retail Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Coastal Equities Retail Portfolio Borrower in connection with the operation and maintenance of the Coastal Equities Retail Portfolio Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Coastal Equities Retail Portfolio Non-Serviced Loan Combination.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Coastal Equities Retail Portfolio Mortgage Loan and continue until the date on which the event of default under the Coastal Equities Retail Portfolio Mortgage Loan does not exist, or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSBAM 2015-C26	Coastal Equities Retail Portfolio

(ii)	commence upon the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination has fallen below 1.15x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination has been equal to or greater than 1.25x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). The Coastal Equities Retail Portfolio Property also secures the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $145,000,000. A portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan was contributed to the MSBAM 2015-C25 securitization trust. The promissory notes evidencing the Coastal Equities Retail Portfolio Non-Serviced Companion Loan accrue interest at the same rate as the Coastal Equities Retail Portfolio Mortgage Loan. The Coastal Equities Retail Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coastal Equities Retail Portfolio Non-Serviced Companion Loan. The holders of the Coastal Equities Retail Portfolio Mortgage Loan and the Coastal Equities Retail Portfolio Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the promissory notes comprising the Coastal Equities Retail Portfolio Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Coastal Equities Retail Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Coastal Equities Retail Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSBAM 2015-C26	Green Valley Corporate Center

Mortgage Loan No. 9 – Green Valley Corporate Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSBAM 2015-C26	Green Valley Corporate Center

Mortgage Loan No. 9 – Green Valley Corporate Center

PEBBLE ROAD
OFFICE PARK DRIVE
2260 CORPORATE CIRCLE
2250 CORPORATE CIRCLE
2240 CORPORATE CIRCLE
2230 CORPORATE CIRCLE
1401 GREEN VALLEY PARKWAY
GREEN VALLEY PARKWAY
CORPORATE CIRCLE
901 GREEN VALLEY PARKWAY
N
Collateral Tenants
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSBAM 2015-C26	Green Valley Corporate Center

Mortgage Loan No. 9 – Green Valley Corporate Center

Green Valley Corporate Center
901 and 1401 Green Valley Parkway
and 2230, 2240, 2250 and 2260 Corporate Circle
Henderson, NV 89074
LAS VEGAS
Paradise
Whitney
HENDERSON
Enterprise
CLARK COUNTY
MUDDY MOUNTAINS
Downtown Henderson
Sloan Canyon National Conservation Area
Desert Wetlands Park
McCarran International Airport
Henderson Executive Airport
Fashion Show Mall
Las Vegas Conv. Ctr.
Wynn Golf Course
The Forum Shops at Caesars
Wynn Las Vegas
LAS VEGAS MONORAIL
Boulevard Mall
Las Vegas Natl. Country Club
Stallion Mtn. Country Club
LAS VEGAS STRIP
Hard Rock Hotel & Casino
Bellagio
City Center
University of Nevada - Las Vegas
Desert Springs Hospital
Thomas & Mack Center
New York New York
MGM Grand
Excalibur
Luxor
Mandalay Bay
Sam Boyd Stadium
Town Square Las Vegas
Sunset Park
Galleria at Sunset
Wild Horse Golf Course
Stephanie Street Shopping Center
Sunset Station Hotel & Casino
McCarran Center I
LV Premium Outlets South
TIMET TITANIUM
Lake Mead Crossing
Cornerstone Park
Legacy Golf Course
Pebble Marketplace
Paseo Verde Plaza
Horizon Place
Green Valley Ranch Resort & Casino
The District at Green Valley Ranch
Beltway Marketplace
Desert Willow Golf Course
South Point Hotel Casino
The Grandview
St. Rose Dominican Hospital
Rio Secco Golf Club
Anthem Country Club
Revere Golf Club
The M Resort & Casino
Desert Inn Rd
Twain Ave
Flamingo Rd
Harmon Ave
Tropicana Ave
Hacienda Ave
Russell Rd
Patrick Ln
Sunset Rd
Warm Springs Rd
Robindale Rd
Windmill Ln
Wigwam Pkwy
Pebble Rd
Serene Ave
Silverado Ranch Blvd
Pyle Ave
Cactus Ave
Erie Ave
Sunrise Hts Pkwy
Anthem Pkwy
Volunteer Blvd
American Pacific Dr
Horizon Ridge Pkwy
Lake Mead Pkwy
Boulder Hwy
Hollywood Blvd
Nellis Blvd
McLeod Dr
Pecos Rd
Sandhill Rd
Maryland Pkwy
Paradise Rd
Eastern Ave
Airport Connector
Bruce Woodbury Beltway
Stephanie St
Green Valley Pkwy
St. Rose Pkwy
Spencer St
Bermuda Rd
Gillespie St
Las Vegas Blvd
LV Blvd
Las Vegas Frwy
15
95
93
515
215
582
592
593
604
612
146
NORTH LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

MSBAM 2015-C26	Green Valley Corporate Center

Mortgage Loan No. 9 – Green Valley Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,750,000			Location:	Henderson, NV 89074
Cut-off Date Balance:	$23,662,049			General Property Type:	Office
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Adnan Mustafa			Year Built/Renovated:	1995-1999/N/A
Mortgage Rate:	4.515%			Size:	198,939 SF
Note Date:	7/31/2015			Cut-off Date Balance per Unit:	$119
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$97
Maturity Date:	8/1/2025			Property Manager:	The Brentwood Companies, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,334,179
Seasoning:	3 months			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.46x
Additional Debt Type:	N/A			Most Recent NOI:	$1,677,158 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,529,761 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,335,657 (12/31/2013)
Reserves				Most Recent Occupancy:	82.1% (6/11/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.8% (12/31/2014)
RE Tax:	$63,936	$15,984	N/A	3rd Most Recent Occupancy:	61.1% (12/31/2013)
Insurance:	$10,667	$1,333	N/A	Appraised Value (as of):	$34,700,000 (6/2/2015)
Recurring Replacements:	$0	$3,612	$86,681	Cut-off Date LTV Ratio:	68.2%
TI/LC:	$325,000	$20,723	$497,348	Maturity Date LTV Ratio:	55.5%
Other:	$15,855	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,750,000	92.1%	Loan Payoff:	$4,325,107	16.8%
Borrower Equity:	$2,029,640	7.9%	Partner Buyout:	$20,650,000	80.1%
			Reserves:	$419,208	1.6%
			Closing Costs:	$385,326	1.5%
Total Sources:	$25,779,640	100.0%	Total Uses:	$25,779,640	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Green Valley Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $23,750,000 secured by a first priority fee mortgage encumbering six adjacent/proximate office/flex buildings within an office park in Henderson, NV (collectively, the “Green Valley Corporate Center Property”). The proceeds of the Green Valley Corporate Center Mortgage Loan were used to refinance a previous loan with an outstanding balance of approximately $4,325,107, purchase the equity ownerships interests of three former partners for approximately $20,650,000, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Brentwood Green Valley 2 LLC (the “Green Valley Corporate Center Borrower”), a newly formed Nevada special-purpose limited liability company with one independent director. The Green Valley Corporate Center Borrower is owned by Adnan Mustafa (50%) and Robert Lavichant (50%), the nonrecourse carve-out guarantors. Mr. Mustafa is the Chairman and CEO and Mr. Lavichant is President of Brentwood Capital.

The Property. The Green Valley Corporate Center Property consists of six office and flex-office buildings located within the 1.5 million SF Green Valley Corporate Center office park in Henderson, NV. Two of the six buildings are two-story office buildings (86,762 SF) and four are one-story flex office buildings (112,267 SF). The buildings were constructed between 1995 and 1999. There are a total of 692 open and covered parking spaces.

The Green Valley Corporate Center Borrower purchased the Green Valley Corporate Center Property (in addition to one other property) in December 2012 after a previous lender foreclosure action. The Green Valley Corporate Center Property allocated purchase price was approximately $19,420,000. Occupancy increased from approximately 61.1% as of December 2013 to approximately 79.8% as of December 2014 and to approximately 82.1% as of June 2015. Capital and tenant improvements since the 2012 purchase total approximately $1.9 million. This previous foreclosed loan was included in the BSCMS 2007-PW18, the GCCFC 2007-GG9 and the BSCMS 2007-PW17 securitization trusts.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Green Valley Corporate Center

Major Tenants.

XO Communications (31,339 SF, 16% of NRA, 16% of underwritten base rent). Telecommunications of Nevada, LLC (d/b/a “XO Communications”) leases 31,339 SF at the Green Valley Corporate Center Property. The lease began on April 24, 1997 and was most recently renewed and downsized on September 1, 2011. The current lease expiration date is August 31, 2021, with two five-year lease extension options. The tenant has a termination option effective August 31, 2018 with 180 days’ notice and subject to a termination fee as described in the lease documents. XO Communications is a private provider of network and information technology services. The company was founded in 1996 and is headquartered in Herndon, VA. The XO Communications tenant has extensive build-out at the Green Valley Corporate Center Property to house its servers.

MetLife (20,966 SF, 11% of NRA, 16% of underwritten base rent). Metropolitan Property and Casualty Insurance Company (“MetLife”) leases 20,966 SF at the Green Valley Corporate Center Property. The lease began on February 1, 2005 and has a current expiration date of November 30, 2016, with two five-year lease extension options. The tenant had a one-time lease termination option effective November 30, 2014, which it did not exercise. MetLife (NYSE: MET) is a global provider of insurance, annuities and employee benefit programs.

Keller Williams Real Estate (11,941 SF, 6% of NRA, 6% of underwritten base rent). GVRE, LLC (d/b/a “Keller Williams Real Estate” or “Keller Williams”) leases 11,941 SF at the Green Valley Corporate Center Property. The lease began on December 14, 2012 and has a current lease expiration date of September 30, 2016. Keller Williams is a real estate franchise with approximately 700 offices and 125,000 associates on five continents. The tenant subleased approximately 2,961 SF of its space to Monument Title Insurance beginning on March 1, 2015 for a period of 18 months.

The following table presents a summary regarding the largest tenants at the Green Valley Corporate Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
XO Communications	NR/NR/NR	31,339	16%	$517,094	16%	$16.50	8/31/2021(2)
MetLife	A-/A3/A-	20,966	11%	$511,990	16%	$24.42	11/30/2016
Keller Williams Real Estate	NR/NR/NR	11,941	6%	$191,784	6%	$16.06	9/30/2016
SA Healy	NR/NR/NR	10,236	5%	$221,098	7%	$21.60	11/30/2019
Lincoln Labs (MIT)	NR/NR/NR	9,073	5%	$195,977	6%	$21.60	3/31/2020
Subtotal/Wtd. Avg.		83,555	42%	$1,637,943	52%	$19.60

Other Tenants		79,853	40%	$1,498,987	48%	$18.77
Vacant Space		35,531	18%	$0	0%	$0.00
Total/Wtd. Avg.		198,939	100%	$3,136,930	100%	$19.20

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The XO Communications tenant has a lease termination option effective August 31, 2018 with 180 days’ notice and subject to a termination fee as described in the lease documents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSBAM 2015-C26	Green Valley Corporate Center

The following table presents certain information relating to the lease rollover at the Green Valley Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	1,817	$15.60	1%	1%	$28,345	1%	1%
2016	4	40,764	$20.16	20%	21%	$821,933	26%	27%
2017	6	32,729	$19.30	16%	38%	$631,718	20%	47%
2018	2	8,730	$17.83	4%	42%	$155,699	5%	52%
2019	6	38,956	$20.18	20%	62%	$786,164	25%	77%
2020	3	9,073	$21.60	5%	66%	$195,977	6%	84%
2021	1	31,339	$16.50	16%	82%	$517,094	16%	100%
2022	0	0	$0.00	0%	82%	$0	0%	100%
2023	0	0	$0.00	0%	82%	$0	0%	100%
2024	0	0	$0.00	0%	82%	$0	0%	100%
2025	0	0	$0.00	0%	82%	$0	0%	100%
2026	0	0	$0.00	0%	82%	$0	0%	100%
2027	0	0	$0.00	0%	82%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	82%	$0	0%	100%
Vacant	0	35,531	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	23	198,939	$19.20	100%		$3,136,930	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSBAM 2015-C26	Green Valley Corporate Center

The Market. The Green Valley Corporate Center Property is part of the approximately 1.5 million SF Green Valley Corporate Center office park in Henderson, Clark County, Nevada, within the Southeast Las Vegas submarket. As of March 31, 2015, the overall Southeast Las Vegas submarket had an average vacancy rate of 20.8% and an average annual asking rent of $23.76 PSF. As of March 31, 2015, the overall Las Vegas market had an average vacancy rate of 20.3% and an average annual asking rent of $22.80 PSF. As of March 31, 2015, the Green Valley Corporate Center office park had an average vacancy of 10.4%.

The following tables present leasing data at competitive office properties with respect to the Green Valley Corporate Center Property:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	Free Rent (mos.)	TIs
Green Valley Corporate Center 2285 Corporate Circle Henderson, NV	44,108	2002	92%	Call Center Tenant Confidential Confidential Confidential Quoted	12,372 1,725 10,264 1,284 ---	May-15 Jun-12 Jun-12 May-12 ---	5.3 5.0 5.0 2.0 ---	$27.00 $24.00 $24.12 $24.00 $26.40	N/A 5 6 0	$10 $8 $0 $4
Green Valley Corporate Center 2275 Corporate Circle Henderson, NV	66,800	2000	93%	Mortgage Company Confidential State Agency Greenspun Quoted	2,396 2,424 2,244 5,252 ---	Jun-15 May-15 Apr-15 Apr-13 ---	2.0 5.3 7.3 6.0 ---	$28.80 $27.00 $25.80 $31.32 $26.40	N/A N/A N/A 0	N/A $10 $10 N/A
Green Valley Corporate Center II 701 N. Green Valley Pkwy Henderson, NV	46,717	1998	48%	Leader One Financial Corp Confidential Dean Witter-renew Title Company Quoted	7,589 3,500 7,761 2,658 ---	Jul-13 Jun-10 Mar-07 Dec-06 ---	5.0 5.0 5.0 5.0 ---	$22.80 $28.20 $32.40 $34.80 $25.80	0 0 0 0	N/A $0 $0 $0
Green Valley Corporate Center 2280 Corporate Circle Henderson, NV	63,959	2000	100%	Barclaycard US Quoted	63,959 ---	Dec-13 ---	10.0 ---	$16.20 $16.20	6	$25
Green Valley Corporate Center South 2460 Paseo Verde Parkway Henderson, NV	75,249	2004	100%	Allied T Pro Quoted	5,267 ---	Feb-14 ---	5.0 ---	$16.20 $16.20	0	N/A
Crossing Business Center III 9901, 9911 & 9921 Covington Cross Las Vegas, NV	57,212	1998	90%	Chamberlin School of Nursing Petroglyph Games, Inc. Quoted	23,381 22,846 ---	Jun-14 Oct-12 ---	10.0 7.0 ---	$24.10 $13.20 $16.80	14 15	$53 $34
Hughes Corporate Center 10000 W. Charleston Blvd. Las Vegas, NV	71,388	1999	100%	Nevada Title (Renewal) Investment Counsel of NV Quoted	3,544 6,686 ---	Sep-14 Aug-13 ---	20.0 7.0 ---	$31.20 $27.60 $32.40	2 11	$5 $35

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSBAM 2015-C26	Green Valley Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Green Valley Corporate Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent(1)	N/A	N/A	$1,992,346	$2,224,301	$2,458,783	$3,794,920	$19.08
Total Recoveries	N/A	N/A	$210,796	$257,130	$260,838	$350,000	$1.76
Other Income	N/A	N/A	$2,378	$3,585	$3,290	$3,000	$0.02
Discounts Concessions	N/A	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	$0	($741,941)	($3.73)
Effective Gross Income	N/A	N/A	$2,205,520	$2,485,016	$2,722,911	$3,405,979	$17.12
Total Operating Expenses	N/A	N/A	$869,863	$955,255	$1,045,753	$1,071,800	$5.39
Net Operating Income	N/A	N/A	$1,335,657	$1,529,761	$1,677,158	$2,334,179	$11.73
Capital Expenditures	N/A	N/A	$0	$0	$0	$43,341	$0.22
TI/LC	N/A	N/A	$80,810	$1,338,926	$1,661,900	$210,875	$1.06
Initial TI/LC Reserve Offset(2)	N/A	N/A	$0	$0	$0	($32,500)	($0.16)
Net Cash Flow	N/A	N/A	$1,254,847	$190,835	$15,258	$2,112,463	$10.62

Occupancy %	N/A	N/A	61.1%	79.8%	82.1%	82.1%
NOI DSCR	N/A	N/A	0.92x	1.06x	1.16x	1.61x
NCF DSCR	N/A	N/A	0.87x	0.13x	0.01x	1.46x
NOI Debt Yield	N/A	N/A	5.6%	6.5%	7.1%	9.9%
NCF Debt Yield	N/A	N/A	5.3%	0.8%	0.1%	8.9%

(1)	During the years 2014 and 2015, the Green Valley Corporate Center Borrower executed 10 new leases comprising approximately 54,448 SF with total contractual annual base rent of approximately $1,065,269.

(2)	The Green Valley Corporate Center Borrower deposited $325,000 into an upfront TI/LC escrow which is utilized as a partial offset to the underwritten TI/LC expense over the 10-year loan term.

Escrows and Reserves. The Green Valley Corporate Center Borrower deposited $63,936 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Green Valley Corporate Center Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Green Valley Corporate Center Borrower maintains insurance under an acceptable blanket insurance policy). The Green Valley Corporate Center Borrower is required to make monthly deposits of $3,612 for replacement reserves, provided, however, such monthly deposits are not required if the funds in such replacement reserve equal or exceed $86,681. The Green Valley Corporate Center Borrower deposited $325,000 in escrow at loan origination for TI/LC reserves and is required to make monthly deposits of $20,723 for TI/LC reserves, provided, however, such monthly deposits are not required if the funds in such TI/LC reserve equal or exceed $497,348. The Green Valley Corporate Center Borrower deposited $15,855 in escrow at loan origination in respect of free rent for the tenant Stonegate Mortgage through October 31, 2015, which funds are required to be released to the Green Valley Corporate Center Borrower upon satisfaction of the following conditions: (1) the tenant is occupying its space and paying full rent past all free rent periods, (2) the tenant has delivered an estoppel in form satisfactory to the lender and (3) no event of default exists under the Green Valley Corporate Center Mortgage Loan.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Green Valley Corporate Center Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Period (as defined below) for the Green Valley Corporate Center Mortgage Loan, the Green Valley Corporate Center Borrower has agreed to establish and maintain a hard lockbox). The Green Valley Corporate Center Mortgage Loan has springing cash management (i.e. the Green Valley Corporate Center Mortgage Loan has cash management only after the occurrence of a Cash Sweep Period). Following the occurrence of a Cash Sweep Period for the Green Valley Corporate Center Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Green Valley Corporate Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the Green Valley Corporate Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Green Valley Corporate Center Borrower in connection with the operation and maintenance of the Green Valley Corporate Center Property reasonably approved by lender, and to disburse any excess to the Green Valley Corporate Center Borrower; provided, that if a Cash Sweep Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Green Valley Corporate Center Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Green Valley Corporate Center Mortgage Loan and continue until the date on which such event of default has been cured to the satisfaction of the lender under the Green Valley Corporate Center Mortgage Loan, or

(ii)	commence upon the date that the DSCR on the Green Valley Corporate Center Mortgage Loan is less than 1.10x for 12 consecutive calendar months and continue until the date that the DSCR on the Green Valley Corporate Center Mortgage Loan has been equal to or greater than 1.25x for the immediately preceding three consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Green Valley Corporate Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Green Valley Corporate Center

(but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSBAM 2015-C26	Sunset Cove Apartments

Mortgage Loan No. 10 – Sunset Cove Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSBAM 2015-C26	Sunset Cove Apartments

Mortgage Loan No. 10 – Sunset Cove Apartments

Sunset Cove Apartments
5225 East Charleston Boulevard
Las Vegas, NV 89142
NORTH LAS VEGAS
LAS VEGAS
DOWNTOWN
Sunrise Manor
CLARK COUNTY
MUDDY MOUNTAINS
Winchester
Paradise
Whitney
HENDERSON
Enterprise
LAS VEGAS STRIP
Nellis Air Force Base
McCarran International Airport
Comm. College of Southern Nevada-Cheyenne Campus
Sunrise Vista Golf Course
Desert Pines Golf Club
Desert Rose Golf Course
Stallion Mtn. Country Club
Las Vegas Country Club
Las Vegas Natl. Country Club
Wynn Golf Course
Desert Wetlands Park
Sunset Park
Wild Horse Golf Course
Sam Boyd Stadium
Charleston Commons
Valley Medical Center Hospital
University Medical Ctr.
Sunrise Medical Ctr.
Desert Springs Hospital
University of Nevada - Las Vegas
Thomas & Mack Center
Las Vegas City Hall
Cashman Field Center Stadium
Golden Nugget
Fremont St. Experience
Clark County Govt. Center
Las Vegas Premium Outlets
Stratosphere Tower
Sahara
Circus Circus
Riviera
Las Vegas Conv. Ctr.
LAS VEGAS MONORAIL
Fashion Show Mall
The Forum Shops at Caesars
Wynn Las Vegas
Sands
Boulevard Mall
Hard Rock Hotel & Casino
Bellagio
City Center
MGM Grand
New York New York
Excalibur
Luxor
Mandalay Bay
Town Square Las Vegas
LV Premium Outlets South
Galleria at Sunset
Stephanie Street Shopping Center
Sunset Station Hotel & Casino
Craig Rd
Alexander Rd
Cheyenne Ave
Carey Ave
Lake Mead Blvd
Owens Ave
Washington Ave
Bonanza Rd
Stewart Ave
Charleston Blvd
Oakey Blvd
St. Louis Ave
Sahara Ave
Karen Ave
Vegas Valley Dr
Desert Inn Rd
Twain Ave
Flamingo Rd
Harmon Ave
Tropicana Ave
Hacienda Ave
Russell Rd
Patrick Ln
Sunset Rd
Warm Springs Rd
Las Vegas Blvd
N. Las Vegas Blvd
Pecos Rd
Lamb Blvd
Nellis Blvd
Mt. Hood St
Hollywood Blvd
Revere St
Bruce St
Eastern Ave
Mojave Rd
McLeod Dr
Maryland Pkwy
Sandhill Rd
Fremont St
Boulder Hwy
Industrial Rd
LV Blvd
Paradise Rd
Airport Connector
15
95
93
515
215
604
574
147
612
159
589
582
592
593
Summerlin
Spring Valley
Sunrise Manor
Downtown
Winchester
HENDERSON

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSBAM 2015-C26	Sunset Cove Apartments

Mortgage Loan No. 10 – Sunset Cove Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,800,000			Location:	Las Vegas, NV 89142
Cut-off Date Balance:	$22,800,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Omninet Capital, LLC			Year Built/Renovated:	1989-1991/2013
Mortgage Rate:	4.292%			Size:	392 Units
Note Date:	8/3/2015			Cut-off Date Balance per Unit:	$58,163
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$53,134
Maturity Date:	9/1/2025			Property Manager:	Rooster Philben, Inc. (d/b/a Stout Management Company)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,945,813
Seasoning:	2 months			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.85x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,875,330 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,609,002 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,211,369 (12/31/2013)
				Most Recent Occupancy:	92.6% (10/8/2015)
Reserves(1)				2nd Most Recent Occupancy:	88.0% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.0% (12/31/2013)
RE Tax:	$37,751	$12,584	N/A	Appraised Value (as of):	$31,600,000 (6/16/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.2%
Deferred Maintenance:	$47,281	$0	N/A	Maturity Date LTV Ratio:	65.9%
Recurring Replacements:	$0	$9,147	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,800,000	100.0%	Loan Payoff:	$15,729,935	69.0%
			Reserves:	$85,032	0.4%
			Closing Costs:	$160,023	0.7%
			Return of Equity:	$6,825,010	29.9%
Total Sources:	$22,800,000	100.0%	Total Uses:	$22,800,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Sunset Cove Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,800,000 secured by a first priority fee mortgage encumbering a 392-unit garden-style apartment community in Las Vegas, Nevada known as Sunset Cove Apartments (the “Sunset Cove Apartments Property”). The proceeds of the Sunset Cove Apartments Mortgage Loan were used to refinance a previous mortgage loan with an outstanding principal balance of approximately $15,729,935, fund reserves, pay closing costs and return equity to the Sunset Cove Apartments Borrower.

The Borrower and the Sponsor. The borrower is Omninet Antigua, LLC, a single-purpose Delaware limited liability company (the “Sunset Cove Apartments Borrower”) with no independent director.

The sponsor is Omninet Capital, LLC (“Omninet”), a private investment firm actively acquiring commercial real estate across the United States. Omninet’s team has years of hands-on experience across all property types, including entitlement, design, construction and management. The nonrecourse carve-out guarantors are Neil Kadisha and Benjamin Nazarian, CEO and Managing Partner, respectively, of Omninet.

The Property. The Sunset Cove Apartments Property, located at 5225 East Charleston Boulevard, Las Vegas, Nevada, is a 392-unit Class “B” garden-style apartment community built in from 1989 to 1991 and renovated in 2013, and as of October 8, 2015 was 92.6% occupied. The units are allocated across 36 two-story buildings. Each unit contains a washer/dryer, a master bedroom with walk-in closet and a private patio or balcony with an exterior storage room. Common amenities include three pools, three heated spas, a playground, a volleyball court and a clubhouse with a full-size kitchen, fitness room, computer center and theater room. The Sunset Cove Apartments Property includes 746 covered and open parking spaces (1.9 spaces/unit). Safety amenities include a gated entrance and intruder alarms at each unit.

The Sunset Cove Apartments Property is located approximately 3.5 miles east of the Las Vegas central business district, approximately two miles east of the Las Vegas “Downtown” and approximately five miles south of Nellis Air Force Base. The Sunset Cove Apartments Property is two miles east of Interstate Highway 515 (US Highway 93/95) which intersects with Interstate Highway 15 (Las Vegas Freeway) and three miles north of Boulder Highway

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Sunset Cove Apartments

providing access to all portions of Las Vegas. There are two power centers located within one block of the Sunset Cove Apartments Property and two regional malls within 7.5 miles. In addition, the Sunset Cove Apartments Property is located within two miles of seven elementary schools and two high schools, and three miles of three middle schools.

The 2015 estimated population within a one-, three- and five-mile radius was 33,159, 202,082 and 420,124, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius was $53,875; $48,515 and $46,409, respectively.

The table below shows the apartment unit mix at the Sunset Cove Apartments Property:

Sunset Cove Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total	SF	Total SF
2 Bedroom/2 Bath	68	17.3%	1,010	68,680
2 Bedroom/2 Bath	124	31.6%	1,070	132,680
2 Bedroom/2 Bath	100	25.5%	1,076	107,600
3 Bedroom/2 Bath	100	25.5%	1,200	120,000
Total/Avg.	392	100.0%	1,094	428,960

Source: Appraisal

Comparable rental properties to the Sunset Cove Apartments Property are shown in the table below:

Competitive Property Summary
Property Name	Location	Distance (mi.)	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
Villas East	5055 East Charleston Boulevard, Las Vegas	0.2	160	86%	1984	908	$597
Oasis Meadows	3150 South Nellis Boulevard, Las Vegas	1.8	383	93%	1996	1,031	$809
Oasis Springs	451 North Nellis Boulevard, Las Vegas	0.8	304	92%	1988	838	$638
Corona del Sol	4700 East Charleston Boulevard, Las Vegas	2.0	200	88%	1980	923	$567
Stonegate	5075 Spyglass Hill Drive, Las Vegas	1.0	440	92%	1990	885	$668
Sahara Gardens	4801 East Sahara Avenue, Las Vegas	1.0	312	85%	1983	878	$600
Ridge Falls	2895 East Charleston Boulevard, Las Vegas	2.8	256	90%	1997	801	$648
Total/Avg.			2,055	90%		899	$662
Sunset Cove Apartments (Subject)	5225 East Charleston Boulevard, Las Vegas		392	93%	1989	1,094	$719

Source: Appraisal

The Market. The Sunset Cove Apartments Property is located within the greater Las Vegas multifamily market. The Sunset Cove Apartments Property is located within the East submarket. The East submarket has class B/C vacancy of 4.8% and a 15.25-year average of 6.2%. Demand for all housing types in the Las Vegas market is fueled by population growth, currently in the range of approximately 2,780 net new residents per month. Unemployment in the Las Vegas metropolitan statistical area has continued to decrease since 2011 to an estimated 7.9% in 2014. In 2014, there were an estimated 144,366 households in the Las Vegas Market, with approximately 35% being renter-occupied. The East submarket has not added any new supply since 2009 and no new projects are projected until 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Sunset Cove Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sunset Cove Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	8/31/2015 TTM	UW	UW per Unit
Base Rent	N/A	N/A	$2,901,374	$3,206,504	$3,248,334	$3,332,436	$8,501
Other Income(2)	N/A	N/A	$166,840	$215,037	$208,062	$219,411	$560
Utility Reimbursements	N/A	N/A	$146,582	$197,148	$210,074	$218,865	$558
Discounts or Concessions	N/A	N/A	($181,635)	($135,685)	($94,300)	($84,888)	($217)
Less Vacancy & Credit Loss	N/A	N/A	($351,410)	($449,017)	($274,162)	($315,144)	(9.1%)
Effective Gross Income	N/A	N/A	$2,681,751	$3,033,987	$3,298,008	$3,370,680	$8,599
Total Operating Expenses	N/A	N/A	$1,470,382	$1,424,985	$1,422,678	$1,424,867	$3,635
Net Operating Income	N/A	N/A	$1,211,369	$1,609,002	$1,875,330	$1,945,813	$4,964
Capital Expenditures	N/A	N/A	$0	$0	$0	$109,760	$280
Net Cash Flow	N/A	N/A	$1,211,369	$1,609,002	$1,875,330	$1,836,053	$4,684

Occupancy %	N/A	N/A	88.0%	88.0%	92.6%(3)	90.9%
NOI DSCR	N/A	N/A	0.90x	1.19x	1.39x	1.44x
NCF DSCR	N/A	N/A	0.90x	1.19x	1.39x	1.36x
NOI Debt Yield	N/A	N/A	5.3%	7.1%	8.2%	8.5%
NCF Debt Yield	N/A	N/A	5.3%	7.1%	8.2%	8.1%

(1)	2011 and 2012 financials are not available as the Sunset Cove Apartments Property was acquired in 2013.

(2)	Other Income includes application fees, late fees, pet rent, month-to-month fees, lease termination fees, cleaning fees and miscellaneous other income.

(3)	Based on a rent roll dated October 8, 2015.

Escrows and Reserves. The Sunset Cove Apartments Borrower deposited $37,751 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Sunset Cove Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Sunset Cove Apartments Borrower maintains an acceptable blanket insurance policy). The Sunset Cove Apartments Borrower deposited $47,281 for immediate repairs and is required to make monthly deposits of $9,147 for replacement reserves.

Lockbox and Cash Management. The Sunset Cove Apartments Mortgage Loan has a soft lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Sunset Cove Apartments Borrower will be required to deposit all excess cash with respect to the Sunset Cove Apartments Mortgage Loan to an account to be held by the lender as additional security for the Sunset Cove Apartments Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of (i) an event of default under the Sunset Cove Apartments Mortgage Loan and (ii) the date upon which the DSCR is less than 1.15x on a trailing three-month basis, tested quarterly. A Cash Sweep Period will end upon, as applicable, (i) the cure or lender waiver of the event of default and (ii) the date upon which the DSCR equals or exceeds 1.15x on a trailing three-month basis, tested quarterly.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Sunset Cove Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Sunset Cove Apartments Mortgage Loan documents provide for an annual terrorism premium cap of two times of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Sunset Cove Apartments Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSBAM 2015-C26	Landmark at City Park

Mortgage Loan No. 11 – Landmark at City Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,150,000			Location:	Houston, TX 77047
Cut-off Date Balance:	$21,150,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael E. Johnson			Year Built/Renovated:	2008/N/A
Mortgage Rate:	4.375%			Size:	288 Units
Note Date:	7/7/2015			Cut-off Date Balance per Unit:	$73,438
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$65,740
Maturity Date:	8/1/2025			Property Manager:	Landmark Management Group, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$1,755,506
Seasoning:	3 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.33x (P&I) 1.79x (IO)
Additional Debt Type:	N/A			Most Recent NOI:	$1,881,159 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,779,556 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,618,342 (12/31/2013)
Reserves				Most Recent Occupancy:	96.2% (5/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.9% (12/31/2014)
RE Tax:	$528,000	$66,000	N/A	3rd Most Recent Occupancy:	97.3% (12/31/2013)
Insurance:	$51,372	$8,859	N/A	Appraised Value (as of):	$28,730,000 (4/30/2015)
Recurring Replacements:	$0	$6,000	N/A	Cut-off Date LTV Ratio:	73.6%
				Maturity Date LTV Ratio:	65.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,150,000	100.0%	Loan Payoff:	$14,010,456	66.2%
			Reserves:	$579,372	2.7%
			Closing Costs:	$406,918	1.9%
			Return of Equity:	$6,153,254	29.1%
Total Sources:	$21,150,000	100.0%	Total Uses:	$21,150,000	100.0%

The Mortgage Loan. The eleventh largest mortgage loan (the “Landmark at City Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,150,000 secured by a first priority fee mortgage encumbering a garden style multifamily property with a total of 288 apartments in Houston, TX (the “Landmark at City Park Property”). The proceeds of the Landmark at City Park Mortgage Loan were used to refinance a prior loan of approximately $14,010,456, fund reserves, pay closing costs and return equity to the Landmark at City Park Borrower. The previous loan secured by the Landmark at City Park Property was included in the FREMF 2011-K702 securitization trust.

The Borrower and the Sponsor. The borrower is Landmark at City Park, LLC (the “Landmark at City Park Borrower”), a recycled special-purpose Mississippi limited liability company with one independent director. The Landmark at City Park Borrower is partially owned and controlled by Michael E. Johnson, the nonrecourse carve-out guarantor and Manager of Landmark Companies (“Landmark”), a Jackson Mississippi-based real estate development company. Landmark currently operates thirteen multifamily properties in Texas and Mississippi.

The Property. The Landmark at City Park Property consists of 12 three-story apartment buildings containing 288 one- and two-bedroom units with 461 surface parking spaces. Common amenities include a resort-style swimming pool, a fitness center, a conference room, a carwash and vacuum center and a picnic area. The Landmark at City Park Property was constructed in 2008.

The table below summarizes the Landmark at City Park Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)	Avg. Quoted Rent	Market Rent
1BR/1BA	168	826	$965	$965
2BR/2BA	24	1,156	$1,230	$1,230
2BR/2BA	96	1,172	$1,310	$1,310
Total/Wtd. Avg.	288	969	$1,102	$1,102

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C26	Landmark at City Park

The Market. The Landmark at City Park Property is located in the City Park master planned community of Houston, Harris County, Texas, approximately 15 miles south of the Houston central business district, within the Highway 288/ South submarket. As of March 31, 2015, the submarket contained approximately 4,760 Class A apartment units with an average 92.9% occupancy level. There are three apartment complexes totaling approximately 880 units currently under construction in the submarket. There is one property proposed with 300 expected units.

Comparable rental properties to the Landmark at City Park Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Average Units Size (SF)	Average Monthly Rent per Unit
Carroll at Shadow Creek Ranch 12400 Shadow Creek Parkway Pearland, TX	360	410,656	2010	96%	1,141	$1,411
SouthWind 9720 Broadway Pearland, TX	312	302,172	2003	86%	969	$1,270
Stonebridge at City Park 11800 City Park Central Lane Houston, TX	240	211,288	2004	96%	880	$1,078
Villas at Shadow Creek I 2200 Business Center Drive Pearland, TX	296	327,478	2005	98%	1,106	$1,324
Villas @ Shadow Creek Ranch 2020 Business Center Drive Pearland, TX	264	284,460	2007	99%	1,078	$1,279
Villas at Coronado 9111 Lakes at 610 Drive Houston, TX	344	281,768	2004	96%	819	$1,227

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Landmark at City Park Property:

Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW per Unit
Base Rent	$3,049,299	$3,102,652	$3,238,621	$3,393,935	$3,457,373	$3,567,780	$12,388
Total Recoveries	$0	$0	$0	$0	$0	$0	$0
Other Income	$206,232	$209,624	$228,016	$244,578	$250,876	$250,876	$871
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	($396,922)	($337,545)	($185,978)	($163,315)	($154,150)	($214,067)	($743)
Effective Gross Income	$2,858,610	$2,974,731	$3,280,659	$3,475,199	$3,554,099	$3,604,589	$12,516
Total Expenses	$1,397,947	$1,465,517	$1,662,317	$1,695,643	$1,672,940	$1,849,083	$6,420
Net Operating Income	$1,460,663	$1,509,214	$1,618,342	$1,779,556	$1,881,159	$1,755,506	$6,096
Capital Expenditures	$0	$0	$0	$0	$0	$72,000	$250
Net Cash Flow	$1,460,663	$1,509,214	$1,618,342	$1,779,556	$1,881,159	$1,683,506	$5,846

Occupancy %(1)	94.3%	93.8%	97.3%	97.9%	98.0%	94.0%
NOI DSCR	1.15x	1.19x	1.28x	1.40x	1.48x	1.39x
NCF DSCR	1.15x	1.19x	1.28x	1.40x	1.48x	1.33x
NOI Debt Yield	6.9%	7.1%	7.7%	8.4%	8.9%	8.3%
NCF Debt Yield	6.9%	7.1%	7.7%	8.4%	8.9%	8.0%

(1)	Historical Occupancy figures are based on annual economic occupancy rates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSBAM 2015-C26	West Oaks Landing Apartments

Mortgage Loan No. 12 – West Oaks Landing Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,500,000			Location:	Houston, TX 77082
Cut-off Date Balance:	$19,423,731			General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Eugene Ning; Tom Huang; Scott Hu			Year Built/Renovated:	1984/2014
Mortgage Rate:	4.250%			Size:	464 Units
Note Date:	7/9/2015			Cut-off Date Balance per Unit:	$41,861
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$33,770
Maturity Date:	8/1/2025			Property Manager:	GPI Real Estate Management (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,794,983
Seasoning:	3 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	11.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.46x
Additional Debt Type:	N/A			Most Recent NOI:	$1,839,838 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,658,621 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,264,374 (4/30/2013 TTM)
Reserves				Most Recent Occupancy:	94.6% (6/17/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.4% (12/31/2014)
RE Tax:	$303,543	$39,840	N/A	3rd Most Recent Occupancy:	90.8% (4/30/2013 TTM)
Insurance:	$0	$15,022	N/A	Appraised Value (as of):	$26,200,000 (5/12/2015)
Deferred Maintenance:	$22,500	$0	N/A	Cut-off Date LTV Ratio:	74.1%
Recurring Replacements:	$0	$9,667	N/A	Maturity Date LTV Ratio:	59.8%
Other:	$1,875	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	73.0%	Purchase Price:	$26,000,000	97.3%
Borrower Equity:	$6,676,571	25.0%	Reserves:	$327,918	1.2%
Seller Credits(1):	$545,192	2.0%	Closing Costs:	$393,845	1.5%
Total Sources:	$26,721,764	100.0%	Total Uses:	$26,721,764	100.0%

(1)	Seller Credits include property tax and rent/income pro-rations, security deposits, prepaid rents, and a credit for a gate repair.

The Mortgage Loan. The twelfth largest mortgage loan (the “West Oaks Landing Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 secured by a first priority fee mortgage encumbering a garden style multifamily property with a total of 464 apartments in Houston, TX (the “West Oaks Landing Apartments Property”). The proceeds of the West Oaks Landing Apartments Mortgage Loan were used to acquire the West Oaks Landing Apartments Property for a purchase price of approximately $26,000,000.

The Borrower and the Sponsor. The borrower is GPI West Oaks II, LP (the “West Oaks Landing Apartments Borrower”), a special purpose Texas limited partnership with no independent director. The West Oaks Landing Apartments Borrower is partially owned and controlled by Eugene Ning, Tom Huang and Scott Hu, the nonrecourse carve-out guarantors and principals of GPI Investment LLC.

The Property. The West Oaks Landing Apartments Property consists of 27 two- and three-story apartment buildings containing 464 one- and two-bedroom units with 747 surface and carport parking spaces. Common amenities include two swimming pools, a lighted tennis court, BBQ grills, two clubhouses, a business center, a fitness center, three laundry facilities, covered parking and gated access. The West Oaks Landing Apartments Property was constructed in 1984. From 2013 to 2015, the West Oaks Landing Apartments Property went through an approximately $1.7 million general renovation project.

The table below summarizes the West Oaks Landing Apartments Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)	Avg. Rent per Month
1BR/1BA	272	646	$723
2BR/1&2BA	192	978	$938
Total/Wtd. Avg.	464	783	$812

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

MSBAM 2015-C26	West Oaks Landing Apartments

The Market. The West Oaks Landing Apartments Property is located in Houston, Harris County, Texas, approximately 16 miles west of downtown Houston within the Far West Houston submarket. As of March 31, 2015, the submarket had approximately 28,599 apartment units, an average occupancy rate of 94.4%, and average monthly rents of $1,000.

Comparable rental properties to the West Oaks Landing Apartments Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Unit Type	No. of Units	Avg. Unit Size (SF)	Monthly Rent per Unit
Cape Colony 15035 Westpark Drive Houston, Texas 77082	132	124,720	1985	95%	1BR 2BR	72 60	785-835 1,035-1,170	$830-$845 $990-$1,109
Savannah Place I & II 3003 Windchase Boulevard Houston, Texas 77082	151	131,368	1984	93%	1BR 2BR	83 68	646-850 923-1,044	$755-$919 $974-$1,074
Vanderbilt Court 12630 Ashford Point Drive Houston, Texas 77082	164	137,106	1983	98%	EFF 1BR 2BR	20 48 96	475 656-715 947-1,009	$575 $705-$755 $785-$950
Woodbridge Crossings 14500 Empanada Drive Houston, Texas 77083	384	328,272	1984	85%	1BR 2BR 3BR	240 116 28	594-833 977-1,061 1,275-1,295	$650-$740 $900-$925 $1,099-$1,150
Arcadia at Westheimer(1) 2503 Panagard Drive Houston, Texas 77082	404	362,150	1980	90%	1BR 2BR 3BR	200 132 72	670-891 933-1,114 1,064-1,086	$733-$810 $845-$910 $955-$1,055
Windchase Hamlet 3233 Windchase Boulevard Houston, Texas 77082	200	146,280	1983	98%	1BR 2BR	112 88	551-675 809-943	$659-$749 $829-$940

Source: Appraisal

(1)	The Arcadia at Westheimer Property is owned by an affiliate of the West Oaks Landing Apartments Borrower.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the West Oaks Landing Apartments Property:

Cash Flow Analysis(1)(2)
	2011	2012	4/30/2013 TTM	2014	4/30/2015 TTM	UW	UW per Unit
Base Rent	N/A	N/A	$3,394,102	$4,025,335	$4,197,516	$4,431,852	$9,551.41
Total Recoveries	N/A	N/A	$0	$0	$0	$0	$0.00
Other Income	N/A	N/A	$418,734	$417,261	$420,008	$375,000	$808.19
Discounts Concessions	N/A	N/A	($199,472)	($40,641)	($59,230)	($102,449)	($220.79)
Less Vacancy & Credit Loss	N/A	N/A	($422,083)	($532,461)	($505,711)	($576,141)	($1,241.68)
Effective Gross Income	N/A	N/A	$3,191,281	$3,869,494	$4,052,583	$4,128,262	$8,897.12
Total Operating Expenses	N/A	N/A	$1,926,907	$2,210,874	$2,212,745	$2,333,279	$5,028.62
Net Operating Income	N/A	N/A	$1,264,374	$1,658,621	$1,839,838	$1,794,983	$3,868.50
Capital Expenditures	N/A	N/A	$0	$0	$0	$116,000	$250.00
Net Cash Flow	N/A	N/A	$1,264,374	$1,658,621	$1,839,838	$1,678,983	$3,618.50

Occupancy %	N/A	N/A	90.8%	91.4%	91.1%	87.0%
NOI DSCR	N/A	N/A	1.10x	1.44x	1.60x	1.56x
NCF DSCR	N/A	N/A	1.10x	1.44x	1.60x	1.46x
NOI Debt Yield	N/A	N/A	6.5%	8.5%	9.5%	9.2%
NCF Debt Yield	N/A	N/A	6.5%	8.5%	9.5%	8.6%

(1)	Historical Occupancy figures are based on annual economic occupancy rates. Prior operating history is not available, as the previous owner of the West Oaks Landing Apartments Property purchased the West Oaks Landing Apartments Property in 2013.

(2)	The 4/30/2013 TTM and 2014 operating statements reflected approximately $775,770 and $1,083,955, respectively, in capital improvements, much of which were related to the renovations that occurred between 2013 and 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSBAM 2015-C26	Columbus Self Storage Portfolio

Mortgage Loan No. 13 – Columbus Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information(1)
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance:	$19,250,000			Location:	Various, Ohio
Cut-off Date Balance:	$19,250,000			General Property Type:	Self Storage
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Self Storage
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Kurt E. O’Brien			Year Built/Renovated:	Various
Mortgage Rate:	4.603%			Size:	302,390 SF
Note Date:	9/22/2015			Cut-off Date Balance per Unit:	$64
First Payment Date:	11/6/2015			Maturity Date Balance per Unit:	$58
Maturity Date:	10/6/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	360 months			UW NOI:	$1,689,657
IO Period:	60 months			UW NOI Debt Yield:	8.8%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.6%
Prepayment Provisions:	LO (25); DEF (89); O (6)			UW NCF DSCR:	1.85x (IO) 1.40x (P&I)
Lockbox/Cash Mgmt Status:	None			Most Recent NOI:	$1,709,887 (7/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,600,229 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,392,859 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	91.4% (9/13/2015)
Reserves				2nd Most Recent Occupancy:	87.3% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	84.8% (12/31/2013)
RE Tax:	$120,377	$26,573	N/A	Appraised Value (as of):	$27,100,000 (September 2015)
Insurance:	$20,352	$2,261	N/A	Cut-off Date LTV Ratio:	71.0%
Deferred Maintenance:	$189,188	$0	N/A	Maturity Date LTV Ratio:	65.2%
Recurring Replacements:	$210,812	$2,520	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,250,000	74.4%	Purchase Price:	$24,700,000	95.4%
Sponsor Equity:	$6,635,129	25.6%	Closing Costs:	$644,400	2.5%
			Reserves:	$540,729	2.1%
Total Sources:	$25,885,129	100.0%	Total Uses:	$25,885,129	100.0%

(1)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to all four self-storage properties that comprise the Columbus Self Storage Portfolio Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Columbus Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,250,000 secured by first priority fee mortgages encumbering four self storage properties in Ohio (collectively, the “Columbus Self Storage Portfolio Property”). A previous loan secured by the Tussing Road Self Storage property was included in the COMM 2013-CR7 securitization trust. The proceeds of the Columbus Self Storage Portfolio Mortgage Loan were primarily used to acquire the Columbus Self Storage Portfolio Property, pay closing costs and fund reserves.

The Borrower and the Sponsor. The borrower is, collectively, SS Columbus Fisher Road, LLC, SS Gahanna, LLC, SS Powell, LLC and SS Reynoldsburg, LLC, each a Delaware limited liability company. Kurt E. O’Brien is the loan sponsor and nonrecourse carve-out guarantor. Kurt E. O’Brien is the CEO of Simply Self Storage. Simply Self Storage acquired the Columbus Self Storage Portfolio Property in partnership with Paragon Outcomes Management, a registered investment adviser, which owns equity in the Columbus Self Storage Portfolio borrower. Simply Self Storage was established in 2004 and operates over 170 self-storage facilities totaling more than 9 million SF.

The Property. The Columbus Self Storage Portfolio Property consists of four self-storage properties totaling 302,390 SF. The Columbus Self Storage Portfolio Property was built between 1992 and 2005 and has a weighted average occupancy rate of 91.4% as of September 13, 2015. The Columbus Self Storage Portfolio Property is located in Gahanna, Powell, Columbus and Reynoldsburg, Ohio.

Taylor Station Self Storage is a 89,350 SF self-storage property located in Gahanna, Ohio. Taylor Station Self Storage has 622 storage units, 23% of which are climate-controlled. Golf Village Self Storage is a 69,640 SF self-storage property located in Powell, Ohio. Golf Village Self Storage has 444 storage units, 30% of which are climate-controlled. Fisher Road Self Storage is a 76,325 SF self-storage property located in Columbus, Ohio. Fisher Road Self Storage has 490 storage units, 16% of which are climate-controlled. Tussing Road Self Storage is a 67,075 SF self-storage property located in Reynoldsburg, Ohio. Tussing Road Self Storage has 490 storage units, 14% of which are climate-controlled.

The Columbus Self Storage Portfolio Mortgage Loan documents permit the construction and development of additional self-storage buildings at the Taylor Station Self Storage and Golf Village Self Storage mortgaged properties, subject to certain conditions, including (i) the borrower’s deposit of an amount equal to 115% of the budgeted costs for such construction and development, (ii) delivery of written approval by all applicable zoning boards,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

MSBAM 2015-C26	Columbus Self Storage Portfolio

planning commissions or any other governmental authority required to commence such construction and development and (iii) the related guarantor’s execution of a payment and completion guaranty.

The table below summarizes the details of the four properties comprising the Columbus Self Storage Portfolio Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	No. of Units	Area (SF)	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF
Taylor Station Self Storage	$6,160,000	32.0%	Gahanna, OH	622	89,350	2002/N/A	87.2%	$8,700,000	$532,730
Golf Village Self Storage	$5,005,000	26.0%	Powell, OH	444	69,640	2005/2013	95.6%	$6,600,000	$395,910
Fisher Road Self Storage	$4,235,000	22.0%	Columbus, OH	490	76,325	2000/N/A	90.0%	$6,100,000	$373,127
Tussing Road Self Storage	$3,850,000	20.0%	Reynoldsburg, OH	490	67,075	1992/N/A	93.9%	$5,700,000	$357,650
Total/Wtd. Avg.	$19,250,000	100.0%		2,046	302,390		91.4%	$27,100,000	$1,659,417

The Market. The Columbus Self Storage Portfolio Property consists of four properties in four cities in Ohio. Below is a summary of the related markets:

Market Summary
		2015 Population
Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy Rate
Taylor Station Self Storage	Gahanna, OH	2,091	65,168	199,104	90.2%
Golf Village Self Storage	Powell, OH	2,820	24,186	72,419	93.9%
Fisher Road Self Storage	Columbus, OH	2,981	91,307	226,144	89.2%
Tussing Road Self Storage	Reynoldsburg, OH	13,049	87,048	196,189	92.3%

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbus Self Storage Portfolio Property:

Cash Flow Analysis
	2011	2012	2013	2014	7/31/2015 TTM	UW	UW per Unit
Base Rent	N/A	$1,939,995	$2,182,693	$2,408,745	$2,499,130	$2,945,925	$9.60
Total Recoveries	N/A	$0	$0	$0	$0	$0	$0.00
Other Income(1)	N/A	$122,799	$149,581	$160,673	$166,444	$166,444	$0.54
Discounts Concessions	N/A	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($446,795)	($1.46)
Effective Gross Income	N/A	$2,062,794	$2,332,274	$2,569,418	$2,665,574	$2,665,574	$8.68
Total Operating Expenses	N/A	$865,553	$939,415	$969,189	$955,687	$975,917	$3.18
Net Operating Income	N/A	$1,197,240	$1,392,859	$1,600,229	$1,709,887	$1,689,657	$5.50
Capital Expenditures	N/A	$0	$0	$0	$0	$30,240	$0.10
Net Cash Flow	N/A	$1,197,240	$1,392,859	$1,600,229	$1,709,887	$1,659,417	$5.41

Occupancy %	N/A	81.1%	84.8%	87.3%	91.4%(2)	84.8%
NOI DSCR	N/A	1.01x	1.18x	1.35x	1.44x	1.43x
NCF DSCR	N/A	1.01x	1.18x	1.35x	1.44x	1.40x
NOI Debt Yield	N/A	6.2%	7.2%	8.3%	8.9%	8.8%
NCF Debt Yield	N/A	6.2%	7.2%	8.3%	8.9%	8.6%

(1)	Other Income consists primarily of fee income, tenant insurance and truck rental income.

(2)	The 7/31/2015 TTM Occupancy % is based on the 9/13/2015 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

MSBAM 2015-C26	Compass Bank Plaza & Silver Square

Mortgage Loan No. 14 – Compass Bank Plaza & Silver Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio(1):	Portfolio
Original Balance:	$18,000,000			Location:	Albuquerque, NM 87102
Cut-off Date Balance:	$18,000,000			General Property Type:	Office
% of Initial Pool Balance:	1.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting(2):	Fee & Leasehold
Sponsor:	Joseph Edmonds			Year Built/Renovated(1):	Various/Various
Mortgage Rate:	4.685%			Size(1):	345,212 SF
Note Date:	10/16/2015			Cut-off Date Balance per Unit:	$52
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$43
Maturity Date:	11/1/2025			Property Manager:	Lotus Office Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,120,141
Seasoning:	0 months			UW NOI Debt Yield:	17.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	21.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.51x
Additional Debt Type:	N/A			Most Recent NOI:	$3,071,721 (7/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,001,713 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,679,039 (12/31/2013)
Reserves				Most Recent Occupancy(1):	87.8% (9/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	82.9% (12/31/2014)
RE Tax:	$161,629	$20,204	N/A	3rd Most Recent Occupancy(1):	78.4% (12/31/2013)
Insurance:	$55,166	$6,130	N/A	Appraised Value (as of)(1):	$27,500,000 (8/19/2015)
Deferred Maintenance:	$14,250	$0	N/A	Cut-off Date LTV Ratio:	65.5%
Recurring Replacements:	$0	$7,079	N/A	Maturity Date LTV Ratio:	53.4%
TI/LC:	$100,000	$25,000	$550,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,000,000	94.3%	Loan Payoff:	$18,277,834	95.8%
Borrower Equity:	$1,078,717	5.7%	Reserves:	$331,045	1.7%
			Closing Costs:	$469,838	2.5%
Total Sources:	$19,078,717	100.0%	Total Uses:	$19,078,717	100.0%

(1)	The Compass Bank Plaza & Silver Square Property consists of two properties known as Compass Bank Plaza and Silver Square. Compass Bank Plaza was built in 1966 and renovated in 2003, consists of 227,054 SF, was 86.1% leased as of 9/1/2015 and had an appraised value as of 8/19/2015 of $20,000,000. Silver Square was built in 1956 and renovated in 2007, consists of 118,158 SF, was 90.9% leased as of 9/1/2015 and had an appraised value as of 8/19/2015 of $7,500,000. The Most Recent Occupancy figures reflect a weighted average.

(2)	The Compass Bank Plaza & Silver Square Property includes a leasehold interest in a portion of the surface parking lot (representing 56 of the 399 total parking spaces) and a drive-up banking facility (encompassing 0.973 acres of the total 1.946 acre site) for the Compass Bank tenant located on the north side of Compass Bank Plaza.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Compass Bank Plaza & Silver Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 secured by a first priority fee and leasehold mortgage encumbering a 227,054 SF office building in Albuquerque, New Mexico known as Compass Bank Plaza (“Compass Bank Plaza”) and a 118,158 SF office building in Albuquerque, New Mexico known as Silver Square (“Silver Square”) (together, the “Compass Bank Plaza & Silver Square Property”). The proceeds of the Compass Bank Plaza & Silver Square Mortgage Loan were used along with equity from the Compass Bank Plaza & Silver Square Borrower to pay off existing debt, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is 505 Marquette, LLC and 625 Silver, LLC (collectively, the “Compass Bank Plaza & Silver Square Borrower”), two single-purpose Washington limited liability companies. The Compass Bank Plaza & Silver Square Mortgage Loan sponsor and nonrecourse carve-out guarantor is Joseph Edmonds. Joseph Edmonds is the owner of Trident Investments, Inc., a real estate and investment company currently developing and managing commercial properties in the Puget Sound region.

The Property. The Compass Bank Plaza & Silver Square Property is comprised of Compass Bank Plaza and Silver Square, located approximately 0.4 miles from each other, which both serve as collateral for the Compass Bank Plaza & Silver Square Mortgage Loan and are described below.

Compass Bank Plaza. Compass Bank Plaza, located at 505 Marquette Avenue Northwest, Albuquerque, New Mexico, is a Class “C+” 18-story, 227,054 SF office building built in 1966 and renovated in 2003. As of September 1, 2015, Compass Bank Plaza was 86.1% leased to 32 tenants. The largest tenant, NM Public Defenders Department (60,051 SF, 26.4% of NRA, 32.1% of underwritten base rent), is under a lease expiring in June 2022 with no extension options. NM Public Defenders Department, an agency of the State of New Mexico that provides legal services, has been in occupancy for over eight years. The second largest tenant, Water Utility Authority (18,504 SF, 8.1% of NRA, 8.0% of underwritten base rent), is under a lease expiring in June 2016 with no extension options, and is a provider of water and wastewater services to the greater Albuquerque metropolitan area. The third largest

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

MSBAM 2015-C26	Compass Bank Plaza & Silver Square

tenant, Compass Bank (12,418 SF, 5.5% of NRA, 8.3% of underwritten base rent), is under a lease expiring in August 2019 with one five-year extension option, and is a wholly owned subsidiary of BBVA (NYSE: BBVA).

Compass Bank Plaza is located at the western edge of the central business district (“CBD”) of downtown Albuquerque. Compass Bank Plaza is approximately 1.7 miles southwest of the intersection of Interstate 40 and interstate 25, commonly known as “The Big I.” Also, located approximately one block north of Compass Bank Plaza, is the City’s Courthouse district. The district is named for the three major courthouses all located within a four-block radius, Pete V. Domenici United States Courthouse, Bernalillo County Courthouse and New Mexico Metropolitan Courthouse.

The 2015 estimated population within a one-, three- and five mile radius is 12,915, 95,716 and 248,219, respectively. The 2015 estimated average household income within a one-, three- and five mile radius is $48,316, $52,310 and $53,278, respectively.

The following table presents a summary regarding major tenants at Compass Bank Plaza:

Compass Bank Plaza Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
NM Public Defenders Department	NR/Aaa/AA+	60,051	26%	$992,079	32%	$16.52	6/30/2022
Water Utility Authority	NR/Aa2/AA+	18,504	8%	$246,289	8%	$13.31	6/30/2016
Compass Bank	A-/Baa1/BBB+	12,418	5%	$257,674	8%	$20.75	8/31/2019
Windstream	BB/B1/B	10,819	5%	$167,695	5%	$15.50	5/31/2020
Keller & Keller	NR/NR/NR	9,000	4%	$130,500	4%	$14.50	10/31/2022
Subtotal/Wtd. Avg.		110,792	49%	$1,794,236	58%	$16.19
Other Tenants		69,715	31%	$1,299,167	42%	$18.64
Vacant Space		46,547	21%	$0	0%	$0.00
Total/Wtd. Avg.		227,054	100%	$3,093,403	100%	$17.14

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

Silver Square. Silver Square, located at 625 Silver Avenue Southwest, Albuquerque, New Mexico, is a Class “C+” four-story, 118,158 SF office building built in 1956 and renovated in 2007. As of September 1, 2015, Compass Bank Plaza was 90.9% leased to 16 tenants. The largest tenant, the City of Albuquerque (31,554 SF, 26.7% of NRA, 32.3% of underwritten base rent), is under a lease expiring in June 2017 with no extension options and has the right to terminate the lease upon 120 days’ prior written notice and payment of three months’ rent. The City of Albuquerque uses this space for its family advocacy center and has been in occupancy for over eight years. The second largest tenant, Aging and Long Term Services (21,482 SF, 18.2% of NRA, 21.2% of underwritten base rent), is under a lease expiring in January 2019 with no extension options. Aging and Long Term Services, an agency of the State of New Mexico that provides services to the older Albuquerque population, has been in occupancy for over 16 years. The third largest tenant, Developmentally Disabled Planning Council (11,249 SF, 9.5% of NRA, 9.9% of underwritten base rent), is under a lease expiring in September 2023 with no extension options. Developmentally Disabled Planning Council is an agency of the State of New Mexico that provides services to the Albuquerque population with developmental disabilities.

Silver Square is located at the southwestern edge of the downtown Albuquerque CBD and is approximately 2.1 miles southwest of the “The Big I.” In addition, Alvarado Transportation Center Downtown, the center of public transit in the city, is located less than a mile from the Silver Square property.

The 2015 estimated population within a one-, three- and five mile radius is 13,250, 95,039 and 253,777, respectively. The 2015 estimated average household income within a one-, three- and five mile radius is $48,676, $50,005 and $52,651, respectively.

The following table presents a summary regarding major tenants at Silver Square:

Silver Square Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
City of Albuquerque	AA+/Aa1/AAA	31,554	27%	$551,879	32%	$17.49	6/30/2017
Aging and Long Term Services	NR/Aaa/AA+	21,482	18%	$362,783	21%	$16.89	1/14/2019
Developmentally Disabled Planning Council	NR/Aaa/AA+	11,249	10%	$168,576	10%	$14.99	9/30/2023
Envision New Mexico	NR/NR/NR	5,987	5%	$84,159	5%	$14.06	7/31/2016
Am Votes/CCP/ProgressNM	NR/NR/NR	5,792	5%	$81,088	5%	$14.00	6/30/2016
Subtotal/Wtd. Avg.		76,064	64%	$1,248,485	73%	$16.41

Other Tenants		31,308	26%	$460,370	27%	$14.70
Vacant Space		10,786	9%	$0	0%	$0.00
Total/Wtd. Avg.		118,158	100%	$1,708,855	100%	$15.92

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

MSBAM 2015-C26	Compass Bank Plaza & Silver Square

The following table presents certain information relating to the lease rollover schedule at the Compass Bank Plaza & Silver Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	4	4,270	$13.85	1%	1%	$59,125	1%	1%
2015	3	2,952	$14.39	1%	2%	$42,482	1%	2%
2016	11	36,074	$15.53	10%	13%	$560,201	12%	14%
2017	10	51,915	$17.41	15%	28%	$903,986	19%	33%
2018	2	8,957	$15.25	3%	30%	$136,577	3%	35%
2019	9	46,947	$17.80	14%	44%	$835,470	17%	53%
2020	9	23,838	$17.71	7%	51%	$422,211	9%	62%
2021	0	0	$0.00	0%	51%	$0	0%	62%
2022	4	73,220	$16.58	21%	72%	$1,213,827	25%	87%
2023	3	23,849	$16.15	7%	79%	$385,218	8%	95%
2024	2	13,338	$14.83	4%	83%	$197,820	4%	99%
2025	1	2,519	$18.00	1%	83%	$45,342	1%	100%
2026 & Beyond	0	0	$0.00	0%	83%	$0	0%	100%
Vacant	0	57,333	$0.00	17%	100%	$0	0%	100%
Total/Wtd. Avg.	58	345,212	$16.68	100%		$4,802,258	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Compass Bank Plaza & Silver Square Property is located in the Downtown submarket of Albuquerque, New Mexico. Albuquerque is located in Bernalillo County and is the largest city in New Mexico. As of the second quarter of 2015, Downtown Albuquerque office submarket has inventory of approximately 7.8 million SF with vacancy of 10.9% and an average rental rate of $14.95 PSF. According to the appraiser, there is currently no new office construction in the submarket.

The following table presents recent leasing data at five competitive properties to the Compass Bank Plaza & Silver Square Property:

Comparable Leases Summary
Property Name/Location	Year Built	Overall Occ.	Building Class	NRA (SF)	Tenant Name	Lease Start Date	Lease Size (SF)	Lease Term (Mos.)	Annual Base Rent (PSF)
First Plaza Galleria 20-40 First Plaza Northwest Albuquerque, NM	1972	79%	B-	317,295	NAV NAV	Nov-14 Nov-14	12,860 41,195	36 60	$17.50 $17.50
Bank of America Centre 500 4th Street Northwest & 303 Roma Avenue Northwest Albuquerque, NM	1974	65%	B-	227,537	NAV NAV Citadel Broadcasting Co.	Aug-15 Aug-15 Dec-14	2,550 10,107 13,102	60 60 60	$13.50 $12.50 $16.50
Simms Building 400 Gold Avenue Southwest Albuquerque, NM	1954	46%	C+	113,041	NAV Café Bien Restaurant RMKM Architecture LULAC	Aug-15 Jul-13 Jul-12 Dec-11	2,439 2,342 5,082 1,400	60 36 36 36	$13.00 $12.30 $12.75 $12.00
Gold Building 320 Gold Avenue Southwest Albuquerque, NM	1962	79%	C+	107,887	NAV KEMA, Inc. NAV Mazel and Associates	Sep-15 Apr-15 Feb-15 May-13	1,005 3,272 1,260 3,145	36 36 16 64	$13.50 $12.83 $13.00 $12.00
7 Broadway Place 707 Broadway Boulevard Northeast Albuquerque, NM	1986	70%	C	71,082	Small Steps Counseling Open Skies Healthcare	Oct-14 Feb-14	4,567 20,320	62 60	$13.00 $12.50

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

MSBAM 2015-C26	Compass Bank Plaza & Silver Square

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Compass Bank Plaza & Silver Square Property:

Cash Flow Analysis
	2011	2012	2013	2014	7/31/2015 TTM	UW	UW PSF
Base Rent(1)	$4,143,078	$4,122,963	$4,204,499	$4,585,486	$4,752,115	$5,658,915	$16.39
Total Recoveries	$96,830	$116,650	$180,523	$159,269	$201,408	$150,116	$0.43
Other Income(2)	$116,390	$117,902	$119,379	$131,777	$172,207	$175,847	$0.51
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($841,195)	(14.5%)
Effective Gross Income	$4,356,298	$4,357,515	$4,504,401	$4,876,532	$5,125,730	$5,143,683	$14.90
Total Operating Expenses	$1,782,356	$1,808,328	$1,825,362	$1,874,819	$2,054,009	$2,023,542	$5.86
Net Operating Income	$2,573,942	$2,549,187	$2,679,039	$3,001,713	$3,071,721	$3,120,141	$9.04
Capital Expenditures	$0	$0	$0	$0	$0	$86,303	$0.25
TI/LC	$0	$0	$0	$0	$0	$225,728	$0.65
Net Cash Flow	$2,573,942	$2,549,187	$2,679,039	$3,001,713	$3,071,721	$2,808,110	$8.13

Occupancy %	71.7%	69.8%	78.4%	82.9%	87.8%(3)	85.5%
NOI DSCR	2.30x	2.28x	2.40x	2.68x	2.75x	2.79x
NCF DSCR	2.30x	2.28x	2.40x	2.68x	2.75x	2.51x
NOI Debt Yield	14.3%	14.2%	14.9%	16.7%	17.1%	17.3%
NCF Debt Yield	14.3%	14.2%	14.9%	16.7%	17.1%	15.6%

(1)	Historical Base Rent is net of vacancy. Contractual rent steps through September 2016, totaling approximately $85,419, are underwritten.

(2)	Other Income consists primarily of parking income and other miscellaneous items.

(3)	Based on rent rolls dated September 1, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

MSBAM 2015-C26	Stoney Park Place Apartments

Mortgage Loan No. 15 – Stoney Park Place Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$17,550,000			Location:	Shelby Township, MI 48316
Cut-off Date Balance:	$17,550,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Vince Castellana; Josephine Mauro			Year Built/Renovated:	2002/N/A
Mortgage Rate:	4.805%			Size:	150 Units
Note Date:	9/18/2015			Cut-off Date Balance per Unit:	$117,000
First Payment Date:	11/1/2015			Maturity Date Balance per Unit:	$103,333
Maturity Date:	10/1/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,570,187
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.79x (IO) 1.39x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,642,203 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,456,706 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,408,569 (12/31/2013)
				Most Recent Occupancy:	92.7% (9/30/2015)
Reserves				2nd Most Recent Occupancy:	89.3% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.3% (12/31/2013)
RE Tax:	$36,928	$12,309	N/A	Appraised Value (as of):	$23,400,000 (6/16/2015)
Insurance:	$23,566	$3,928	N/A	Cut-off Date LTV Ratio:	75.0%
Recurring Replacements:	$0	$4,288	N/A	Maturity Date LTV Ratio:	66.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,550,000	100.0%	Loan Payoff:	$13,215,344	75.3%
			Reserves:	$60,494	0.3%
			Closing Costs:	$292,668	1.7%
			Return of Equity:	$3,981,494	22.7%
Total Sources:	$17,550,000	100.0%	Total Uses:	$17,550,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Stoney Park Place Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,550,000 secured by a first priority fee mortgage encumbering a 150-unit garden-style apartment community in Shelby Township, Michigan known as Stoney Park Place Apartments (the “Stoney Park Place Apartments Property”). The proceeds of the Stoney Park Place Apartments Mortgage Loan were used to defease the previous loan which was securitized in the MLCFC 2007-5 securitization, fund reserves, pay closing costs and return equity to the Stoney Park Place Apartments Borrower.

The Borrower and Sponsors. The borrower is Stoney Park Place, LLC, a single-purpose Michigan limited liability company (the “Stoney Park Place Apartments Borrower”). The Stoney Park Place Apartments Mortgage Loan sponsors and nonrecourse carve-out guarantors are Vince Castellana and Josephine Mauro. Vince Castellana and Josephine Mauro are siblings that collectively own several commercial properties in Michigan including two retail properties, an office property and several parcels of land.

The Property. The Stoney Park Place Apartments Property, located at 56114 Stoney Place Drive, Shelby Township, Michigan, is a 150-unit Class “A” garden-style apartment community built by the sponsors in 2002 that as of September 30, 2015 was 92.7% occupied. The units are allocated across 15 two-story buildings and one clubhouse. Each unit includes a private entrance, an attached garage, in-unit washer/dryer, ceramic tile in the kitchen and bathroom, a private patio/balcony and electric fireplaces. Common amenities include an expansive clubhouse with adjacent in-ground pool and hot tub, sauna, fitness center, billiards room and business center. The Stoney Park Place Apartments Property includes 150 garage and 193 lined parking spaces (2.3 spaces/unit).

The Stoney Park Place Apartments Property is located on the west side of Mound Road, south of 26 Mile Road in Shelby Township, approximately 25 miles north of downtown Detroit. Situated approximately five miles southeast of the Stoney Park Place Apartments Property is Lakeside Mall, a regional mall anchored by Macy’s, Lord & Taylor and Sears. In addition, Partridge Creek, a lifestyle mall, is situated southeast of the Stoney Park Place Apartments Property along Hall Road and is anchored by Nordstrom and Carson’s. The Stoney Park Place Apartments Property is located less than two miles from the local elementary school, middle school and high school. Interstate 94 is located approximately six miles to the east of the Stoney Park Place Apartments Property which provides east-west travel in southern Michigan.

The 2015 estimated population within a one-, three- and five-mile radius was 8,920, 52,653 and 122,230, respectively. The 2015 estimated median household income within a one-, three- and five-mile radius was $64,871; $74,355 and $72,899, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

MSBAM 2015-C26	Stoney Park Place Apartments

The table below shows the apartment unit mix at Stoney Park Place Apartments:

Stoney Park Place Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total	SF	Total SF
1 Bedroom/1 Bath	30	20.0%	932	27,960
2 Bedroom/2 Bath	30	20.0%	1,255	37,650
2 Bedroom/2 Bath	30	20.0%	1,250	37,500
2 Bedroom/2 Bath	30	20.0%	1,315	39,450
3 Bedroom/2.5 Bath	30	20.0%	1,525	45,750
Total/Avg.	150	100.0%	1,255	188,310

Source: Appraisal

Comparable rental properties to the Stoney Park Place Apartments Property are shown in the table below:

Competitive Property Summary
Property Name	Location	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
Annsbury North Place Apartments	8245 West Annsbury Circle, Shelby Township	100	98%	2002	1,289	$1,313
The Apartments at Kirkway	8891 Christopher Street, Washington Township	178	98%	2005	1,456	$1,557
The Enclave Apartments	8442 Stanford North, Washington Township	202	97%	1998	850	$1,005
Shelby Woods North Apartments	49079 North Woods, Shelby Township	135	99%	2012	1,368	$1,368
Ashford Apartments	48377 Commonview, Shelby Township	180	97%	2011	1,443	$1,403
The Preserves Apartments	3737 Cherry Creek Lane, Sterling Heights	332	97%	2003	1,335	$1,430
Cider Mill Village Apartments	1515 Goldrush, Rochester Hills	339	94%	2004	1,596	$1,655
Village Green of Rochester Hills	1901 Village Green Boulevard, Rochester Hills	263	98%	1998	1,117	$1,356
Total/Avg.		1,729	97%		1,320	$1,412
Stoney Park Place Apartments (Subject)	56114 Stoney Place Drive, Shelby Township	150	93%	2002	1,255	$1,364

Source: Appraisal

The Market. The Stoney Park Place Apartments Property is located within the Macomb County multifamily market. As of the first quarter of 2015, the Macomb County multifamily market has Class “A” vacancy of 1.8% and an 8.25-year average of 4.87%. Demand for all housing types is fueled by population growth as Macomb County has added an average of 4,444 residents per year over the 2010-2015 period. In 2015, there were an estimated 340,790 households in Macomb County, with approximately 24% being renter-occupied. Major employers in Macomb County include General Motors Company (15,578 employees), Chrysler Group LLC (11,985 employees) and the U.S. Government (6,503 employees).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stoney Park Place Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	6/30/2015 TTM		UW	UW per Unit
Base Rent	$1,749,756	$1,861,512	$1,976,963	$1,971,044	$2,295,820		$2,422,643	$16,151
Other Income(1)	$0	$26,851	$38,370	$145,061	$13,655		$13,655	$91
Less Vacancy & Credit Loss	$0	($14,295)	($13,782)	($20,673)	($16,763)		($143,588)	(5.9%)
Effective Gross Income	$1,749,756	$1,874,068	$2,001,551	$2,095,432	$2,292,712		$2,292,710	$15,285
Total Operating Expenses	$561,037	$581,648	$592,982	$638,726	$650,509		$722,523	$4,817
Net Operating Income	$1,188,719	$1,292,420	$1,408,569	$1,456,706	$1,642,203		$1,570,187	$10,468
Capital Expenditures	$0	$7,000	$18,548	$47,443	$63,259		$37,500	$250
Net Cash Flow	$1,188,719	$1,285,420	$1,390,021	$1,409,263	$1,578,944		$1,532,687	$10,218

Occupancy %	N/A	98.0%	93.3%	89.3%	92.7%	(2)	94.1%
NOI DSCR	1.08x	1.17x	1.27x	1.32x	1.49x		1.42x
NCF DSCR	1.08x	1.16x	1.26x	1.27x	1.43x		1.39x
NOI Debt Yield	6.8%	7.4%	8.0%	8.3%	9.4%		8.9%
NCF Debt Yield	6.8%	7.3%	7.9%	8.0%	9.0%		8.7%

(1)	Other Income includes revenues from pet fees, application fees, clubhouse rental and miscellaneous sources. 2014 Other Income includes an accounting reconciliation of approximately $103,677 of prior years’ income.

(2)	Based on a rent roll dated September 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

MSBAM 2015-C26

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